Exhibit 4.28

Execution Copy

INVESTMENT NUMBER 31749

Loan Agreement

between

AMBOW EDUCATION HOLDING LTD.

as Borrower

and

AMBOW EDUCATION CO. LTD.

AMBOW EDUCATION LTD.

AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED

AMBOW EDUCATION (HONG KONG) LIMITED

AMBOW EDUCATION MANAGEMENT LTD.

AMBOW TRAINING MANAGEMENT LIMITED

as Co-Borrowers

and

INTERNATIONAL FINANCE CORPORATION

Dated June 12, 2012

ii

iii

LOAN AGREEMENT

LOAN AGREEMENT (this “Agreement”) dated June 12, 2012, between (1) AMBOW EDUCATION HOLDING LTD., a company organized and existing under the laws of the Cayman Islands (the “Borrower”) and (2) AMBOW EDUCATION CO. LTD., a company organized and existing under the laws of the Cayman Islands, (3) AMBOW EDUCATION LTD., a company organized and existing under the laws of the Cayman Islands, (4) AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1389402, (5) AMBOW EDUCATION (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1195960, (6) AMBOW EDUCATION MANAGEMENT LTD., a company organized and existing under the laws of the Cayman Islands, (7) AMBOW TRAINING MANAGEMENT LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1269002, (each a “Co-Borrower” and, together, the “Co-Borrowers”) and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the PRC (as defined below) (“IFC”).

RECITAL

The Borrower has requested IFC to provide the Loans described in this Agreement to finance the Transaction (as defined below), as set forth in Annex A and IFC is willing to provide such Loans upon the terms and conditions set forth in this Agreement.

ARTICLE I

Definitions and Interpretation

Section 1.01 Definitions. Wherever used in this Agreement, the following terms have the meanings:

“Accounting Standards” means generally accepted accounting principles in the United Stales from time to time or in accordance with International Financial Reporting Standards (IFRS) promulgated by the International Accounting Standards Board (“IASB”) (which include standards and interpretations approved by the IASB and International Accounting Standards issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis, as applicable;

“Action Plan” means the plan or plans developed by the Borrower, which shall be in form and substance satisfactory to IFC, setting out specific social and environmental measures to be undertaken by the Borrower and its Subsidiaries, to enable their respective Operations to comply with the Performance Standards, as such may be amended or supplemented from time to time in accordance with the terms hereof;

“ADS” means Borrower’s American depositary shares, each one representing two Class A Ordinary Shares that arc listed on the New York Stock Exchange;

“ADS Depositary” means Citibank, N.A., as the depositary under the Deposit Agreement;

“ADS Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day for the ADSs of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by applicable U.S. national securities exchange on which the ADSs are traded or otherwise) in the ADSs or in any options contracts or futures contracts relating solely to the ADSs;

“Affiliate” means any Person directly or indirectly controlling, controlled by or under common control with, such Person (for purposes of this definition, “control” means the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise, provided that the direct or indirect ownership of more than 51% of the voting Share Capital of a Person is deemed to constitute control of that Person, and “controlling” and “controlled” have corresponding meanings);

“Ambow Dalian” means Ambow Dalian Education Technology Co., Ltd. (Chinese name:  ( ), a company incorporated in the PRC;

“Ambow Shengying” means Beijing Ambow Shengying Education and Technology Co., Ltd. (Chinese name:), a company incorporated in the PRC;

“Annual Monitoring Report” means the annual monitoring report setting out the specific social, environmental and developmental impact reporting requirements of the Borrower in respect of its and its Subsidiaries’ Operations, as such may be amended or supplemented from time to time in accordance with the terms hereof;

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of the Country, including but not limited to any license, permit or other governmental Authorization, imposing liability or setting standards of conduct concerning any environmental, social, lab our, health and safety or security risks of the type contemplated by the Performance Standards;

“Auditors” means PricewaterhouseCoopers Zhong Tian CPAs Limited or such other firm that the Borrower appoints from time to time as its auditors pursuant to Section 5.01(c) (Auditors);

“Authority” means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal. agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

“Authorization” means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority’ or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents;

“Authorized Representative” means any natural person who is duly authorized by the Borrower or any of the Co-Borrowers, to act on its behalf for the purposes specified in, and whose name and a specimen of whose signature appear on, the Certificate of Incumbency and Authority most recently delivered by the Borrower or any of the Co-Borrowers to IFC;

“Beijing Ambow Online Software Co., Ltd.” means Beijing Ambow Online Software Co., Ltd. (Chinese name:), a company incorporated in the PRC;

“Board of Directors” means the board of directors of the Borrower or any committee thereof authorized to act on behalf of such board of directors;

“Business Day” means a day when banks are open for business in New York, New York and, solely for the purpose of determining the applicable Interest Rate other than pursuant to Section 2.03(d) (ii) (Interest), London. England;

“Calculation Period” means for any calculation, a period of four consecutive quarters most recently ended prior to the event requiring the calculation for which financial statements should have been delivered to IFC pursuant to this Agreement;

“Cayman Co-Borrowers” means Ambow Education Co. Ltd., Ambow Education Ltd. and Ambow Education Management Ltd. or each individually. “Cayman Co-Borrower”;

“Certificate of Incumbency and Authority” means certificate provided to IFC in the form of Schedule 1;

“Change of Control” means any of the following;

(i)            Dr. Jin Huang shall at any time and for any reason fail to own, directly or indirectly, at least 5% of both the economic and voting interests in the Borrower’s issued Share Capital (determined on a fully diluted basis);

(ii)           Dr. Jin Huang shall at any time and for any reason cease to be the chief executive officer of the Borrower;

(iii)          the Borrower shall at any time and for any reason fail to own, directly or indirectly, at least 100% of both the economic and voting interests in the Co-Borrowers, Ambow Dalian or Ambow Shenying (determined on a fully diluted basis);

(iv)          the Borrower shall at any time and for any reason fail to own, directly or indirectly, at least 75%, and, with respect to Applied Technology College (Chinese name:), 70%, of both the economic and voting interests in the Share Capital (determined on a fully diluted basis) of each of its Material Subsidiaries;

(v)           the Board of Directors shall cease to consist of a majority of Continuing Directors; or

(vi)          a “change of control” or similar event shall occur as provided in any other loan or preferred stock documentation relating to any Obligor or any of its Subsidiaries,

except with respect to mergers, consolidations or share acquisitions between Subsidiaries provided that a wholly-owned or wholly-controlled (under VIE Arrangements) Subsidiary is the sole surviving or continuing entity of any such merger, consolidations or share acquisitions;

“Charter” means:

(i)            with respect to the Borrower and each Co-Borrower, its Certificate of Incorporation (including ail Certificates of Incorporation on Change of Name), Memorandum and Articles of Association, latest Business Registration Certificate, register of directors and register of members;

(ii)           with respect to each Material Subsidiary, its latest version of its business license showing the pass of 2010 annual examination, latest version of its articles of association, Organizational Code Certificate, and to the extent applicable, the latest version of its joint venture contract, the approval certificate and approval letter for its establishment and existing issued by the competent commerce authority, and its foreign exchange registration certificate; or

(iii)          with respect to any other Person, the memorandum and articles of association and/or such other constitutive document, howsoever called, of such Person;

“Class A Ordinary Shares” means the ordinary Class A shares, $0.0001 par value per share of the Borrower;

“Closing Sale Price” means the price per ADS on the relevant date, determined: (i) on the basis of the closing sale price per ADS (or if no closing sale price per ADS is reported, the average of the bid and ask prices per ADS or, if more than one in either case, the average of the average bid and the average ask prices per ADS) on such date on the New York Stock Exchange or other U.S. principal national securities exchange on which the ADSs are listed; (ii) if the ADSs are not listed on a U.S. national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (iii) if no such closing price is available, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc.. In the absence of a quotation, the Closing Sale Price shall be such price as the Borrower shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for each such ADS. The Closing Sale Price shall be determined without reference to the extended or after hours trading;

“Coercive Practice” means, subject to the interpretive guidelines contained in Annex J, the impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party;

“Collusive Practice” means, subject to the interpretive guidelines contained in Annex J. an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party;

“Compliance Advisor/Ombudsman” means the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes (also “CAO”);

“Continuing Director” means, with respect to the Borrower, an individual who was serving as a member of the Borrower’s Board of Directors as of the date of this Agreement or whose appointment or election by the Board of Directors or nomination for election by the Borrower’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date of this Agreement or whose election, appointment or nomination for election was previously so approved.

“Consolidated” or “Consolidated Basis” means (with respect to any financial statements to be provided, or any financial calculation to be made, under or for the purposes of this Agreement and any other Transaction Document) the method referred to in Section 1.02(b) (Financial Calculations); and the entities whose accounts are to be consolidated with the accounts of the Borrower are all the Subsidiaries of the Borrower;

“Conversion Date” shall have the meaning set forth in Section 7.01(b) (Exercise of Conversion Rights; Issuance of ADSs on Conversion);

“Conversion Notice” shall have the meaning set forth in Section 7.01(b) (Exercise of Conversion Rights; Issuance of ADSs on Conversion);

“Conversion Price” means the price per share of ADS, which is set at $10.00 per ADS;

“Conversion Rate” means the number of ADSs into which each $1,000 of the Convertible Portion of the IFC C Loan is convertible, which is initially 100 ADSs, subject to adjustments as set forth herein;

“Convertible Portion” shall have the meaning set forth in Section 7.01(b) (Exercise of Conversion Rights; Issuance of ADSs on Conversion);

“Corrupt Practice” means the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party;

“Country” means the People’s Republic of China;

“Current Assets” means with respect to any Person, the Consolidated cash, inventories, investments classified as “held for trading”, investments classified as “available for sale”, trade and other receivables realizable within one year, and prepaid expenses of that Person or specified group of Persons which are to be charged to income within one year;

“Current Liabilities” means with respect to any Person, the Consolidated liabilities of that Person or specified group of Persons falling due on demand or within one year (including the portion of Long-term Debt falling due within one year);

“Current Ratio” means with respect to any Person, the result obtained by dividing Current Assets of that Person (less prepaid expenses) by Current Liabilities of that Person;

“Deposit Agreement” means the deposit agreement, dated as of August 10, 2010, among the Borrower, Citibank, N.A., as ADS Depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder;

“Depositary” means the Depositary Trust Company, its nominees and successors;

“Depository Trust Company” means a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC;

“Derivative Transaction” means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar arrangement with respect to interest rates, currencies or commodity prices;

“Disbursement” means any disbursement of the Loans;

“Dollars” and “$” means the lawful currency of the United States of America;

“Dr. Jin Huang” means Dr. Jin Huang, the chief executive officer of the Borrower as of the date of this Agreement;

“EBITDA” means for any period for any Person or specified group of Persons, Net Income for such period (without giving effect to (x) any extraordinary gains, (y) any non-cash income, and (z) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) adjusted by adding thereto (in each case to the extent deducted in determining Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of such person or specified group of Persons determined on a Consolidated Basis for such period, (ii) tax expense based on income and foreign withholding taxes for such Person or specified group of Persons determined on a Consolidated Basis for such period, and (iii) all depreciation and amortization expense of such Person or specified group of Persons determined on a Consolidated Basis for such period;

“Equity Pledge” means (i) the Equity Pledge (Ambow Dalian) and (ii) the Equity Pledge (Ambow Shengying); and “Equity Pledges” means any two or more of them, as the context may require;

“Equity Pledge (Ambow Dalian)” means the equity pledge over its equity interest in Ambow Dalian executed or to be executed by Ambow Education (Hong Kong) Limited, Ambow Dalian and IFC, such pledge shall be in form and substance satisfactory to IFC;

“Equity Pledge (Ambow Shengying)” means the equity pledge over its equity interest in Ambow Shengying executed or to be executed by Ambow Training Management Limited, Ambow Shengying and IFC, such pledge shall be in form and substance satisfactory to IFC;

“Event of Default” means any one of the events specified in Section 6.02 (Events of Default);

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder:

“Financial Debt” means as to any Person:

(i)            any indebtedness of such Person for or in respect of borrowed money;

(ii)           the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by such Person;

(iii)          any indebtedness of such Person for or in respect of the deferred purchase price of assets or services (except trade accounts incurred and payable in the ordinary course of business to trade creditors of such Person within 90 days of the date they arc incurred and which are not overdue);

(iv)         non-contingent obligations of such Person to reimburse any other Person for amounts paid by that Person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the account of such Person with respect to trade accounts incurred and payable in the ordinary course of business to trade creditors of such Person within 90 days of the date they are incurred and which arc not overdue);

(v)           the amount of any obligation of such Person in respect of any Financial Lease;

(vi)          amounts raised by such Person under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing under the Accounting Standards;

(vii)         the amount of the obligations of such Person under derivative transactions entered into in connection with the protection against or benefit from fluctuation in any rate or price (but only the net amount owing by such Person after marking the relevant derivative transactions to market);

(viii)        all indebtedness of the types described in the foregoing items secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person;

(ix)          all obligations of such Person to pay a specified purchase price for goods and services, whether or not delivered or accepted (i.e., take or pay or similar obligations);

(x)           any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, any obligation under a “synthetic lease” or any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person;

(xi)          the amount of any obligation in respect of any guarantee or indemnity given by such Person for any of the foregoing items incurred by any other Person; and

(xii)         any premium payable by such Person on a redemption or replacement of any of the foregoing items;

“Financial Debt to EBITDA Ratio” means the result obtained by dividing Financial Debt by EBITDA;

“Financial Lease” means any lease or hire purchase contract which would, under the Accounting Standards, be treated as a finance or capital lease;

“Financial Plan” means the proposed sources of financing for the Transaction as set forth in Annex A;

“Financial Year” means with respect to any Borrower, any of the Co-Borrowers or any of their respective Subsidiaries, the accounting year of the Borrower, the relevant Co-Borrower or the relevant Subsidiary, as the case may be, commencing each year on 1 January and ending on the following 31 December, or such other period as the Borrower or, as the case may be, the relevant Co-Borrower or the relevant Subsidiary, with IFC’s consent, from time to time designates as its accounting year;

“Fraudulent Practice” means any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation;

“HK Co-Borrowers” means Ambow Education Management (Hong Kong) Limited, Ambow Education (Hong Kong) Limited and Ambow Training Management Limited or each individually, “HK Co-Borrower”;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“IFC A Loan” means the Loan specified in Section 2.01 (The Loans), or, as the context requires, its principal amount from lime to time outstanding;

“IFC A Loan Disbursement” means any disbursement of IFC A Loan;

“IFC C Loan” means the Loan specified in Section 2.01 (The Loans), or, as the context requires, its principal amount from time to time outstanding;

“IFC C Loan Disbursement” means any disbursement of IFC C Loans;

“IFC Financing Documents” means collectively, this Agreement, the Security Documents, the Registration Rights Agreement and the Share Retention Agreement agreed by IFC, the Borrower and the Co-Borrowers;

“IFC Policy Rights Agreement” means the agreement to be entered into between the Borrower and IFC pursuant to Section 7.01 (m) (IFC Policy Rights Agreement);

“IFC Security” means the Lien created by or pursuant to the Security Documents to secure all or any amounts owing by any Obligor to IFC under this Agreement and the other IFC Financing Documents to which it is a party;

“Increased Costs” means the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction in return to, IFC or any Participant in connection with the making or maintaining of the Loans or its Participation that result from:

(i)            any change after the date of this Agreement in any applicable law or regulation or directive (whether or not having the force of law) or in its interpretation or application by any Authority charged with its administration; or

(ii)           compliance with any request made after the date of this Agreement or a change made after the date of this Agreement to any requirement of, any central bank or other monetary or other Authority;

which, in either case, after the date of this Agreement:

(a)           imposes, modifies or makes applicable any reserve, special deposit or similar requirements against assets held by, or deposits with or for the account of, or Loans made by, IFC or that Participant;

(b)           imposes a cost on IFC as a result of IFC having made the Loans or on that Participant as a result of that Participant having acquired its Participation or reduces the rate of return on the overall capital of IFC or that Participant that it would have achieved, had IFC not made the Loans or that Participant not acquired its Participation, as the case may be;

(c)           changes the basis of taxation on payments received by IFC in respect of the Loans or by that Participant with respect to its Participation (otherwise than by a change in taxation of the overall net income of IFC or that Participant imposed by the jurisdiction of its incorporation or in which it books its Participation or in any political subdivision of any such jurisdiction); or

(d)           imposes on IFC or that Participant any other condition regarding the making or maintaining of the Loans or its Participation;

“Increased Costs Certificate” means a certificate provided from time to time by IFC (based on a certificate to IFC from any Participant, if Increased Costs affect its Participation), certifying:

(i)            the circumstances giving rise to the Increased Costs;

(ii)           that the costs of IFC or, as the case may be, that Participant, have increased or the rate of return of either of them has been reduced;

(iii)          that, IFC or, as the case may be, that Participant, has, in its opinion, exercised reasonable efforts to minimize or eliminate the relevant increase or reduction, as the case may be; and

(iv)          the amount of Increased Costs;

“Interest Determination Date” means except as otherwise provided in Section 2.03(d)(ii) (Interest), the second Business Day before the beginning of each Interest Period;

“Interest Payment Date” means May 15 and November 15 in each year;

“Interest Period” means each period of 6 months in each case beginning on an Interest Payment Date and ending on the day immediately before the next following Interest Payment Date, except in the case of the first period applicable to the Disbursement when it means the period beginning on the date on which the Disbursement is made and ending on the day immediately before the next following Interest Payment Date;

“Interest Rate” means for any Interest Period, the rate at which interest is payable on the relevant Loan during that Interest Period, determined in accordance with Section 2.03 (Interest);

“Liabilities” means the aggregate of all obligations (actual or contingent) of any Person to pay or repay money, including without limitation:

(i)            Financial Debt of such Person;

(ii)           the amount of all liabilities of such Person under any conditional sale or a transfer with recourse or obligation to repurchase, including, by way of discount or factoring of book debts or receivables;

(iii)          Taxes (including deferred Taxes) of such Person;

(iv)          trade accounts that are payable in the ordinary course of business to trade creditors of such Person within 90 days of the date they are incurred and which are not overdue (including letters of credit or similar instruments issued for the account of such Person with respect to such trade accounts);

(v)           accrued expenses of such Person, including wages and other amounts due to employees and other services providers;

(vi)          the amount of all liabilities of such Person howsoever arising to redeem any of its shares; and

(vii)         to the extent (if any) not included in the definition of Financial Debt, the amount of all liabilities of any other Person to the extent such Person guarantees them or otherwise obligates itself to pay them;

“Liabilities to Tangible Net Worth Ratio” means with respect to any Person, the result obtained by dividing the Liabilities of that Person by the Tangible Net Worth of that Person;

“LIBOR” means the British Bankers’ Association (“BBA”) interbank offered rates for deposits in the Loan Currency which appear on the relevant page of the Telerate Service (currently page 3750) or, if not available, on the relevant pages of any other service (such as Bloomberg Financial Markets Service) that displays such BBA rates; provided that if BBA for any reason ceases (whether permanently or temporarily) to publish interbank offered rates for deposits in the Loan Currency, “LIBOR” shall mean the rate determined pursuant to Section 2.03 (Interest);

“Lien” means any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker’s Lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Loan(s)” means the IFC A Loan and the IFC C Loan, specified in Section 2.01 (The Loans) or, as the context requires, the principal amount from time to time outstanding of the IFC A Loan and the IFC C Loan;

“Loan Currency” means Dollars;

“Long-term Debt” means Financial Debt whose final maturity falls due more than one year after the date it is incurred (including the current maturities thereof);

“Loan Market Disruption Event” means that, before the close of business in London on the Interest Determination Date for the relevant Interest Period, the cost to IFC or Participants whose Participations in the Loans represent in the aggregate 30% or more of the outstanding principal amount of the Loans (as notified to IFC by such Participants), of funding the Loans or such Participations (as applicable) would be in excess of LIBOR;

“Material Adverse Effect” means a material adverse effect on:

(i)            the Borrower, the Co-Borrowers and their respective Subsidiaries’ business, operations, property, liabilities, condition (financial or otherwise), prospects or the carrying on of the Borrower, the Co-Borrowers and their respective Subsidiaries’ business or operations;

(ii)           the implementation of the Transaction or the Financial Plan; or

(iii)          the ability of the Borrower, the Co-Borrowers and their respective Subsidiaries to comply with their respective obligations under this Agreement or under any other Transaction Document to which any of them is a party;

“Material Subsidiaries” means (i) the Subsidiaries of the Borrower designated as Material Subsidiaries listed in Annex D hereto, (ii) any Subsidiary which becomes the owner of key assets relating to the business of the Borrower and its Subsidiaries, whether as a result of a transfer, acquisition or otherwise, such Subsidiary to be designated a Material Subsidiary upon IFC’s request, by written notice, to the Borrower, (iii) any Subsidiary that, from time to time, owns the majority voting interest of a Material Subsidiary, (iv) any Subsidiary that, from time to time, controls a Material Subsidiary through the VIE Arrangements and (v) any Subsidiary that, in any Financial Year accounts for 5% or more of the Net Revenue of the Borrower and its Subsidiaries on a Consolidated Basis;

“Net Income” means for any Calculation Period, the excess (if any) of gross income over total expenses (provided that income taxes shall be treated as part of total expenses) for such Calculation Period for any Person or specified group of Persons;

“Net Revenue” means for any Calculation Period, gross revenue minus sales taxes for such Calculation Period for any Person or specified group of Persons;

“Net Sale Proceeds” means for any sale or other disposition of assets by the Borrower, the Co-Borrowers or any of their respective Subsidiaries, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses) associated therewith and sales, valued added tax and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Financial Debt (other than the Loans) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by the Borrower’s Consolidated group or any Subsidiary thereof with respect to the Financial Year of the Borrower, the Co-Borrowers and their respective Subsidiaries in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower, the Co-Borrowers and their respective Subsidiaries determine in good faith should be reserved for post-closing adjustments (to the extent the Borrower, the Co-Borrowers and their respective Subsidiaries deliver to IFC a certificate signed by an Authorized Representative as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 6 months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower, the Co-Borrowers or any of their respective Subsidiaries shall be taken into account for purposes of determining Net Sale Proceeds;

“Non-cash Items” means for any Calculation Period, the net aggregate amount (which may be a positive or negative number) of all non-cash “income” (as a negative item) and non-cash “expense” (as a positive item) items which (under accrual accounting) were added or subtracted in determining Net Income for any Person or specified group of Persons for such Calculation Period, including, without limitation, equity earnings in Subsidiaries, asset revaluations, depreciation, amortization, deferred taxes, and provisions for severance pay of staff and workers;

“Non-Reputable Party” means any party that is on the lists promulgated by the United Nations Security Council, or the Word Bank Listing of Ineligible Firms (see www.worldbank.org/debarr), as updated from time to time or any other party that IFC informs the Borrower or any Co-Borrower that it views as “Non-Reputable Party” within 15 Business Days of being notified of the proposed transfer, sale or disposal;

“Obligor” means the Borrower and any Co-Borrower; and “Obligors” means any two or more of them, as the context may require;

“Obstructive Practice” means (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice;

“Operations” means the operations, activities and facilities of any Person (including the design, construction, operation, maintenance, management and monitoring thereof, as applicable) in the PRC;

“Ordinary Shares” means (1) Class A Ordinary Shares and (2) the ordinary Class B shares, $0.0001 par value per share, in each case of the Borrower, or such other Share Capital of the Borrower into which the Borrower’s Ordinary Share is reclassified or changed;

“Participant” means any Person who acquires a Participation;

“Participation” means the interest of any Participant in the IFC A Loan or the IFC C Loan, or as the context requires, in the IFC A Loan Disbursement or an IFC C Loan Disbursement;

“Peak Debt Service Coverage Ratio” means the ratio obtained by dividing:

(i)            the aggregate, for the Financial Year most recently ended prior to the relevant date of calculation for which audited financial statements are available, of (A) Net Income for that Financial Year, (B) Non-cash Items and (C) the amount of all payments that were due during that Financial Year on account of interest and other charges on Financial Debt (to the extent deducted from Net Income);

by

(ii)           the aggregate of (A) the highest aggregate amount, in any Financial Year after the Financial Year described in clause (i) above until the final scheduled maturity of the Loans, of all scheduled payments (including balloon payments) falling due on account of principal of Long-term Debt and interest and other charges on all Financial Debt and (B) without double counting any payment already counted in the preceding sub-clause (A), any payment required to be made to any debt service account in such Financial Year under the terms of any agreement providing for Financial Debt;

(iii)          where, for the purposes of sub-section (ii) above:

(x) subject to sub-clause (y), for the computation of interest payable during any period for which the applicable rate is not yet determined, that interest shall be computed at the rate in effect at the time of the relevant date of calculation;

(y) interest on Short-term Debt in such Financial Year shall be computed by reference to the aggregate amount of interest thereon paid during that Financial Year in which the relevant date of calculation falls up to the end of the period covered by the latest quarterly financial statements prepared by the Borrower multiplied by a factor of 4, 2 or 4/3 depending on whether the computation is made by reference to the financial statements for the first quarter, the first two quarters or the first three quarters, respectively;

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012, a copy of which has been delivered to and receipt of which has been acknowledged by the Borrower and each Co-Borrower;

“Person” means any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Potential Event of Default” means any event or circumstance which would, with notice, lapse of time, the making of a determination or any combination thereof, become an Event of Default;

“PRC” means the People’s Republic of China;

“Permitted Acquisition” means the acquisition by the Borrower, the Co-Borrowers or any of their respective Subsidiaries, excluding the VIEs, of a person or business (including by way of merger of such person or business with and into the Borrower (so long as the Borrower is the surviving corporation), provided that (in each case) (A) the consideration paid or to be paid by the Borrower, the Co-Borrowers or any of their respective Subsidiaries consists solely of cash, common stock of the Borrower, the issuance or incurrence of Financial Debt otherwise permitted by the IFC Financing Documents and/or the assumption/acquisition of any Financial Debt (calculated at face value) of such acquired person or business which is permitted to remain outstanding in accordance with the requirements of the IFC Financing Documents. (B) the acquired person or business acquired is in a business permitted by the IFC Financing Documents and (C) all other requirements of the IFC Financing Documents applicable to Permitted Acquisitions are satisfied;

“Permitted Liens” means

(i)            the IFC Security;

(ii)           Liens in existence on the dale hereof which are listed and the property subject thereto described, in Annex G without giving effect to any extensions or renewal thereof;

(iii)          Liens not otherwise permitted under paragraphs (i) or (ii) above, provided that such Liens do not secure obligations in an aggregate amount exceeding at any time (A) $15,000,000 prior to May 15, 2015, and (B) $20,000,000 after May 15, 2015 and prior to the conversion or repayment in full of the IFC C Loan, and (C) $30,000,000 in respect of all Liens thereafter, and provided further that to the extent that any existing Financial Debt secured by any Lien listed in paragraph (ii) above is refinanced or subject to any extension or renewal by the Borrower or, as applicable, any Co-Borrower, such Liens shall be included in the aggregate amounts indicated above for the purposes of determining whether any Lien in respect of such Financial Debt shall be a Permitted Lien; and

(iv)          any Lien arising from any tax, assessment or other governmental charge or other Lien arising by operation of law, in each case if the obligation underlying any such Lien is not yet due or, if due, is being contested in good faith by appropriate proceedings so long as those proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material asset(s), title thereto or any interest therein, nor interfere in any material respect with the use or disposition thereof or the implementation of the Transaction or the carrying on of the business or Operations of the Borrower, any of the Co-Borrowers or any of their respective Subsidiaries;

“Pro Forma Basis” means with respect to any Person, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Financial Debt, (y) the permanent repayment of any Financial Debt after the first day of the relevant Calculation Period and (z) any Permitted Acquisition consummated during the relevant Calculation Period, with the following rules to apply in connection therewith;

(i)            all Financial Debt (A) incurred or issued after the first day of the relevant Calculation Period shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Calculation Period and remain outstanding through the date of determination and (B) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of such Calculation Period and remain retired through the date of determination; and

(ii)           all Financial Debt assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) in the case of fixed rate Financial Debt, the rate applicable thereto, or (y) in the case of floating rate Financial Debt, the rates which would have been applicable thereto during the respective period when the same was deemed outstanding;

“Prohibited Activities” means the activities specified in Annex I.

“Project” means (i) the development of the career enhancement campuses in Beijing and Guangzhou, Guangdong Province; (ii) the expansion of the career enhancement campuses in Kunshan, Jiangsu Province; and (iii) the refurbishment of the career enhancement campuses in Dalian, Liaoning Province in the Country;

“Project Documents” means:

(i)            The Charters, by-laws or equivalent documents of the Borrower and each Co- Borrower, as the case may be;

(ii)           the VIE Documents; and

(iii)          any other agreements or documents essential for the Transaction (to be mutually determined).

“Prospective Debt Service Coverage Ratio” means the ratio obtained by dividing:

(i)            the aggregate, for the Financial Year most recently ended prior to the relevant date of calculation for which audited financial statements are available, of (A) Net Income for that Financial Year, (B) Non-cash Items and (C) the amount of all payments that were due during that Financial Year on account of interest and other charges on Financial Debt (to the extent deducted from Net Income);

by:

(ii)           the aggregate of (A) all scheduled payments (including balloon payments) that fall due during the Financial Year in which the relevant date of calculation falls on account of principal of Long-term Debt and interest and other charges on all Financial Debt and (B) without double counting any payment already counted in the preceding sub-clause (A), any payment made or required to be made to any debt service account under the terms of any agreement providing for Financial Debt but excluding voluntary prepayments;

where, for the purposes of clause (ii) above:

(x) subject to sub-clause (y) below, for the computation of interest payable during any period for which the applicable rate is not yet determined, that interest shall be computed at the rate in effect at the time of the relevant date of calculation;

(y) interest on Short-term Debt payable in the Financial Year in which the relevant date of calculation falls shall be computed by reference to the aggregate amount of interest thereon paid during that Financial Year up to the end of the period covered by the latest quarterly financial statements prepared by the Borrower multiplied by a factor of 4, 2 or 4/3 depending on whether the computation is made by reference to the financial statements for the first quarter, the first two quarters or the first three quarters, respectively;

“Registration Rights Agreement” means the Registration Rights Agreement to be entered between the Borrower and IFC on or prior to the first Disbursement of the IFC C Loan;

“Registration Statement” means a registration statement including the prospectus and other documents filed with the SEC to effect registration under the Securities Act;

“Restricted Payment” means with respect to any Person, the (i) declaration or payment of a dividend, distribution or return of any equity capital to its stockholders, partners or members or authorization or making of any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members in their capacity as such, or (ii) redemption, retirement, purchase or other acquisition of, or permitting of any Subsidiary of such Person to redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock outstanding on or after the date of this Agreement (or any options or warrants issued by such Person with respect to its capital stock), or setting aside of any funds for any of the foregoing purposes, or (iii) making of any payment of any kind on or in respect of Financial Debt held by any Affiliate of such Person.

“Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms arc defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Annex J;

“S&E Management System” means the Borrower’s social and environmental management system enabling it to identify, assess and manage risks in respect of its and its Subsidiaries’ Operations on an ongoing basis;

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange on which the ADSs are listed;

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder;

“Security Documents” means me documents providing for the IFC Security consisting of: (i) Share Mortgages; (ii) the Equity Pledges; and (iii) and any other document that may at any time be executed by any person creating, evidencing or perfecting any Lien to secure all or part of the Loans under or in connection with any IFC Financing Document; and each or any of them as the context may require;

“Share Capital” means of any Person, any and all shares, interests, participations or other equivalents (however designated) of share capital of such Person and all warrants or options to acquire such share capital;

“Share Mortgages” means (i) the Share Mortgage (Ambow Education Management (Hong Kong) Limited), (ii) the Share Mortgage (Ambow Education (Hong Kong) Limited), (iii) the Share Mortgage (Ambow Education Co. Ltd.), (iv) the Share Mortgage (Ambow Education Ltd.), (v) the Share Mortgage (Ambow Education Management Ltd.) and (vi) the Share Mortgage (Ambow Training Management Limited); and Share Mortgages means any two or more of them, as the context may require;

“Share Mortgage (Ambow Education Management (Hong Kong) Limited)” means the mortgage over the entire issued Share Capital of Ambow Education Management (Hong Kong) Limited, executed or to be executed by Ambow Education Co, Ltd. and IFC, such deed shall be in form and substance satisfactory to IFC;

“Share Mortgage (Ambow Education (Hong Kong) Limited)” means the mortgage over the entire issued Share Capital of Ambow Education (Hong Kong) Limited executed or to be executed by Ambow Education Ltd. and IFC, such deed shall be in form and substance satisfactory to IFC;

“Share Mortgage (Ambow Education Co. Ltd.)” means the mortgage over the entire issued Share Capital of Ambow Education Co. Ltd. executed or to be executed by the Borrower and IFC, such deed shall be in form and substance satisfactory to IFC;

“Share Mortgage (Ambow Education Ltd.)” means the mortgage over the entire issued Share Capital of Ambow Education Ltd. executed or to be executed by the Borrower and IFC, such deed shall be in form and substance satisfactory to IFC;

“Share Mortgage (Ambow Education Management Ltd.)” means the mortgage over the entire issued Share Capital of Ambow Education Management Ltd. executed or to be executed by the Borrower and IFC, such deed shall be in form and substance satisfactory to IFC;

“Share Mortgage (Ambow Training Management Limited)” means the mortgage over the entire issued Share Capital of Ambow Training Management Limited executed or to be executed by Ambow Education Management Ltd. and IFC, such deed shall be in form and substance satisfactory to IFC;

“Share Retention Agreement” means a share retention agreement to be entered between, Dr. Jin Huang, Spin-Rich, the Borrower and IFC on or prior to the first Disbursement of the IFC C Loan;

“Short-term Debt” means all Financial Debt other man Long-term Debt;

“Spread” means with respect to (i) the IFC A Loan, 4.5% per annum, which will be reduced to 4.3% on May 15, 2014 provided that the Borrower, any Co-Borrowers and their respective Subsidiaries are in compliance with all the covenants set out in Section 5.01 (t) (ii) (Financial Ratios), on a Pro Forma Basis and (ii) with respect to the IFC C Loan, 4.2% per annum, subject to the Step Down Provision;

“Spin-Rich” means Spin-Rich Ltd., a company organized and existing under the laws of the British Virgin Islands and wholly-owned by Dr. Jin Huang;

“Step Down Provision” means_the Spread with respect to the IFC C Loan shall be:

(i)            within 12 months from the date of this Agreement, 3.5% for future IFC C Loan interest payments if the Borrower’s ADSs trade at an average trading price of $7.0 or above for any 3 consecutive month period; and

(ii)           at any time prior to the fifth anniversary of the date of the first Disbursement of me IFC C Loan, 3.0% for future IFC C Loan interest payments if the Borrower’s ADSs trade at an average trading price of $12.0 or above for any 4 consecutive months period,

The Borrower shall provide IFC a notice within 30 days once conditions (i) or (ii) are met and IFC shall adjust the Spread with respect to the IFC C Loan on the next Interest Payment Date after such notice is received and confirmed;

“Suzhou Wenjian” means Suzhou Wenjian Venture Investment Management Consulting Co., Ltd. (Chinese name:  a company incorporated in the PRC;

“Subsidiary” means

(i)            with respect to any Person, any Affiliate over 50% of whose capital is owned, directly or indirectly, by that Person; and

(ii)           in the case of the Borrower or the Co-Borrowers, an Affiliate directly or indirectly held through the VIE Arrangements;

“Tangible Net Worth” means with respect to any Person, the aggregate of:

(i)            (A)          the amount paid up or credited as paid up on the Share Capital of such Person; and

(B)          the amount standing to the credit of the reserves of such Person (excluding asset revaluation reserves and including, without limitation, any share premium account, capital redemption reserve funds and any credit balance on the accumulated profit and loss account);

after deducting from the amounts in (A) and (B):

(C)          any debit balance on the profit and loss account or impairment of the issued Share Capital of such Person (except to the extent that deduction with respect to that debit balance or impairment has already been made);

(D)          amounts set aside for dividends to the extent not already deducted from equity;

(E)           amounts of deferred tax assets; and

(F)           amounts attributable to capitalized items such as goodwill, trademarks, deferred charges, licenses, patents and other intangible assets; and

(ii)           if applicable, that part of the net results of operations and the net assets of any subsidiary of such Person attributable to interests that are not owned, directly or indirectly, by such Person;

“Taxes” means any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Authority;

“Termination of Trading” means when neither the ADSs of the Borrower (or other securities into which the Convertible Portion of the IFC C Loan is then convertible) nor the Class A Ordinary Shares represented by the ADSs are listed for trading on a U.S. national securities exchange;

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the ADSs generally occurs; (ii) there is no ADS Market Disruption Event; and (iii) a Closing Sale Price for the ADSs is provided on the New York Stock Exchange or, if the ADSs are not then listed on the New York Stock Exchange, on the principal other U.S. national securities exchange on which the ADSs are then listed;

“Transaction” means the financing for certain capital expenditures incurred with respect to the Project, each as set forth in Annex A;

“Transaction Documents” means:

(i)            the IFC Financing Documents; and

(ii)           the Project Documents;

“U.S.” or “United States” means the United States of America;

“VIE” means:

(i)            Beijing Ambow Shida Education Technology Co., Ltd., Ambow Sihua Education and Technology Co., Ltd., Shanghai Ambow Education Information Consulting Co., Ltd., Suzhou Wenjian Venture Investment Management Consulting Co Ltd. and all of their Subsidiaries;

(ii)           Any entities of which the Borrower or each of the Co-Borrowers or each of their respective Subsidiaries does not hold shares or share equivalents but exercise control through various contractual arrangements (each of them a “VIE” and together, the “VIEs”);

“VIE Arrangements” means any legal relationship or arrangement created by or pursuant to the VIE Documents;

“VIE Documents” means the following documents:

(i)            VIE Service Agreements;

(ii)           VIE Equity Pledge Agreements;

(iii)          VIE Call Option Agreements;

(iv)          VIE Power of Attorneys;

(v)           VIE Loan Agreements; and

(vi)          any other agreements or documents essential for the VIE Arrangements;

each as set forth in Annex L;

“VIE Service Agreements” means the technology service agreements or cooperation agreements between the Borrower, the Co-Borrowers or Beijing Ambow Online Software Co., Ltd. and the VIEs including, but not limited to, the documents listed in Annex L hereto;

“VIE Equity Pledge Agreements” means the equity pledge agreements between the Borrower, the Co-Borrowers or Beijing Ambow Online Software Co., Ltd. and the shareholders of the VIEs including, but not limited to, the documents listed in Annex L hereto;

“VIE Call Option Agreements” means the call option agreements between the Borrower, the Co-Borrowers or Beijing Ambow Online Software Co., Ltd. and the shareholders of the VIEs, including, but not limited to, the documents listed in Annex L hereto;

“VIE Power of Attorneys” means the powers of attorneys issued by the shareholders of VIEs to the Borrower, the Co-Borrowers or Beijing Ambow Online Software Co., Ltd., including, but not limited to, the documents listed in Annex L hereto;

“VIE Loan Agreements” means the loan agreements between the Borrower, the Co-Borrowers or Beijing Ambow Online Software Co., Ltd. and the shareholders of the VIEs including, but not limited to, the documents listed in Annex L hereto;

“Wenjian Gongying” means Wenjian Gongying Venture Investment Enterprise (Chinese name:   a company incorporated in the PRC; and

“World Bank” means the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

Section 1.02 Financial Calculations. All financial calculations to be made under, or for the purposes of, this Agreement and any other Transaction Document shall be made in accordance with the Accounting Standards and, except as otherwise required in this Agreement or to conform to any provision of this Agreement, shall be calculated from the men most recently issued quarterly financial statements which the Borrower is obligated to furnish to IFC under Section 5.03 (Reporting Requirements).

(a)           Where quarterly financial statements from me last quarter of a Financial Year are used for the purpose of making certain financial calculations then, at IFC’s option, those calculations may instead be made from the audited financial statements for such Financial Year.

(b)           If a financial calculation is to be made under or for the purposes of this Agreement or any other Transaction Document on a Consolidated Basis, that calculation shall be made by reference to the sum of all amounts of similar nature reported in the relevant financial statements of each of the entities whose accounts are to be consolidated with the accounts of the Borrower plus or minus the consolidation adjustments customarily applied to avoid double counting of transactions among any of those entities, including the Borrower.

Section 1.03 Interpretation. In this Agreement, unless the context otherwise requires:

(a)           headings are for convenience only and do not affect the interpretation of this Agreement;

(b)           words importing the singular include the plural and vice versa;

(c)                                  a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

(d)           a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(e)           a reference to a party to any document includes that party’s successors and permitted assigns; and

(f)            the words “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 1.04 Business Day Adjustment.

(a)           When an Interest Payment Date is not a Business Day, then such Interest Payment Date shall be automatically changed to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if mere is not).

(b)           When the day on or by which a payment (other than a payment of principal or interest) is due to be made is not a Business Day, that payment shall be made on or by the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

ARTICLE II

The Loans

Section 2.01 The Loans. Subject to the provisions of this Agreement, IFC agrees to lend, and the Borrower and each of the Co-Borrowers agrees to borrow:

(a)           the IFC A Loan consisting of a principal amount of $30,000,000; and

(b)           the IFC C Loan consisting of a principal amount of $20,000,000.

Section 2.02 Disbursement Procedure. The Borrower and each of the Co-Borrowers may request Disbursements by delivering to IFC, at least 10 Business Days prior to the proposed date of disbursement, a Disbursement request substantially in the form of Schedule 2.

(a)                                 Each Disbursement shall be made by IFC at a bank in New York, New York for further credit to the Borrower’s account at a bank in Hong Kong, or any other place acceptable to IFC, all as specified by the Borrower and each of the Co-Borrowers in the relevant Disbursement request.

(b)                                 The Borrower shall deliver to IFC a receipt, substantially in the form of Schedule 3, within 5 Business Days following each Disbursement.

(c)                                  Each Disbursement (other than the last one) shall be made in an amount of not less than $10,000,000. Disbursements shall not exceed 2 in number with respect to the IFC A Loan and shall not exceed 1 in number with respect to the IFC C Loan.

(d)                                 The Borrower and the Co-Borrowers shall deliver to IFC a receipt, substantially in the form provided for in Schedule 3, within 5 Business Days following each Disbursement.

Section 2.03 Interest. Subject to the provisions of Section 2.04 (Default Rate Interest), the Borrower and the Co-Borrowers shall pay interest on the Loans in accordance with this Section 2.03:

(a)                                 During each Interest Period, the Loans (or with respect to the first Interest Period for each Disbursement, the amount of that Disbursement) shall bear interest at the applicable Interest Rate for that Interest Period.

(b)                                 Interest on the Loans shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided that with respect to any Disbursement made less than 15 days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.

(c)                                  Subject to sub-sections (e) and (f) below, the Interest Rate for any Interest Period shall be the rate which is the sum of:

(i)                                     the Spread; and

(ii)                                  LIBOR on the Interest Determination Date for that Interest Period for 6 months (or, in the case of the first Interest Period for any Disbursement, for 1 month, 2 months, 3 months or 6 months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

(d)                                 If, for any Interest Period, IFC cannot determine LIBOR by reference to the Telerate Service or any other service that displays BBA rates, IFC shall notify the Borrower and each Co-Borrower and shall instead determine LIBOR:

(i)                                     on the second Business Day before the beginning of the relevant Interest Period by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered rates advised to IFC on or around 11:00 a.m., London time, for deposits in the Loan Currency and otherwise in accordance with sub-section (ii) below, by any 4 major banks active in the Loan Currency in the London interbank market, selected by IFC; provided that if less than four quotations are received, IFC may rely on the quotations so received if not less than 2; or

(ii)                                  if less than 2 quotations are received from the banks in London in accordance with sub-section (i) above, on the first day of the relevant Interest Period, by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered rates advised to IFC on or around 11:00 a.m., New York time, for Loans in the Loan Currency and otherwise in accordance with Section 2.03(c)(ii), by a major bank or banks in New York selected by IFC.

(c)                                  Subject to any alternative rate of interest agreed as contemplated by sub-section (f) below, if a Loan Market Disruption Event occurs in relation to all or any part of the Loans for any Interest Period, IFC shall promptly notify the Borrower and each Co-Borrower of such event and the relevant Interest Rate for the relevant Loan, or a portion of the relevant Loan, for that Interest Period shall be the rate which is the sum of:

(i)                                             the Spread; and

(ii)                                          either; (A) the rate which expresses as a percentage rate per annum the cost to IFC (or the relevant Participant, as notified to IFC as soon as practicable and in any event not later than the close of business on the first day of the relevant Interest Period) of funding its participation in the relevant Loan from whatever source it may reasonably select; or (B) at the option of IFC (or any such Participant, as the case may be), LIBOR for the relevant period as determined in accordance with Section 2.03(c)(ii) above.

(f)                           (i)                                             If a Loan Market Disruption Event occurs in relation to a Loan and the Borrower and each Co-Borrower so requires, within 5 Business Days of the notification by IFC pursuant to Section 2.03(e) above, IFC and the Borrower and each Co-Borrower shall enter into good faith negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest applicable to the relevant Loan.

(ii)                                       Any alternative basis agreed pursuant to sub-paragraph (i) above shall take effect in accordance with its terms and be binding on each party hereto.

(iii)                                    If agreement cannot be reached, the Borrower and each Co-Borrower may prepay the relevant portion of the relevant Loan, except for the IFC C Loan, in accordance with Section 2.06 (Prepayment).

(g)                                  On each Interest Determination Date for any Interest Period, IFC shall determine the Interest Rate applicable to that Interest Period and promptly notify the Borrower and each Co-Borrower of that rate.

(h)                                 The determination by IFC, from time to time, of the applicable Interest Rate shall be final and conclusive and bind the Borrower and each Co-Borrower (unless the Borrower and each Co-Borrower show to IFC’s satisfaction that the determination involves manifest error).

Section 2.04 Default Rate Interest.

(a)                                 Without limiting the remedies available to IFC under this Agreement or otherwise (and to the maximum extent permitted by applicable law), if the Borrower and each Co-Borrower fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment provided for in Section 2.07 (Fees) when due as specified in this Agreement (whether at stated maturity or upon acceleration), the Borrower and each Co-Borrower shall pay interest on the amount of that payment due and unpaid at the rate which shall be 2% per annum above the Interest Rate.

(b)                                 Interest at the rate referred to in Section 2.04(a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and (b) shall be payable on demand or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.

Section 2.05 Repayment.

(a)                                 Subject to Section 1.04 (Business Day Adjustment), the Borrower and each Co-Borrower shall repay:

(i)                                     the IFC A Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Date	Principal Amount Due (US$)

May 15, 2015	2,727,272
November 15, 2015	2,727,272
May 15, 2016	2,727,272
November 15, 2016	2,727,273
May 15, 2017	2,727,273
November 15, 2017	2,727,273
May 15, 2018	2,727,273
November 15, 2018	2,727,273
May 15, 2019	2,727,273
November 15, 2019	2,727,273
May 15, 2020	2,727,273

30,000,000

(ii)                                  the IFC C Loan on the following Interest Payment Dates and in the following amounts:

Interest Payment Date	Principal Amount Due (US$)

November 15, 2017	10,000,000
May 15, 2018	10,000,000

20,000,000

(b)                                 Upon each Disbursement, the amount disbursed shall be allocated for repayment on each of the respective dates for repayment of principal set out in the table in Section 2.05(a) in amounts which are pro rata to the amounts of the respective instalments shown opposite those dates in the table (with IFC adjusting those allocations as necessary so as to achieve whole numbers in each case).

(c)                                  Any principal amount of the Loans repaid under this Agreement may not be re-borrowed.

Section 2.06 Prepayment.

(a)                                 IFC A Loan:

Without prejudice to Section 2.03 (Interest), Section 2.06(a)(iii) (Prepayment), Section 2.10 (Increased Costs), Section 2.14 (Taxes), Section 2.16 (Illegality of Participation) and Section 5.04 (c)(i) (Application of Proceeds):

(i)                                     The Borrower and each Co-Borrower may prepay on any Interest Payment Date all or any part of the IFC A Loan, on not less than 30 days’ prior notice to IFC, but only if:

(A)                               the Borrower and each Co-Borrower simultaneously pay all accrued interest and Increased Costs (if any) on the amount of the IFC A Loan to be prepaid, together with the prepayment premium specified in Section 2.06(a)(ii) and all other amounts then due and payable under this Agreement, including the amount payable under Section 2.11 (Unwinding Costs), if the prepayment is not made on an Interest Payment Date;

(B)                               for a partial prepayment, that prepayment is an amount not less than $5,000,000; and

(C)                               if requested by IFC, the Borrower and each Co-Borrower deliver to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all necessary Authorizations with respect to the prepayment have been obtained.

(ii)                                  On the date of any prepayment of the IFC A Loan in accordance with sub-section (a)(i), the Borrower and each Co-Borrower shall pay a prepayment premium consisting of an amount in the Loan Currency equal to the relevant percentage of:

(A)                               if the prepayment is made on or before November 15, 2017, 2% on the principal amount to be prepaid;

(B)                               if the prepayment is made after November 15, 2017, but on or before November 15, 2019, 1.5% on the principal amount to be prepaid; or

(C)                               if the prepayment is made after November 15, 2019, 1% on the principal amount to be prepaid.

The determination by IFC of the prepayment premium shall be final and conclusive and bind the Borrower and each Co-Borrower unless the Borrower and each Co-Borrower show, to the satisfaction of IFC, that such determination involved manifest error.

(iii)                               unless otherwise agreed in writing by IFC, the Borrower and, if applicable, any Co-Borrower shall prepay the outstanding principal amount of the IFC A Loan, together with accrued interest and Increased Costs (if any) thereon and all other amounts payable under this Agreement, including the amount payable under Section 2.11 (Unwinding Costs) if the prepayment is not made on an Interest Payment Date, as follows:

(A)                               if IFC so requires, within 180 days of receipt thereof, from 100% of the Net Sale Proceeds in respect of a sale of assets permitted under Section 5.02(u)(ii) (Asset Purchases); and

(B)                               as required by IFC under Section 5.04(c) (Application of Proceeds) in connection with any property or casually insurance claim or Section 5.02(r) (Prepayment of Financial Debt);

(iv)                              Amounts of principal prepaid under this Section shall be applied by IFC to all the outstanding instalments of principal of the IFC A Loan in inverse order of maturity.

(v)                                 Upon delivery of a notice in accordance with Section 2.06(a), the Borrower and each Co-Borrower shall make the prepayment in accordance with the terms of that notice.

(vi)                              Any principal amount of the IFC A Loan prepaid under this Agreement may not be re-borrowed.

(b)                                 IFC C Loan:

Save for any prepayment made at the direction of IFC pursuant to Section 2.17 (Non-Reputable Party) and Section 5.04(c)(i) (Application of Proceeds), the IFC C Loan may not be prepaid.

Section 2.07 Fees.

(a)                                 The Obligors shall pay to IFC a commitment fee:

(i)                                     with respect to: (A) the IFC A Loan, at the rate of 0.5 % per annum on that part of the IFC A Loan that from tune to time has not been disbursed or cancelled, beginning to accrue on the date of this Agreement; and (B) the IFC C Loan, at the rate of 0.5 % per annum on that part of the IFC C Loan that from time to time has not been disbursed or cancelled, beginning to accrue on the date of this Agreement;

(ii)                                  pro rated on the basis of a 360-day year for the actual number of days elapsed; and

(iii)                               payable semi-annually, in arrears, on each Interest Payment Date, the first such payment to be due on November 15, 2012.

(b)                                 The Obligors shall also pay to IFC:

(i)                                     a front-end fee: (A) on the IFC A Loan of $300,000; and (B) on the IFC C Loan of $200,000, each to be paid on the earlier of; (x) the date which is 30 days after the date of this Agreement; and (y) the date immediately preceding the date of the first Disbursement of the IFC A Loan and IFC C Loan respectively;

(ii)                                  a portfolio supervision fee of $10,000 per annum, payable upon receipt of a statement from IFC; and

(iii)                               if the Borrower and each Co-Borrower and IFC agree to restructure all or part of the Loans, the Borrower and each Co-Borrower and IFC shall negotiate in good faith an appropriate amount to compensate IFC for the additional work of IFC staff required in connection with such restructuring.

Section 2.08 Currency and Place of Payment.

(a)                                 The Borrower and each Co-Borrower shall make all payments of principal, interest, fees, and any other amount due to IFC under this Agreement in the Loan Currency, in same day funds, to the account of IFC at Northern Trust International Banking Corporation, New York, New York, U.S.A., ABA#026001122, for credit to IFC’s account number 10215220300, or at such other bank or account in New York as IFC from time to time designates. Payments must be received in IFC’s designated account no later than 1:00 p.m., New York time.

(b)                                 The lender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than the Loan Currency shall not novate, discharge or satisfy the obligation of the Borrower and each Co-Borrower to pay in the Loan Currency all amounts payable under this Agreement except to the extent that (and as of the date when) IFC actually receives funds in the Loan Currency in the account specified in, or pursuant to, Section 2.08(a).

(c)                                  The Borrower and each Co-Borrower shall indemnify IFC against any losses resulting from a payment being received or an order or judgment being given under this Agreement in any currency other than the Loan Currency or any place other than the account specified in, or pursuant to, Section 2.08(a). The Borrower and each Co-Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable IFC to receive, after conversion to the Loan Currency at a market rate and transfer to that account, the full amount due to IFC under this Agreement in the Loan Currency and in the account specified in, or pursuant to, Section 2.08(a).

(d)                                 Notwithstanding the provisions of Section 2.08(a) and Section 2.08(b), IFC may require the Borrower and each Co-Borrower to pay (or reimburse IFC) for any Taxes, fees, costs, expenses and other amounts payable under Section 2.14(a) (Taxes) and Section 2.15 (Expenses) in the currency in which they are payable, if other than the Loan Currency.

Section 2.09 Allocation of Partial Payments. If at any time IFC receives less than the full amount then due and payable to it under this Agreement, IFC may allocate and apply the amount received in any way or manner and for such purpose or purposes under this Agreement as IFC in its sole discretion determines, notwithstanding any instruction that the Borrower and each Co-Borrower may give to the contrary.

Section 2.10 Increased Costs. On each Interest Payment Date, the Borrower and each Co-Borrower shall pay, in addition to interest, the amount which IFC from time to time notifies to the Borrower and each Co-Borrower in an Increased Costs Certificate as being the aggregate Increased Costs of IFC and each Participant accrued and unpaid prior to that Interest Payment Date.

Section 2.11 Unwinding Costs.

(a)                                 If IFC or any Participant incurs any cost, expense or loss as a result of any Borrower:

(i)                                     failing to borrow in accordance with a request for Disbursement made pursuant to Section 2.02 (Disbursement Procedure);

(ii)                                  failing to prepay in accordance with a notice of prepayment;

(iii)                               prepaying all or any portion of the Loans on a date other than an Interest Payment Date; or

(iv)                              after acceleration of any Loan, paying all or a portion of the relevant Loan on a date other than an Interest Payment Date;

then the Borrower and each Co-Borrower shall immediately pay to IFC the amount that IFC from time to time notifies to the Borrower and each Co-Borrower as being the amount of those costs, expenses and losses incurred.

(b)                                 For the purposes of this Section, “costs, expenses or losses” include any premium, penalty or expense incurred to liquidate or obtain third party deposits, borrowings, hedges or swaps in order to make, maintain, fund or hedge all or any part of any Disbursement or prepayment of the Loans, or any payment of all or part of the Loans upon acceleration.

Section 2.12 Suspension or Cancellation by IFC.

(a)                                 IFC may, by notice to the Borrower and each Co-Borrower, suspend the right of the Borrower and each Co-Borrower to the Disbursement or cancel the undisbursed portion of the relevant Loan in whole or in part:

(i)                                     if the first Disbursement has not been made, in the case of the IFC A Loan, by March 31, 2013 and, in the case of the IFC C Loan, September 30, 2012, or such other date as the parties agree;

(ii)                                  if any Event of Default has occurred and is continuing or if the Event of Default specified Section 6.02(e) (Expropriation, Nationalization, Etc.) is, in the reasonable opinion of IFC, imminent;

(iii)                               if any event or condition has occurred which has or can be reasonably expected to have a Material Adverse Effect; or

(iv)                              if the last Disbursement has not been made, in the case of the IFC A Loan, on or after September 30, 2013.

(b)                                 Upon the giving of any such notice, the right of the Borrower to any Disbursement shall be suspended or cancelled, as the case may be. The exercise by IFC of its right of suspension shall not preclude IFC from exercising its right of cancellation, either for the same or any other reason specified in Section 2.12(a) and shall not limit any other provision of this Agreement. Upon any cancellation, the Borrower shall pay to IFC all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of that cancellation. A suspension shall not limit any other provision of this Agreement.

(c)                                  In the case of partial cancellation of the IFC A Loan or IFC C Loan pursuant to sub-section (a) of this Section 2.12 or Section 2.13(a) (Cancellation by the Borrower), interest on the amount then outstanding of the relevant Loan remains payable as provided in Section 2.03 (Interest).

Section 2.13 Cancellation by the Borrower.

(a)                                 The Borrower may, by notice to IFC prior to the Disbursement, irrevocably request IFC to cancel the undisbursed portion of the IFC A Loan on the date specified in that notice (which shall be a date not earlier than 30 days after the date of that notice).

(b)                                 IFC shall, by notice to the Borrower, cancel the undisbursed portion of the IFC A Loan effective as of that specified date if IFC has received all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to such specified date.

(c)                                  Any undisbursed portion of the IFC A Loan, if cancelled under this Section 2.13, may not be reinstated or disbursed.

(d)                                 The IFC C Loan may not be cancelled by the Borrower.

Section 2.14 Taxes.

(a)                                 The Borrower and Co-Borrowers shall pay or cause to be paid all Taxes (other than taxes, if any, payable on the overall income of IFC) on or in connection with the payment of any and all amounts due under the IFC Financing Documents that are now or in the future levied or imposed by any Authority of the Country or any jurisdiction through or out of which a payment is made.

(b)                                 All payments of principal, interest, fees and other amounts due under the IFC Financing Documents shall be made without deduction for or on account of any Taxes.

(c)                                  If the Borrower or any Co-Borrower is prevented by operation of law or otherwise from making or causing to be made those payments without deduction, the principal or (as the case may be) interest, fees or other amounts due under the IFC Financing Documents shall be increased to such amount as may be necessary so that IFC receives the full amount it would have received (taking into account any Taxes payable on amounts payable by the Borrower and Co-Borrowers under this sub-section) had those payments been made without that deduction.

(d)                                 If Section 2.14(c) applies and IFC so requests, the Borrower and Co-Borrowers shall deliver to IFC official tax receipts evidencing payment (or certified copies of them) within 30 days of the date of that request.

(e)                                  Section 2.14(a) and Section 2.14(b) do not apply to Taxes which directly result from a Participant (or, as the case may be, a participant with a comparable participation in the Loans having its principal office in the Country or having or maintaining a permanent office or establishment in the Country, if and to the extent that such permanent office or establishment acquires the relevant Participation (or a comparable participation in the Loans).

Section 2.15 Expenses.

(a)                                 The Borrower and Co-Borrowers shall pay or, as the case may be, reimburse IFC or its assignees, without duplication of amounts paid pursuant to Section 2.14(b), any amounts paid by them on account of, all Taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents and any other documents related to this Agreement or any other Transaction Document

(b)                                 The Borrower and Co-Borrowers shall pay to IFC or as IFC may direct:

(i)                                     the fees and expenses of IFC’s counsel in the U.S., Hong Kong, the Cayman Islands and the PRC incurred in connection with:

(A)                               the preparation of the investment by IFC provided for under this Agreement and any other Transaction Document;

(B)                               the preparation and/or review, execution and, where appropriate, translation and registration of the Transaction Documents and any other documents related to them;

(C)                               the giving of any legal opinions required by IFC under this Agreement and any other Transaction Document;

(D)                               the administration by IFC of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or consents or waiver under, any of the Transaction Documents;

(E)                                the registration (where appropriate) and the delivery of the evidences of indebtedness relating to any Loan and its disbursement;

(F)                                 the occurrence of any Event of Default or Potential Event of Default;

(G)                               the release of the IFC Security following repayment in full of the Loans; and

(H)                              the protection of IFC’s interest under the IFC Financing Documents;

(ii)                                  without duplication of amounts paid pursuant to Section 2 15(b)(i) the costs and expenses incurred by IFC to enforce or protect its rights under any Transaction Document, or in exercising its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default, including legal and other professional consultants’ fees on a full indemnity basis.

Section 2.16 Illegality of Participation. If, after the date of this Agreement, any change made in any applicable law or regulation or official directive (or its interpretation or application by any Authority charged with its administration) (the “Relevant Change”) makes it unlawful for any Participant to continue to maintain or to fund its Participation:

(a)                                 the Borrower and Co-Borrowers shall, upon request by IFC (but subject to any applicable Authorization having been obtained), prepay in full that part of the Loans that IFC advises corresponds to that Participation;

(b)                                 concurrently with the prepayment of the part of the Loans corresponding to the Participation affected by the Relevant Change, the Borrower and Co-Borrowers shall pay all accrued interest, Increased Costs (if any) on that part of the Loans (and, if that prepayment is not made on an Interest Payment Date, any amount payable in respect of the prepayment under Section 2.11 (Unwinding Costs));

(c)                                  the Borrower and Co-Borrowers agree to take all reasonable steps to obtain, as quickly as possible after receipt of IFC’s request for prepayment, the Authorization referred to in Section 2.16(a) if any such Authorization is then required; and

(d)                                 the Borrower and Co-Borrowers shall have no further right to disbursement of the undisbursed portion of the Loans corresponding to that Participation after it has received IFC’s request for prepayment under this Section.

Section 2.17 Non-Reputable Party. In the event that any Person other than the existing key shareholders who currently own more than 5% of the Share Capital of the Borrower as set out in Annex E, whether directly or indirectly, controls 10% or above of the outstanding issued Share Capital of the Borrower and, is deemed by IFC as a Non-Reputable Party, IFC shall have the option to have:

(a)                                 the entire outstanding principal amount of the IFC A Loan prepaid, and

(b)                                 the IFC C Loan prepaid with an amount that will provide an internal rate of return (“IRR”) of 12.5% on the IFC C Loan;

The calculation of the IRR for the IFC C Loan shall include any interest payments paid prior to the mandatory prepayment amount under this Section.

ARTICLE III

Representations and Warranties

Section 3.01 Representations and Warranties. Subject to a disclosure letter provided by the Borrower as set forth in Schedule 8, each Obligor represents and warrants that on the date of (x) this Agreement, (y) the Disbursement and (z) any Conversion Date:

(a)                                 Organization and Authority. Each of the Obligors and each of their Material Subsidiaries is a company duly incorporated and validly existing under the laws of the jurisdiction of its organization and has the corporate power and has obtained all required Authorizations to own its assets, conduct and operate its business as presently conducted and operated and to enter into, and comply with its obligations under, the Transaction Documents to which it is a party or will, in the case of any Transaction Document not executed as at the date of this Agreement, when that Transaction Document is executed, have the corporate power to enter into, and comply with its obligations under, that Transaction Document;

(b)                                 Validity. Each Transaction Document to which any Obligor is a party has been, or will be, duly authorized and executed by such Obligor and constitutes, or will, when executed constitute, a valid and legally binding obligation of such Obligor, enforceable in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, IFC’s rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification provisions may be limited by applicable law;

(c)                                  No Conflict. Neither the making of any Transaction Document to which an Obligor nor any of the relevant Material Subsidiaries is a party nor (when all the Authorizations referred to in Section 4.01(d) (Authorizations) have been obtained) the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which such Person is a party or by which it is bound, or violate any of the terms or provisions of such Person’s Charter or any Authorization, judgment, decree or order or any statute, rule or regulation applicable to such Person;

(d)                                 Status of Authorizations. Each Borrower, Co-Borrower and any of their Material Subsidiaries has all necessary licenses, Authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, Authorizations, consents and approvals from other Persons, in order to conduct its respective businesses, carry out the Transaction, to create the Lien expressed to be created by the Security Documents to which it is or will be a party and comply with its respective obligations under this Agreement and the other Transaction Documents and such Authorizations (other than Authorizations that are of a routine nature and are obtained in the ordinary course of business) are set forth in Annex B hereto; no Obligor is in violation of, or in default under, or has received written notice of any proceedings relating to revocation or modification of, any such license, Authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any Obligor, except where such violation, default, revocation or modification could not, individually or in the aggregate, have a Material Adverse Effect;

(e)                                  No Amendment to Charters. Subject to Section 5.02 (m) (Fundamental Changes) and Section 5.02 (o) (Project Documents), none of the Charters of the Borrower, the Co-Borrowers or the Material Subsidiaries has been amended since the date of this Agreement save as may be disclosed by the Obligors and their Subsidiaries from time to lime;

(f)                                   No Immunity. None of the Obligors nor any of their Material Subsidiaries nor any of their respective properties enjoys any right of immunity from set-off, suit or execution with respect to its assets or its obligations under any Transaction Document;

(g)                                  Disclosure. All information relating to the Obligor and their respective Subsidiaries and the Transaction provided to IFC by the Obligors prior to the date of this Agreement was and continues to be true and accurate and does not contain any information which is misleading in any material respect nor does it omit any information the omission of which makes the information contained in it misleading in any material respect;

(h)                                 Financial Condition. Since December 31, 2011 none of the Obligors nor any of their respective Subsidiaries: (i) has suffered any change that has a Material Adverse Effect or incurred any substantial loss or liability: or (ii) has undertaken or agreed to undertake any substantial obligation;

(i)                                     Financial Statements. The Consolidated financial statements of the Obligors and their respective Subsidiaries for the period ending on December 31, 2011: (i) have been prepared in accordance with the Accounting Standards, and present fairly the financial condition of the relevant Obligor and its Subsidiaries as of the date as of which they were prepared and the results of the operations of the Obligors and their respective Subsidiaries during the period then ended; and (ii) disclose all liabilities (contingent or otherwise) of the Obligors and their respective Subsidiaries, and the reserves, if any, for such liabilities and all unrealized or anticipated liabilities and losses arising from commitments entered into by the Obligors or any of their respective Subsidiaries (whether or not such commitments have been disclosed in such financial statements);

(j)                                    Employee Benefit Plans. Each of the Obligors and each of their respective Subsidiaries is in compliance in all material respects with its respective obligations relating to all employee benefit plans established, maintained or contributed to by it and does not have outstanding any liabilities with respect to any such employee benefit plans;

(k)                                 Title to Assets and Liens. Each of the Obligors and each of their Material Subsidiaries has good and marketable title to all of the assets purported to be owned by it and possesses a valid leasehold interest in all assets which it purports to lease, in all cases free and clear of all Liens, other than Permitted Liens, and no contracts or arrangements, conditional or unconditional, exist for the creation by any Obligor or any of its respective Subsidiaries of any Lien, except for the IFC Security;

(l)                                     IFC Security. The provisions of the Security Documents are effective to create in accordance with Section 4.01 (c) (IFC Security), in favour of IFC, legal, valid and enforceable Liens on or in all of the assets covered by the IFC Security; and all recordings and filings have been made in all public offices, all necessary consents obtained and all other action has been taken so that the Liens created by each Security Document constitute and will constitute perfected Liens on the IFC Security with the priority specified in the Security Documents;

(m)                             Taxes. All Tax returns required to be filed by each of the Obligors and their respective Subsidiaries have been timely filed, and all Taxes, obligations, fees and other governmental charges upon the Obligors or any of their respective Subsidiaries, or their respective properties, income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest;

(n)                                 Financial Debt. Other than the Financial Debt listed in Annex C, none of the Obligors nor any of their respective Subsidiaries has any Financial Debt outstanding;

(o)                                 Litigation. None of the Obligors nor any of their respective Subsidiaries are engaged in nor, to the best of their knowledge, after due inquiry, threatened by, any litigation, arbitration or administrative proceedings, the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(p)                                 Environmental Matters. (i) To the best of its knowledge and belief, after due inquiry, there are no material social or environmental risks or issues in respect of the Obligors or any of its Subsidiaries’ Operations other than those identified by the Environmental and Social Review Summary disclosed on the IFC website on March 14, 2012; and (ii) none of the Obligors nor any of its Subsidiaries has received nor is any Obligor or any of its Subsidiaries aware of (A) any existing or threatened complaint, order, directive, claim, citation or notice from any Authority in connection with its, any Obligors or any of their Subsidiaries’ Operations or (B) any material written communication from any Person, in either case, concerning its Operations’ failure to comply with any matter covered by the Action Plan and the Performance Standards which has, or could reasonably be expected to have, a Material Adverse Effect or any material impact on the implementation or operation of its Operations in accordance with the Action Plan and the Performance Standards;

(q)                                 Labour Matters. No labour disputes, strikes, slowdowns or work stoppages with the employees of any Obligor nor any of its respective Subsidiaries exists or, to the knowledge of the Borrower or any Co-Borrower, is imminent;

(r)                                    Use of Proceeds. The proceeds of the Loans shall be utilized solely in connection with the Project;

(s)                                   Subsidiaries. The entities listed on Annex D are the Material Subsidiaries of the Borrower and Annex D correctly sets forth, as of the date hereof and the date of the first Disbursement, (i) the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries, and the direct owner thereof and (ii) the percentage ownership (direct and indirect) of each holder in each class of capital stock of the Borrower, and the direct owner thereof;

(t)                                    Sanctionable Practices. None of the Obligors, their respective Subsidiaries, nor any of their respective Affiliates, nor any Person acting on its or any of their behalf, has committed or engaged in, with respect to any of their respective Operations or any transaction contemplated by this Agreement, any Sanctionable Practice;

(u)                                 Compliance with Law. (i) To the best of its knowledge and belief, after due inquiry, no Obligor nor any of its respective Subsidiaries is in violation of any statute or regulation of any Authority in connection with the conduct of its respective business or ownership of its respective property; and (ii) no judgment or order has been issued which has or may reasonably be expected to have a Material Adverse Effect;

(v)                                 Registration Statement. The Borrower satisfies all conditions to the use of a Registration Statement on Form F-3 under the Securities Act to register the Class A Ordinary Shares represented by the ADSs issuable upon conversion of the Convertible Portion of the IFC C Loan for resale in the manner contemplated by the Registration Rights Agreement;

(w)                               ADS Registration Statement. No stop order of the SEC preventing or suspending the effectiveness of the registration statement on Form F-6, including any amendments thereto (No. 333-129376), relating to the Borrower’s ADSs (the “F-6 Registration Statement”) has been issued and no proceedings for such purpose have been instituted or, to the Borrower’s knowledge, are contemplated by the SEC; the F-6 Registration Statement complied as of the time it became effective, complies and will comply at the time of Disbursement and at the time of conversion of the Convertible Portion of the IFC C Loan, and each amendment or supplement thereto will comply, in all material respects, with the applicable requirements of the Securities Act, and did not, as of such effective time, does not and will not, at the time of Disbursement and at the time of the conversion of the Convertible Portion of the IFC C Loan, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it is not necessary to amend the F-6 Registration Statement in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement;

(x)                                 Deposit Agreement. The Deposit Agreement is in full force and effect as of the date hereof and no amendment to the Deposit Agreement is required as a result of the execution of this Agreement or any other Transaction Document by the Borrower or the consummation of the transaction contemplated thereunder as a result of the issuance of ADSs issuable upon conversion of the IFC C Loan pursuant to this Agreement; IFC, as holder of ADSs issued upon conversion of the Convertible Portion of the IFC C Loan, shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee in a direct suit, action or proceeding against the Borrower, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the ADSs issuable upon conversion of the Convertible Portion of the IFC C Loan will be in the form contemplated by the Deposit Agreement, and IFC, as holder thereof, will acquire valid and unencumbered title to the ADSs and be entitled to the rights and benefits specified in the ADSs and the Deposit Agreement;

(y)                                 Reservation of Class A Ordinary Shares and ADSs. The Class A Ordinary Shares represented by the ADSs issuable upon conversion of the Convertible Portion of the IFC C Loan have been duly authorized and have been validly reserved and remain unissued for deposit into the Borrower’s ADS facility upon conversion of the Convertible Portion of the IFC C Loan; the Class A Ordinary Shares reserved for issuance and deposit upon conversion of the Convertible Portion of the IFC C Loan, and the ADSs available for issuance pursuant to the Form F-6 Registration Statement are sufficient in number to meet the Borrower’s aggregate conversion obligation pursuant to the terms of this Agreement (assuming all conditions to such conversion have been satisfied) based on the initial Conversion Rate; such Class A Ordinary Shares, when so issued upon such conversion in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable, free of statutory and contractual pre-emptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions, in each case under the Borrower’s Charter or other constitutive or organizational documents, or by contract, other agreement or obligation to which the Borrower is a party or pursuant to applicable law; and such ADSs, when issued upon conversion of the Convertible Portion of the IFC C Loan, will be in due and proper form if issued in certificated form or be duly represented by book-entry notation in accordance with the Deposit Agreement, and IFC, as holder of such ADSs or the Class A Ordinary Shares represented thereby will not be subject to personal liability by reason of being such holders;

(z)                                  Foreign Private Issuer. The Borrower is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act;

(aa)                          Preferred Stock. Consummation of the transactions contemplated hereby will not cause any holder of shares of capital stock, securities convertible into or exchangeable or exercisable for Ordinary Shares or options, warrants or other rights to purchase capital stock or any other securities of the Borrower to have any right to acquire any shares of preferred stock of the Borrower;

(bb)                          Delisting Notice. The Borrower has not received any notice from the New York Stock Exchange regarding the delisting of the ADSs from the New York Stock Exchange;

(cc)                            Approval for Dividends. Other than as set forth in the Borrower’s public filings, no governmental approvals are currently required in the Cayman Islands in order for the Borrower to pay dividends or other distributions declared by the Borrower to holders of Ordinary Shares, including the Depositary, or for the conversion by the Depositary of any dividends paid in Dollars or the repatriation thereof outside of the Cayman Islands;

(dd)                          Tax on Dividends. Except as disclosed in the Borrower’s public filings, under current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares underlying the ADSs may be paid by the Borrower lo the holder thereof, including the Depositary, in Dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other Taxes under current laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other Tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein, without the necessity of obtaining any governmental authorization in the Cayman Islands or any taxing authority thereof or therein;

(ee)                            UN Security Council Resolutions. None of the Obligors nor any of their Subsidiaries, nor any of their Affiliates, nor any Person acting on its or their behalf, has entered into any transaction or activity prohibited by any resolutions of the United Nations Security Council under Chapter VII of the United Nations Charter;

(ff)                              No Material Omissions. To the knowledge of the Obligors, none of the representations and warranties in this Section 3.01 omits any matter the omission of which makes any of such representations and warranties misleading;

(gg)                            Capitalization. The description of the ownership of the Borrower, the Co-Borrowers, and their respective Subsidiaries as specified in Annex K is accurate; and

(hh)                          Shareholders’ Rights. Without prejudice to the rights set forth in the Registration Rights Agreement, no other shareholder of the Borrower enjoys any special direct rights against the Borrower that are not generally available to other shareholders of the Borrower.

Section 3.02 IFC Reliance. Each Obligor acknowledges that it makes the representations and warranties in Section 3.01 (Representations and Warranties) with the intention of inducing IFC to enter into this Agreement and the other IFC Financing Documents and that IFC enters into this Agreement and the other IFC Financing Documents on the basis of, and in full reliance on, each of such representations and warranties.

ARTICLE IV

Conditions of Disbursement

Section 4.01 Conditions of First Disbursement. The obligation of IFC to make the first Disbursement is subject to the fulfilment prior to or concurrently with the making of that first Disbursement of the following conditions:

(a)                                 Transaction Documents. Other than the creation of Equity Pledges set forth in Section 4.01 (c)(ii) (IFC Security), the Transaction Documents, each in form and substance satisfactory to IFC, have been entered into by all parties to them and have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of those agreements), and IFC has received a copy of each of those agreements to which it is not a party;

(b)                                 Certificate of Incumbency and Authority. IFC has received a Certificate of Incumbency and Authority set forth in Schedule 1 from each Obligor dated the date of the first Disbursement, together with copies of the Charter, by-laws, resolutions and powers of attorney referred to in such Certificate of Incumbency and Authority, and all of the foregoing shall be in form and substance satisfactory to IFC;

(c)                                  IFC Security. In respect of (i) the IFC C Loan, the Share Mortgages are effective to create, in favour of IFC, legal, valid and enforceable Liens; and (ii) in respect of the IFC A Loan, the Share Mortgages and the Equity Pledges are effective to create, in favour of IFC, legal, valid and enforceable Liens; and in each case all recordings and filings have been made in all public offices, all necessary consents obtained and all other action has been taken so that the Liens created by the relevant Security Document constitute perfected Liens with the priority specified therein;

(d)                                 Authorizations. Each Obligor has obtained, and provided to IFC copies of, all Authorizations listed in Annex B, and such other Authorizations that may become necessary for:

(i)                                     the Loans;

(ii)                                  each Obligor’s Subsidiaries Operations and the implementation of the Financial Plan;

(iii)

the due execution, delivery, validity and enforceability of, and performance by each Obligor of its respective obligations under, this Agreement and the other Transaction Documents, and any other documents necessary or desirable to the implementation of any of those agreements or documents; and

(iv)	the remittance to IFC or its assigns in Dollars of all monies payable with respect to the Transaction Documents;

and all those Authorizations are in full force and effect;

(e)                                  Legal Opinions. IFC has received a legal opinion in form and substance satisfactory to IFC from IFC’s counsel in each of the British Virgin Islands, the Cayman Islands, Hong Kong and the PRC and Covington & Burling LLP, Borrower’s counsel in the U.S. and, if requested by IFC, concurred in by counsel for the Borrower, and covering such other matters relating to the transactions contemplated by this Agreement as IFC may reasonably request;

(f)                                   Accounting. IFC has received evidence satisfactory to IFC confirming that, as at a date within 60 days prior to the date of first Disbursement, the relevant Obligor is in compliance with the provisions of Section 5.01(c) (Accounting and Financial Management) and containing a brief description of the systems and records in place;

(g)                                  Authorization of Auditors. IFC has received a copy of the authorization to the Auditors referred to in Section 5.01(f) (Authorization to Auditors);

(h)                                 Insurance. IFC has received copies of all insurance policies required to be obtained pursuant to Section 5.04 (Insurance) and Annex F prior to the date of the first Disbursement, and a certification of the relevant insurers or insurance agents confirming that such policies are in full force and effect and all premiums then due and payable under those policies have been paid;

(i)                                     Fees. IFC has received the fees which Section 2.07 (Fees) requires to be paid before the date of the first Disbursement;

(j)                                    Appointment of Agent. Each Obligor has delivered to IFC evidence, substantially in the form of Schedule 4 (Form of Service of Process Letter), of appointment of an agent for service of process pursuant to Section 8.05 (Applicable Law and Jurisdiction) and pursuant to the Registration Rights Agreement;

(k)                                 Environmental Matters. Each Obligor has (i) agreed to the Action Plan containing actions with a specific timetable to address issues identified in the Environmental and Social Review Summary disclosed on the IFC website on March 14, 2012, (ii) agreed with IFC on the form of Annual Monitoring Report and (iii) taken actions required by the specified time in the Action Plan;

(l)                                     Solvency. IFC has received a solvency certificate in the form of Schedule 6 (Form of Solvency Certificate) from the chief financial officer of each of the Borrower, the Co-Borrowers and their respective Material Subsidiaries;

(m)                             IFC A Loan. In the case of the IFC A Loan, the IFC C Loan has been disbursed in full;

(n)                                 Share Transfer. In respect of the IFC A Loan, Wenjian Gongying has duly executed the transfer of its 46.3% of the issued Share Capital in Ambow Dalian to Ambow Education (Hong Kong) Limited; and

(o)                                 Special Resolutions. IFC has received (i) a copy of special resolutions amending lhe Memorandum and Articles of Association in form and substance satisfactory to IFC from each of the HK Co-Borrowers and (ii) a copy of special resolutions amending and restating the Memorandum and Articles of Association with an amended Mcmorandurm and Articles of Association in respect thereof in form and substance satisfactory to IFC from each of the Cayman Co-Borrowers.

Section 4.02 Conditions of All Disbursements. The obligation of IFC to make any Disbursement, includíng the first Disbursement, is also subject to lhe conditions that:

(a)                                 No Default. No Event of Default and no Potential Event of Default has occurred and is continuing;

(b)                                 Use of Proceeds. The proceeds of that Disbursement are, at the date of the relevant request;

(i)                                     to be used by the Borrower for the purposes described in the Recital to this Agreement and set forth in Section 3.01(r) (Use of Proceeds); and

(ii)                                  the proceeds of that Disbursement are not to be used for expenditures in the territories of any country that is not a member of lhe World Bank;

(c)                                  No Material Adverse Effect. Since the date of this Agreement, nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect;

(d)                                 No Material Loss or Liability. Since the date of this Agreement, none of the Obligors have incurred any material loss or liability other than pursuant to the Loans and the Transaction Documents or as otherwise permitted by this Agreement;

(e)                                  Representations and Warranties. The representations and warranties made in Article III (but in the case of Section 3.01(c) (No Conflict), without the words in parentheses) and in the other IFC Financing Documents are true and correct in all material respects on and as of the date of that Disbursement (except to the extent such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall have been true and correct and other than where a test of materiality already applies as of such earlier date) with the same effect as if those representations and warranties had been made on and as of the date of that Disbursement;

(f)                                   No Violations. After giving effect to that Disbursement, no Obligor would be in violation of:

(i)	its Charter;

(ii)	any provision contained in any document to which it is a party (including this Agreement) or by which it is bound; or

(iii)

any law, rule, regulation, Authorization or agreement or other document binding on it directly or indirectly limiting or otherwise restricting its borrowing or guarantee power or authority or its ability to borrow or guarantee;

(g)                                  Registration Statement. Any and all Registratíon Statements referred to in Section 3.01 (w) (ADS Registration Statement) pursuant to the Registrations Rights Agreement shall have been duly filed with the SEC;

(h)                                 Environmental Matters. IFC is satisfied that any action required to be taken by the specified time as set out in the Action Plan has been duly completed;

(i)                                     Financial Ratios. (Without limiting the generality of Section 4.02(f) (No Violation)), after taking into account the amount of that Disbursement and any other Long-term Debt incurred by the Borrower and of any amounts of Tangible Net Worth paid into the Borrower after the date of the latest financial statements of the Borrower delivered to IFC pursuant to Section 5.03(a) (Reporting Requirements), the Borrower, the Co-Borrowers and their respective Subsidiaries shall be in compliance with their obligations under Section 5.01(t) (Financial Ratios);

(j)                                    Legal Fees and Expenses. IFC has received the reimbursement of all invoiced fees and expenses of lFC’s counsel as provided in Section 2.15(b) (Expenses) or confirmation that those fees and expenses have been paid directly to that counsel; and

(k)                                 Legal Opinions. IFC has received a legal opinion in form and substance satisfactory to IFC from IFC’s counsel in each of the British Virgin Islands, the Cayman Islands, Hong Kong, PRC and Covington & Burling LLP, Borrower’s counsel in the U.S., and any other relevant jurisdiction and, if requested by IFC, concurred in by counsel for each of the Obligors and covering such customary matters relatíng to the transactions contemplated by this Agreement as IFC may reasonably request.

Section 4.03 Borrower’s Certification. The Borrower shall deliver to IFC with respect to each request for Disbursement:

(a)                                 certifications, in the form included in Schedule 2 (Form of Request for Disbursement (Loan)) relating to the conditions specified in Section 4.01 (Conditions of First Disbursement) (for each Loan, in respect of the first Disbursement only) and Section 4.02 (Conditions of All Disbursements) (in respect of all Disbursements); and

(b)                                 such evidence as IFC may reasonably request of the proposed utilization of the proceeds of that Disbursement or the utilization of the proceeds of any prior Disbursement.

Section 4.04 Conditions for IFC Benefit. The conditions in Section 4.01 (Conditions of First Disbursement) and Section 4.02 (Conditions of All Disbursements) are for the benefit of IFC and may be waived only by IFC in its sole discretion.

ARTICLE V

Particular Covenants

Section 5.01 Affirmative Covenants. Unless IFC otherwise agrees in writing, each Obligor shall and shall cause their respective Subsidiaries to:

(a)                                 Corporate Existence; Conduct of Business. Do all things necessary to maintain its existence and keep in full force and effect its material rights, franchises, licenses, permits, copyrights, trademarks and

Patents, comply wilh its charter, conduct its Operations with due diligence and effíciency and in accordance with sound industry, financial and business practices;

(b)                                 Use of Proceeds; Compliance with Law. Apply the proceeds of the Loans exclusively as set forth in Section 3.01(r) (Use of Proceeds), comply in all material respects (or in the case of Applicable S&E Law, in all respects) with all applicable law, statutes, regulations and orders of, and all applicable restrictions imposed by, all Authorities in respect of its Operations and the ownership of its property (including applicable law, statutes, regulations, orders and restrictions relating to environmental standards and controls);

(c)                                  Accounting and Financial Management. Maintain an accounting and control system, management information system and books of account and other records, which together adequately reflect truly and fairly the financial condition of the Borrower, each Co-Borrower and their respective Subsidiaries and the results of their respective operations in conformity with the Accounting Principles;

(d)                                 Taxes. Pay and discharge, all Taxes, assessments and governmental charges or levíes imposed upon it or upon its income or profits or upon any properties belonging to it; provided that none of the Borrower or Co-Borrowers nor any of their respective Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with the Accounting Principles;

(e)                                  Auditors. Maintain at all times a firm of internationally recognized independent public accountants acceptable to IFC as auditors of the Obligors and their respective Subsidiaries;

(f)                                   Authorization to Auditors. Irrevocably authorize, in the form of Schedule 7 (Authorization to Auditors), the Auditors (whose fees and expenses shall be for the account of the Borrower) to communicate directly with IFC at any time regarding the Obligors’ or any of their respective Subsidiaries’ accounts and operations, and provide to IFC a copy of that authorization, and, no later than 30 days after any change in Auditors, issue a similar authorization to the new Auditors and provide a copy thereof to IFC;

(g)                                  Access. Upon IFC’s request and with reasonable prior notice to the Obligors, permit representatives of IFC and the CAO, during normal office hours, to:

(i)                                     visit any of the sites and premises where the business of the Borrower, the Co-Borrowers or any of their respective Subsidiaries is conducted;

(ii)                                  inspect any sites, facilities, plants and equipment of the Borrower, the Co-Borrowers and any of their respective Subsidiaries;

(iii)                               have access to the books of account and all records of the Borrower, the Co-Borrowers and any of their respective Subsidiaries; and

(iv)                              have access to those employees, agents, contractors and subcontractors of the Borrower, the Co-Borrowers and any of their respective Subsidiaries who have or may have knowledge of matters with respect to which IFC seeks information;

provided that (A) no such reasonable prior notice shall be necessary if an Event of Default or Potential Event of Default is continuing or if special circumstances so require, (B) in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s role and (C) no such access or inspection rights provided to either IFC or the CAO shall be permitted with respect to any non-public ADS price sensitive information;

(h)                                 Environmental Matters. Undertake its respective Operations in compliance with (i) the Action Plan and (ii) the Performance Standards;

(i)                                     Review of Annual Monitoring Report. Periodically review the form of the Annual Monitoring Report and advise IFC as to whether revision of the form is necessary or appropriate in light of changes to the Borrower’s, Co-Borrowers’ or their respective Subsidiaries’ Operations, or in light of environmental or social risks identified by the Borrower; and revise the form as agreed with IFC;

(j)                                    Authorizations. (i) obtain and maintain in force (and where appropriate, renew in a timely manner) all Authorizations, including without limitation the Authorizations specified in Annex B, which are necessary for the implementation of the Transaction, the carrying out of the business and Operations of each the Obligors and their respective Subsidiaries generally and the compliance by the Obligors and their respective Subsidiaries with all their respective obligations under the Transaction Documents; and (ii) comply with all the conditions and restrictions contained in, or imposed on any Obligor or any of its respective Subsidiaries by, those Authorizations;

(k)                                 Ownership.

(i)                                     The Borrower shall undertake to maintain, directly or indirectly, (A) 100% of the issued Share Capital, clear of any Liens, in each of the Co-Borrowers and (B) 5% of the issued Share Capital, clear of any Liens in Wenjian Gongying;

(ii)                                  Each of the Co-Borrowers shall undertake to maintain, directly or indirectly, (A) 100% of the issued Share Capital, clear of all Liens, in Beijing Ambow Online Software Co., Ltd., (B) 53.7% of the issued Share Capital, clear of all Liens, in Ambow Dalian except the fulfilment of condition set forth in Section 4.01 (n) (Share Transfer) or 100% of the issued Share Capital, clear of all Liens, in Ambow Dalian upon the fulfilment of condition set forth in Section 4.01 (n) (Share Transfer), as the case may be, (C) 94.3% of the issued Share Capital, clear of any Liens in Wenjian Gongying and (D) 100% of the issued Share Capital, clear of all Liens, in Ambow Shengying;

(iii)                               The Borrower and each of the Co-Borrowers shall procure (A) Suzhou Wenjian to maintain, directly or indirectly, 0.7% of the issued Share Capital, clear of all Liens in Wenjian Gongying and (B) Wenjian Gongying to maintain, directly or indirectly, 46.3% of the issued Share Capital, clear of all Liens, in Ambow Dalian except the fulfilment of condition set forth in Section 4.01 (n) (Share Transfer); and

(iv)                              Ambow Education Management Ltd. shall undertake to maintain, directly or indirectly 100% of the issued Share Capital, clear of all Liens, in Ambow Training Management Limited;

(l)                                     Security; Further Assurances. From time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further instruments as may reasonably be requested by IFC for perfecting or maintaining in full force and effect the IFC Security or for re-registering the IFC Security or otherwise and, if necessary, create and perfect additional Security, to enable the Borrower, the Co-Borrowers and their respective Subsidiaries to comply with their respective obligations under the IFC Financing Documents;

(m)                             Insurance. With respect to the Obligors and their respective Subsidiaries, maintain insurance coverages for their respective business and assets, as specified in Annex F;

(n)                                 Maintenance of Registration Statement. Maintain the effectiveness of any Registration Statement required by the Registration Rights Agreement as provided in the Registration Rights Agreement;

(o)                                 Public Listing. Maintain the listing of the ADSs, including ADSs issuable upon conversion of the Convertible Portion of the IFC C Loan, on the New York Stock Exchange;

(p)                                 Registrar; Transfer Agent. Maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Borrower, a registrar for the ADS;

(q)                                 Sufficient ADSs. At all times when the IFC C Loan is outstanding, reserve and keep available, free of preemptive rights, Class A Ordinary Shares in an amount sufficient to satisfy the Borrower’s obligations to issue ADSs upon conversion of the Convertible Portion of the IFC C Loan;

(r)                                    Pension Plans. Comply with all requirements relating to pension or employee benefit plans;

(s)                                   Compliance with Deposit Agreement. Comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement;

(t)                                    Financial Ratios.

With respect to the Obligors and their respective Subsidiaries, maintain at all times on a Consolidated Basis:

(i)                                     during 2012 and 2013:

(A)                               a Current Ratio of at least 1.0;

(B)                               a Liabilities to Tangible Net Worth Ratio of not more than 1.8;

(C)                               a Prospective Debt Service Coverage Ratio of not less than 1.2;

(D)                               a Peak Debt Service Coverage Ratio of not less than 1.0;

(E)                                a Financial Debt to EBITDA Ratio of not more than 3.0; and

(F)                                 a minimum Tangible Net Worth of $150,000,000;

(ii)                                  from January 1, 2014 and thereafter:

(A)                               a Current Ratio of at least 1.0;

(B)                               a Liabilities to Tangible Net Worth Ratio of not more than 1.5;

(C)                               a Prospective Debt Service Coverage Ratio of not less than 1.5;

(D)                               a Peak Debt Service Coverage Ratio of not less than 1.3;

(E)                                a Financial Debt to EBITDA Ratio of not more than 2.5; and

(F)                                 a minimum Tangible Net Worth of $180,000,000;

(u)                                 S&E Management System. Use all reasonable efforts to ensure the continuing implementation and operation of the S&E Management System to assess and manage the social and environmental performance of the Transaction and the Borrower’s, each of the Co-Borrower’s and their respective Subsidiaries’ Operations in compliance with the Performance Standards;

(v)                                 New Share Issuance. To the extent permitted by laws or regulations or any competent Authority, give IFC notice of any board resolution or other Authorization approving the issuance of any new Ordinary Share as soon as possible and in any event no less than 15 days prior to the convening of any relevant shareholders meeting to consider the new Ordinary Share issue;

(w)                               Change of Control Notification. Except with respect to sub-paragraphs (ii) and (v) in the definition of “Change of Control”, notify IFC, at least 30 days prior to the occurrence of a Change of Control event and provide IFC with all relevant documentation relating to such Change of Control event, at least 15 days prior to the occurrence of such event;

(x)                                 Business. All future businesses in the PRC or Operations shall be conducted exclusively by the Co-Borrowers and/or their respective Subsidiaries;

(y)                                 Annual General Meetings. To use its best endeavours, procure that the shareholders’ resolutions passed in each of its general meetings of shareholders shall: (i) to the extent permitted by laws or regulations or the competent Authorities, increase or, as the case may be, maintain the Share Capital of the Borrower such that at least 3% of the Share Capital of the Borrower shall always be reserved for the purpose of a conversion of the IFC C Loan into ADSs; and (ii) not approve any amendments to the Charter of the Borrower that might have any material and adverse impact on the terms and conditions of this Agreement and any other IFC Financing Documents;

(z)                                  Career Enhancement Campuses. The construction and operation of the career enhancement campuses in Beijing and Guangzhou, Guangdong Province shall be carried out exclusively by Ambow Shenying; and

(aa)                          Land Use Right Certificates. Obtain land use right certificates and all other necessary Authorizations in respect thereof for all the lands and buildings owned by the Obligors and their respective Subsidiaries in the PRC within 4 months after the first Disbursement of the IFC C Loan.

Section 5.02 Negative Covenants. Unless IFC otherwise agrees in writing, the Obligors shall not and shall cause each of their respective Subsidiaries not to:

(a)                                 Restricted Payments. Declare or pay any Restricted Payment, except for any of the following:

(i)                                     any Subsidiary of any Obligor may declare and pay cash Restricted Payments to that Obligor or to any wholly-owned Subsidiary of that Obligor;

(ii)                                  any partially-owned Subsidiary of an Obligor may declare and pay cash Restricted Payments to its stockholders, provided that the relevant Obligor must receive at least their proportionate share of any cash Restricted Payments paid by such Subsidiary;

(iii)                               the Obligors or any of their respective Subsidiaries may declare and pay cash dividends required to be paid under applicable law; and

(iv)                              the Borrower may declare and pay cash Restricted Payments if, at the time of and after giving effect to such Restricted Payment (x) no Potential Event of Default or Event of Default shall occur or be continuing or would result therefrom, (y) the Borrower is in compliance with all financial covenants set forth in Section 5.01(t) (Financial Ratios) on a Pro Forma Basis and (z) such cash Restricted Payment is made out of retained earnings;

(b)                                 Capital Expenditures. Incur expenditures or commitments for expenditures for fixed or other non-current assets, other than (x) those required for carrying out the Transaction; and (y) expenditures or commitments incurred by the Obligors and their respective Subsidiaries that do not exceed 7.5% of the Net Revenue of the Obligors and their respective Subsidiaries on a Consolidated Basis for the period up to May 15, 2015 and do not exceed 5% on a Consolidated Basis thereafter provided that, after giving effect thereto, (i) no Event of Default or Potential Event of Default shall have occurred and be continuing or result therefrom and (ii) the Obligors are in compliance with all financial covenants set forth in Section 5.01(t) (Financial Ratios) on a Pro Forma Basis;

(c)                                  Permittcd Financial Debt. Incur, assume or permit to exist any Financial Debt except for any of the following:

(i)                                     existing Financial Debt;

(ii)                                  intercompany Financial Debt between or among the Borrower, the Co-Borrowers and any of their respective Subsidiaries and the VIEs; provided, however, that if the Borrower and Co-Borrowers are the obligors on such Financial Debt, such Financial Debt:

(A)                               must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Loans in payment and liquidation on terms acceptable to IFC;

(B)                               must be pledged or assigned to IFC as part of the IFC Security; and

(C)                               shall be subject to other limitations and requirements as requested by IFC and agreed to by the Borrower,

in each case on terms and pursuant to documentation satisfactory to IFC; and

(iii)                               Financial Debt of the Obligors and their respective Subsidiaries if, after giving effect to the incurrence of such Financial Debt: (x) no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom; and (y) the Borrower, on a Consolidated Basis, would be in compliance with all financial covenants set forth in Section 5.01(t) (Financial Ratios) on a Pro Forma Basis;

(d)                                 Leases. Enter into any agreement or arrangement to lease any property or equipment of any kind (other than Financial Leases), except with respect to which the aggregate lease payments on a Consolidated Basis among the Obligors and their respective Subsidiaries in a Financial Year do not exceed the equivalent of $25,000,000;

(e)                                  Derivative Transactions. Enter into any Derivative Transaction or assume the obligations of any party to any Derivative Transaction;

(f)                                   Guarantees and Other Obligations. Enter into any agreement or arrangement to guarantee or, in any way or under any condition, assume or become obligated for all or any part of any financial or other obligation of another Person, except for any wholly-owned Subsidiary;

(g)                                  Permitted Liens. Create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Borrower, any Co-Borrower or any of their respective Subsidiaries, except for any Permitted Liens;

(h)                                 Arm’s Length Transactions. Enter into any transaction except in the ordinary course of business and on the basis of arm’s length arrangements;

(i)                                     Purchasing or Sales Agency. Establish any sole and exclusive purchasing or sales agency for a material portion of its purchases or sales other than in the ordinary course of business and on the basis of arm’s length arrangements;

(j)                                    Profit Sharing Arrangements. Save for any joint venture partnership agreements existing at the date of this Agreement and other than in the ordinary course of business and on the basis of an arm’s length arrangement, enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the income or profits of the Obligors or any of their respective Subsidiaries are, or might be, shared with any other Person;

(k)                                 Management Contracts. Enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person other than in the ordinary course of business and on an arm’s length basis;

(l)                                     Permitted Investments. Make or permit to exist loans or advances to, or deposits (except commercial bank deposits in the ordinary course of business) with, other Persons or acquire stock or other securities or makc contributions to or investments in any Person or enterprise (each of the foregoing are “Investment” and, collectively, “Investments”) other than any of the following;

(i)                                     intercompany Financial Debt extended to any Subsidiary of the Borrower or to any VIE to the extent permitted under the IFC Financing Documents;

(ii)                                  accounts receivable held by the Borrower, the Co-Borrowers, and any of their respective Subsidiaries created in the ordinary course of business and payable in accordance with customary trade terms;

(iii)                               existing investments of the Borrower, the Co-Borrowers and their respective Subsidiaries;

(iv)                              cash or cash equivalents;

(v)                                 investments acquired in connection with the bankruptcy of suppliers and customers and in the good faith settlement of delinquent obligations in the ordinary course of business;

(vi)                              to officers and employees in the ordinary course of business for moving, relocation, travel and similar expenditures;

(vii)                           Derivative Transactions only to the extent otherwise permitted under the IFC Financing Documents;

(viii)                        non-cash consideration acquired in connection with any asset sale to the extent permitted under Section 5.02 (t) (Asset Sales) below;

(ix)                              prepayment of expenses to suppliers in the ordinary course of business;

(x)                                 the Borrower, the Co-Borrowers and any of their respective Subsidiaries may make capital contributions to any Subsidiary of the Borrower, provided that no Event of Default or Potential Event of Default has occurred and is continuing, any security interest granted to IFC in any assets shall be maintained, and such Subsidiary remains a Subsidiary; and

(xi)                              Permitted Acquisitions so long as:

(A)                               no Event of Default or Potential Event of Default shall have occurred at the time of, or after giving effect to, such Permitted Acquisition;

(B)                               calculations made by the Borrower, on a Consolidated Basis, with respect to all financial covenants set forth in Section 5.01 (t) (Financial Ratios) for the respective Calculation Period on a Pro Forma Basis show that all financial covenants would have been complied with;

(C)                               all representations and warranties contained in the IFC Financing Documents are true and correct; and

(D)                               the Borrower shall have given 10 days’ prior written notice of such Permitted Acquisition, together with a certificate from its chief financial officer containing the relevant calculations and certifying compliance with the foregoing;

(m)                             Fundamental Changes. Change: (i) its Charter in any manner which would be inconsistent with the provisions of any Transaction Document; or (ii) change its Financial Year;

(n)                                 Amendments, Waivers, Etc, of Transaction Documents. Terminate, amend or grant any waiver (or permit the termination, amendment or waiver) with respect to any provision of any Transaction Document or any documents evidencing any Financial Debt, other than the Project Documents;

(o)                                 Project Documents. Amend or grant any waiver with respect to any Project Documents, in any material respect;

(p)                                 Engage in Business. Engage directly or indirectly in any business other than the business engaged in by the Obligors and their respective Subsidiaries as of the date hereof or any other business related to the education industry, or engage directly or indirectly in any business related to any Prohibited Activity as specified in Annex 1;

(q)                                 UN Security Council Regulations. Enter into or engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter;

(r)                                    Prepayment of Financial Debt. Make any voluntary, optional or mandatory prepayment of or repurchase or reacquire for value any Financial Debt (other than the Loans) pursuant to any provision of any agreement or note with respect to that Financial Debt unless: (i) after such repayment the Borrower would be in compliance with all financial covenants set forth in Section 5.01(t) (Financial Ratios) on a Pro Forma Basis; and (ii) if IFC so requires, the Borrower contemporaneously prepays a proportion of the IFC A Loan equivalent to the proportion of the part of the Financial Debt being prepaid, such prepayment to be made in accordance with the provisions of Section 2.06 (Prepayment) except that there shall be no minimum amount or advance notice period for that prepayment;

(s)                                   Winding Up, Liquidation, Merger or Consolidation. Wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture or transaction of merger or consolidation, except that any Subsidiary of the Borrower may merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or any wholly-owned Subsidiary of the Borrower, so long as:

(i)                                     the Borrower or that wholly-owned Subsidiary is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation; and

(ii)                                  any security interests granted to IFC pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

(t)                                    Asset Sales. Sell, transfer, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), whether in a single transaction or in a series of transactions, related or otherwise, except for any of the following:

(i)                                     the Obligors and each of their respective Subsidiaries may liquidate or otherwise dispose of obsolete or worn-out property in the ordinary course of business;

(ii)                                  the Obligors and each of their respective Subsidiaries may sell assets (other than the capital stock or other equity interests of any Subsidiary if, after giving effect to such sale, the entity would no longer be a Subsidiary), so long as: (A) no Event of Default or Potential Event of Default then exists or would result therefrom; (B) such sale is non-essential to operations of their respective education business and the fair market value does not exceed $10,000,000 or its equivalent in any Financial Year provided that the Net Sale Proceeds are either reinvested or applied to prepayment of the IFC A Loan if IFC so requires and (C) such assets are not subject to any IFC Security; and

(iii)                               the Obligors and their respective Subsidiaries may convey, sell or otherwise transfer all or any part of its business, properties and assets to any other Obligor or to any wholly-owned Subsidiary of the Borrower, so long as any security interests granted to IFC pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

(u)                                 Asset Purchases. Purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except for any:

(i)	expenditures for fixed or other non-current assets by the Obligors or any of their respective Subsidiaries shall be permitted to the extent not in violation of Section 5.02(b) (Capital Expenditures);

(ii)	Investments may be made to the extent permitted by Section 5.02(1) (Permitted Investments); and

(iii)	Permitted Acquisitions so long as:

(A)               no Event of Default or Potential Event of Default shall have occurred at the time of, or after giving effect to, such Permitted Acquisition;

(B)               calculations made by the Obligors with respect to all financial covenants for the respective Calculation Period on a Pro Forma Basis show that all financial covenants would have been complied with as if such Permitted Acquisition had occurred on the first day of such Calculation Period;

(C)               all representations and warranties contained in the IFC Financing Documents are true and correct; and

(D)               the Borrower shall have given 10 days’ prior written notice of such Permitted Acquisition, together with a certificate from its chief financial officer containing the relevant calculations and certifying compliance with the foregoing;

(v)                                 Use of Procceds. Use the proceeds of the Disbursement in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country;

(w)                               Sale-Leaseback Transactions. Enter into any sale-leaseback transaction;

(x)                                 Amendment of the Action Plan. Amend the Action Plan in any material respect;

(y)                                 Sanctionable Practices. Engage in (and neither the Borrower, any Co-Borrower nor any of their respective Subsidiaries shall authorize or permit any Affiliate or any other Person acting on its behalf to engage in) with respect to its Operations or any transaction contemplated by this Agreement, any Sanctionable Practices. The Obligors further covenant that should IFC notify any Obligor of its concerns that there has been a violation of the provisions of this Section or of Section 3.01(t) (Sanctionable Practices), it shall cooperate and it shall cause each relevant Subsidiary to cooperate, in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request;

(z)                                  Distributions from Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of an Obligor to pay dividends or make any Restricted Payment or other transfers to an Obligor;

(aa)                          Corrupt Practices. Engage in any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice or Obstructive Practice in connection with its operations or any transaction contemplated by this Agreement; and

(bb)                          Retention of Control. At any time and for any reason fail to own, directly or indirectly, at least 100% of both the economic and voting interests in Beijing Ambow Online Software Co., Ltd. Notwithstanding any other provision of this Agreement, the Borrower shall not create or permit the existence of any Lien over the issued Share Capital of Beijing Ambow Online Software Co., Ltd.

Section 5.03 Reporting Requirements. Unless IFC otherwise agrees, the Borrower shall:

(a)                                 Quarterly Financial Statements and Reports. As soon as available but in any event within 90 days after the end of each quarter of each Financial Year, deliver to IFC;

(i)                                     2 copies of the Borrower’s complete financial statements (including consolidating financial statements if IFC shall so request) for such quarter prepared, on a Consolidated Basis, in accordance with the Accounting Standards and on a basis consistent with the Borrower’s audited financial statements, in each case, certified by the Borrower’s chief financial officer; and

(ii)                                  a report (in a form pre-agreed by IFC), signed by the chief financial officer of the borrower, concerning compliance with the financial covenants as set forth in Section 5.01(t) (Financial Ratios) in this Agreement (including a clear methodology of the calculation of such covenants);

(b)                                 Annual Financial Statements and Reports. As soon as available but in any event within 120 days after the end of each Financial Year, deliver to IFC:

(i)                                     2 copies of its complete and audited financial statements (including consolidating financial statements if IFC shall so request) for that Financial Year which are in agreement with its books of account and prepared, on a Consolidated Basis, in accordance with the Accounting Standards, together with an unqualified audit report on them from the Auditors, all in form satisfactory to IFC;

(ii)                                  a management letter and such other communication from the Auditors commenting, with respect to that Financial Year, on, among other things, the adequacy of the Borrower’s financial control procedures, accounting systems and management information system;

(iii)                               a report (in a pre-agreed form) signed by the Borrower’s chief financial officer confirming compliance with the financial covenants as set forth in Section 5.01(1) (Financial Ratios) under this Agreement (including a clear methodology of the calculation of such covenants);

(iv)                              an annual operations review (in a pre-agreed form), describing, in addition to quarterly data, major activities and changes affecting the Borrower with respect to macroeconomic conditions, markets, shareholders, management, technology and strategy, and including any factors that could reasonably be expected to have a Material Adverse Effect, provided that such annual operations review shall not be required to contain any non-public information;

(v)                                 a certification from the Borrower’s chief financial officer that all transactions by the Borrower, the Co-Borrowers or any of their respective Subsidiaries with Affiliates were at arm’s length; and

(vi)                              Documents required to be delivered pursuant to (a) and (b) above, to the extent any such documents are included in materials filed with the SEC, may be satisfied by electronically delivering such SEC filings to IFC;

(c)                                  Annual Monitoring Report. Within 90 days after the end of each Financial Year, deliver to IFC the Annual Monitoring Report in a form consistent with the requirements of this Agreement confirming compliance by the Obligors and/or the respective Subsidiaries with the Action Plan, the social and environmental covenants set forth in Section 5.01 (Affirmative Covenants) and Section 5.02 (Negative Covenants) and Applicable S&E Law or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy any such deficiency;

(d)                                 Notice of Accidents, etc. Within 3 days after its occurrence, notify IFC of any social, labour, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, a Material Adverse Effect or material adverse impact on the implementation of the Project or on carrying on of Operations by the Obligors or any Subsidiaries in accordance with the Action Plan and the Performance Standards, specifying in each case the nature of the incident, accident, or circumstance and any effect resulting or likely to result therefrom, and the measures being taken or plans to address them and to prevent any future similar event; and keep IFC informed of the on-going implementation of those measures and plans;

(e)                                  Management Letter etc. Deliver to IFC copies of any management letter or other communication sent by the financial auditors of the Borrower, promptly upon receipt, if not provided under 5.03(b)(ii) (Annual Financial Statements and Reports) above;

(f)                                   Shareholder Matters. Give notice to IFC, concurrently with the Borrower’s notification to its shareholders, of any meeting of its shareholders, such notice to include the agenda of the meeting; and, as soon as available, deliver to IFC 2 copies of:

(i)                                     all notices, reports and other Communications of the Borrower to its stockholders, whether any such communication has been made on an individual basis or by way of publication in a newspaper or other communication medium; and

(ii)                                  the minutes of all shareholders’ meetings;

(g)                                  Proposed Changes. Promptly upon the occurrence of (i) proposed changes in the business of the Borrowers, the Co-Borrowers or any of their respective Subsidiaries that would be outside of the education industry, (ii) any event which may have a Material Adverse Effect, (iii) any litigation, arbitration, or administrative proeceedings which may have a Material Adverse Effect, or (iv) any criminal investigations or proceedings against the Borrower, the Co-Borrowers or any of their respective Subsidiaries, notify IFC by facsimile of that event specifying the nature of that proposed change, event, litigation, criminal investigations or those proceedings and the steps the Borrower, any of the Co-Borrowers, or any of their respective Subsidiaries is taking or proposes to take with respect thereto;

(h)                                 Default. Promptly upon the occurrence of an Event of Default or Potential Event of Default but in any event within 5 days, notify IFC by facsimile specifying the nature of that Event of Default or Potential Event of Default and any steps the Borrower and any Co-Borrower is taking to remedy it;

(i)                                     Insurance. Provide to IFC, in a timely manner, the insurance certificates and other information referred to in Section 5.04 (Insurance);

(j)            Reports by Borrower. The Borrower shall deliver to IFC any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15 (d) of the Exchange Act within 15 calendar days after the same are required to be filed with the SEC; and

(k)           Other Information. Promptly provide to IFC such other information as IFC may from time to time request about the Obligors, any of their respective Subsidiarics, their respective assets and Operations and the Transaction including without limitation information that IFC requests on behalf of the Participants for the Participants to satisfy requirements under applicable laws and regulations, including those concerning anti-money laundering and combating the financing of terrorism.

Section 5.04 Insurance.

(a)           Insurance Requirements and Borrower’s Undertakings.

Unless IFC otherwise agrees, the Borrower shall:

(i)            insure and keep insured, with financially sound and reputable insurers, all its assets and business against all insurable losses to include the insurances specified in Annex F and any insurance required by law;

(ii)           punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each insurance policy;

(iii)          promptly notify the relevant insurer of any claim by the Borrower, any Co-Borrower or any of their respective Subsidiaries under any policy written by that insurer and diligently pursue that claim;

(iv)          comply with all warranties under each policy of insurance;

(v)           not do or omit to do, or permit to be done or not done, anything which might prejudice the Borrower’s, any of the Co-Borrower’s, or any of their respective Subsidiaries, or, where IFC is a loss payee or an additional named insured, IFC’s right to claim or recover under any insurance policy; and

(vi)          not vary, rescind, terminate, cancel or cause a material change to any insurance policy;

provided always that if at any time and for any reason any insurance required to be maintained hereunder shall not be in full force and effect, then IFC shall thereupon or at any time while the same is continuing be entitled (but have no such obligation) on its own behalf to procure such insurance at the expense of the Borrower and to take all such steps to minimize hazard as IFC may consider expedient or necessary.

(b)           Policy Provisions.

Each insurance policy required to be obtained pursuant to this Section shall be on terms and conditions acceptable to IFC, and shall contain provisions to the effect that:

(i)            no policy can expire nor can it be cancelled or suspended by the Borrower or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless IFC and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Borrower receive at least 45 days notice (or such lesser period as 1FC may agree in respect of cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension;

(ii)           IFC (and all contractors working at the Project site during the construction phase) are named as additional named insured on all liability policies;

(iii)          where relevant, all its provisions (except those relating to limits of liability) shall operate as if they were a separate policy covering each insured party; and

(iv)          on every insurance policy on the Borrower’s assets which are the subject of the IFC Security and for business interruption, IFC is named as loss payee for any claim of, or any series of claims arising with respect to the same event whose aggregate amount is, the equivalent of $1,000,000 or more.

(c)           Application of Proceeds.

(i)            At its discretion, IFC may remit the proceeds of any insurance paid to it to the Borrower to repair or replace the relevant damaged assets or may apply such proceeds towards any amount payable to IFC under this Agreement, including to repay or prepay all or any part of the Loans in accordance with Section 2.06 (Prepayment); provided that there shall be no minimum amount or notice period or prepayment premium for any such prepayment.

(ii)           The Borrower shall use any insurance proceeds it receives (whether from IFC or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset.

(d)           Reporting Requirements.

Unless IFC otherwise agrees, the Borrower shall provide to IFC the following:

(i)            as soon as possible after its occurrence, notice of any event which entitles the Borrower to claim for an aggregate amount exceeding the equivalent of $500,000 under any one or more insurance policies;

(ii)           within 30 days after any insurance policy is issued to the Borrower, a copy of that policy incorporating any additional named insured and loss payee provisions required under Section 5.04(b)(iv) (unless that policy has already been provided to IFC pursuant to Section 5.0l(m) (Insurance);

(iii)          not less than 10 days prior to the expiry date of any insurance policy (or, for insurance with multiple renewal dates, not less than 10 days prior to the expiry date of the policy on the principal asset), a certificate of renewal from the insurer, insurance broker or agent confirming the renewal of that policy and the renewal period, the premium, the amounts insured for each asset or item and any changes in terms or conditions from the policy’s issue date or last renewal, and confirmation from the insurer that provisions naming IFC as loss payee or additional named insured, as applicable, remain in effect;

(iv)          such evidence of premium payment as IFC may from time to time request; and

(v)           any other information or documents on each insurance policy as IFC requests from time to time.

ARTICLE VI

Events of Default

Section 6.01 Acceleration after Default. If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Borrower, rcquire the Borrower and Co-Borrowers to repay the Loans or such part of the Loans as is specified in that notice. On receipt of any such notice, the Borrower and Co-Borrowers shall immediately repay the Loans (or that part of the Loans specified in that notice) and pay all interest accrued on it and any other amounts then payable under this Agreement and the other IFC Financing Documents. The Borrower and Co-Borrowers waive any right they might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

Section 6.02 Events of Default. It shall be an Event of Default if:

(a)           Failure to Pay Principal or Interest. Any Obligor fails to pay when due any part of the principal of, or interest on, the Loans and such failure continues for a period of 5 days;

(b)           Failure to Comply with Obligations. Any Obligor or any of its Subsidiaries fails to comply with any of its obligations under this Agreement or any other Transaction Document to which it is a party or any other agreement between such Person and IFC (other than those referred to in clauses (a) of this Section 6.02, and any such failure continues for a period of 30 days after the earlier of (i) the date the Obligor becomes aware of such failure and (ii) the date on which IFC notifies the Borrower of that failure;

(c)           Failure by Other Parties to Comply with Obligations. Any party to a Transaction Document fails to observe or perform any of its obligations under that Transaction Document (other than those referred to in clauses (a) or (b) of this Section 6.02 and any such failure continues for a period of 30 days after the date on which IFC notifies the Borrower of that failure;

(d)           Misrepresentation. Any representation or warranty made in: (i) Article III or in connection with the execution of, or any request (including a request for Disbursement) under, this Agreement; or (ii) any other Transaction Document is incorrect in any material respect when made or deemed to have been made;

(e)           Expropriation, Nationalization, Etc. Any Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property or other assets of any Obligor or any of its Material Subsidiaries, or of any of its respective Share Capital, or assumes custody or control of that property or other assets or of the business or operations of an Obligor or any of its Material Subsidiaries or of any of its respective Share Capital, or takes any action for the dissolution or disestablishment of the Obligor or any of its Material Subsidiaries or any action that would prevent the Obligor, any of its Subsidiaries or its officers from carrying on all or a substantial part of its business or Operations;

(f)            Involuntary Proceedings. A decree or order by a court is entered against an Obligor or any of its Material Subsidiaries:

(i)            adjudging an Obligor or any of its Material Subsidiaries bankrupt or insolvent;

(ii)           approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or with respect to, an Obligor or any of its Material Subsidiaries under any applicable law;

(iii)          appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of an Obligor or any of its Material Subsidiaries or of any substantial part of its property or other assets; or

(iv)          ordering the winding up or liquidation of its affairs;

or any petition is filed seeking any of the above and is not dismissed within 30 days;

(g)           Voluntary Proceedings. Any Obligor or any of its Material Subsidiaries;

(i)            requests a moratorium or suspension of payment of its Liabilities from any court;

(ii)           institutes proceedings or takes any form of corporate action to be liquidated, adjudicated bankrupt or insolvent;

(iii)          consents to the institution of bankruptcy or insolvency proceedings against it;

(iv)          files a petition or answer or consent seeking reorganization or relief under any applicable law, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of an Obligor or any of its Material Subsidiaries or of any substantial part of its property;

(v)           makes a general assignment for the benefit of creditors; or

(vi)          admits in writing its inability to pay its Liabilities generally as they become due or otherwise becomes insolvent;

(h)           Attachment. An attachment or analogous process is levied or enforced upon or issued against any of the assets of any Obligor or any of its Material Subsidiaries for an amount in excess of the equivalent of $10,000,000 in aggregate and is not discharged within 30 days;

(i)            Analogous Events to Bankruptcy. Any other event occurs which under any applicable law would have an effect analogous to any of those events listed in Section 6.02(f) (Involuntary Proceedings) through Section 6.02(g) (Voluntary Proceedings);

(j)            Cross-Default. Any Obligor or any of its Material Subsidiaries fails to pay any of its Liabilities (other than the Loans) which results in an aggregate amount then outstanding of $1,000,000 or more in a Financial Year or to perform any of its obligations under any agreement pursuant to which there are outstanding any Liabilities and any such failure continues for more than any applicable period of grace or any such Liabilities become prematurely due and payable or is placed on demand;

(k)           Failure to Maintain Authorizations. Any Authorization necessary for any Obligor or any of its Material Subsidiaries to perform and observe its obligations under any Transaction Document, or to carry out the Transaction or its Operations, is not obtained when required or is rescinded, terminated, lapses or otherwise ceases to be in full force and effect, including with respect to the remittance to IFC or its assignees, in the Loan Currency, of any amounts payable under any Transaction Document, and is not restored or reinstated within 30 days of notice by IFC to the Borrower requiring that restoration or reinstatement;

(1)           Revocation, etc. of Security Documents. Any Security Document or any of its provisions:

(i)            is revoked, terminated or ceases to be in full force and effect or ceases to provide the security intended, without, in each case, the prior consent of IFC;

(ii)           becomes unlawful or is declared void; or

(iii)          is repudiated or its validity or enforceability is challenged by any Person;

(m)          Revocation etc. of Transaction Documents. Any Transaction Document or any of its provisions;

(i)            is revoked, terminated or ceases to be in full force and effect without, in each case, the prior consent of IFC;

(ii)           becomes unlawful or is declared void; or

(iii)          is repudiated or the validity or enforceability of any of its provisions at any time is challenged by any Person and such repudiation or challenge is not withdrawn within 30 days of IFC’s noticc to the Borrower requiring that withdrawal; provided that no such notice shall be required or, as the case may be, the notice period shall terminate if and when such repudiation or challenge becomes effective;

(n)           Judgments. A final judgment, order or arbitral award for the payment of money in excess of the equivalent of $10,000,000 is rendered against any Obligor or any of its Subsidiaries or any of their respective properties and that judgment, order or arbitral award continues to be unsatisfied for a period of 30 consecutive days;

(o)           Change of Control. A Change of Control shall have occurred;

(p)           Employee Benefit Plans. Any employee benefit plan of any Obligor or any of the respective Subsidiaries shall at any time fail to satisfy the minimum funding requirement established by applicable law; and

(q)           Conversion. The Borrower shall fail to deliver ADSs and if applicable, cash, upon the conversion of the Convertible Portion of the IFC C Loan and such failure continues for 5 calendar days following the scheduled settlement date for such conversion.

Section 6.03 Bankruptcy. If any Obligor is liquidated or declared bankrupt, each Loan, all interest acerued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower and Co-Borrowers waive.

ARTICLE VII

Conversion

Section 7.01 Conversion.

(a)           Right to Convert. IFC may at its option convert a minimum of $1,000,000 or its integral multiple of IFC C Loan in whole or in part, at any time prior to the fifth anniversary of the date of the first Disbursement of the IFC C Loan, into Class A Ordinary Shares in the form of ADSs at the Conversion Rate in effect at such time, subject to registration or an exemption from registration under the Securities Act.

(b)           Exercise of Conversion Right; Issuance of ADSs on Conversion.

(i)            The right of conversion attaching to the IFC C Loan may be exercised by delivery of a duly signed and completed Conversion Notice, in the form as set forth as Schedule 5 (Form of Conversion Notice) (a “Conversion Notice”), which Conversion Notice shall specify the principal amount of the IFC C Loan to be converted (the “Convertible Portion”) and the name or names (with address or addresses) in which the certificates or certificates for shares of ADSs which shall be issuable on such conversion shall be issued. The date on which IFC satisfies all of the requirements in the immediately preceding sentence for any Convertible Portion, is the “Conversion Date”. The Borrower shall deliver to IFC certificates, each registered in the name or names as specified by IFC as described above, for the full number of whole shares of ADSs issuable upon the conversion of the Convertible Portion of the IFC C Loan in accordance with Section 7.01 (a) plus a check or cash in respect of any fractional interest in respect of a share of ADSs arising upon such conversion, calculated by the Borrower as provided in Section 7.0l(c) below no later than 3 Business Days following the relevant Conversion Date. All such shares shall be fully paid, duly authorized and validly issued and non-assessable and free from any Liens or encumbrances. The Borrower agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary to consummate and make effective the conversion contemplated by this Section 7.01.

(ii)           The Convertible Portion of the IFC C Loan shall be deemed to have been converted immediately prior to 5:00 p.m. New York time on the Conversion Date and the Person in whose name any ADSs shall be issuable upon such conversion are registered shall be deemed to have become on said date the holder of record of the ADSs.

(iii)          The delivery by the Borrower to IFC of the number of shares of ADSs, together with a cash payment in lieu of any fractional shares, with respect to the Convertible Portion of the IFC C Loan surrendered for conversion, shall be deemed to satisfy the Borrower’s obligation to pay the principal amount of such Convertible Portion of the IFC C Loan only, and accrued and unpaid interest with respect to such Convertible Portion of the IFC C Loan attributable to the period from the most recent Interest Payment Date through the Conversion Date shall be payable on the next Interest Payment Date in accordance with Section 2.03 (Interest).

(c)           Cash Payments in Lieu of Fractional Shares. No fractional shares of ADSs or scrip certificates representing fractional shares shall be issued upon conversion of the IFC C Loan. The number of full shares of ADSs that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Portion of the IFC C Loan surrendered for conversion on any Conversion Date. If any fractional shares of stock would be issuable upon the conversion of any Convertible Portion of the IFC C Loan, the Borrower shall make an adjustment and payment therefore in cash to IFC at the current market price thereof to IFC. The current market price of a share of ADSs shall be the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date for such Convertible Portion.

(d)           Conversion Rate. Each $1,000 principal amount of the IFC C Loan shall be convertible into ADSs based upon the Conversion Rate, subject to adjustment as provided in this Section 7.01.

(e)           Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Borrower as follows:

(i)            Dividend or Distribution. In case the Borrower shall issue Ordinary Shares as a dividend or distribution to holders of all or substantially all of the outstanding Ordinary Shares, or shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) x OS’

OS(0)

where,

CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be;

CR’ = the Conversion Rate in effect immediately after the Ex Date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;

OS(0) = the number of Ordinary Shares outstanding immediately prior to the Ex Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be; and

OS’ = the number of Ordinary Shares outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 7.01 (e) (i) is declared but not so paid or made, or the outstanding Ordinary Shares are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding Ordinary Shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(ii)           Rights or Warrants. In case the Borrower shall distribute to all or substantially all holders of its outstanding Ordinary Shares rights or warrants entitling them (for a period expiring within 45 calendar days after the record date for such distribution) to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per share less than the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) x OS(0) + X

OS(0) + Y

where,

CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the Ex Date for such distribution;

OS(0) = the number of Ordinary Shares outstanding immediately prior to the Ex Date for such distribution;

X = the total number of Ordinary Shares issuable (directly or in the form of ADSs) pursuant to such rights or warrants; and

Y = the number of Ordinary Shares equal to the aggregate price payable to exercise such rights or warrants divided by the average of each of the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex Date for such distribution. The Borrower shall not issue any such rights or warrants in respect of Ordinary Shares held in treasury by the Borrower. To the extent that Ordinary Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex Date for such distribution had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at less than such Closing Sale Price (as divided by the number of Ordinary Shares then represented by each ADS), and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Borrower for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii)          Distributed Property. In case the Borrower shall, by dividend or otherwise, distribute to all or substantially all holders of its Ordinary Shares of any class of Share Capital of the Borrower (other than Ordinary Shares as covered by Section 7.01(e)(i), evidences of its Financial Debt or other assets or property of the Borrower (including securities, but excluding dividends and distributions covered by Sections 7.01 (e) (ii) or 7.01 (e) (iv) and distributions described below in this subsection (iii) with respect to Spin-Offs) (any of such shares of Share Capital, Financial Debt, or other asset or property hereinafter in this Section 7.01 (e) (iii) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) x         SP(0)

SP(0)-FMV

where,

CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the Ex Date for such distribution;

SP(0) = the average of each of the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV = the fair market value as determined by the Board of Directors of the shares of Share Capital, evidences of Financial Debt, or other assets or property distributed with respect to each outstanding Ordinary Share on the Ex Date for such distribution.

Such adjustment shall become effective immediately prior to the opening of business on the Ex Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP(0)” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that IFC shall have the right to receive, for each $1,000 principal amount of the Convertible Portion of the IFC C Loan, the amount of Distributed Property IFC would have received had IFC owned a number of Ordinary Shares equal to the Conversion Rate on the record date for such distribution multiplied by the number of Ordinary Shares then represented by each ADS, without being required to convert the Loan. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 7.01 (e) (iii) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the ADSs divided by the number of Ordinary

Shares then represented by each ADS over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

With respect to an adjustment pursuant to this Section 7.01(e) (iii) where there has been a payment of a dividend or other distribution on the Ordinary Shares in shares of any class or series, or similar equity interest, in the Share Capital of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR(0) x FMV(0) + MP(0)

MP(0)

where,

CR(0) = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following the effective date of the Spin-Off;

CR’ = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;

FMV(0) = the average of the Closing Sale Prices of the shares or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP(0) = the average of each of the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on such Trading Day over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off;

Such adjustment shall occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

Rights or warrants distributed by the Borrower to all holders of Ordinary Shares, entitling the holders thereof to subscribe for or purchase ADSs or shares of the Borrower’s Share Capital, including Ordinary Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 7.01 (and no adjustment to the Conversion Rate under this Section 7.01 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.01 (e) (iii). If any such rights or warrants are subject to events. upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Financial Debt or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7.01 (e) was made, (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (B) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 7.01 (e) (iii) and Sections 7.01 (e) (i) and 7.01 (e) (ii) any dividend or distribution to which this Section 7.01 (e) (iii) is applicable that also includes Ordinary Shares to which Section 7.01 (e) (i) applies or rights or warrants to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) to which Sections 7.01 (e) (i) or 7.01 (e) (ii) applies (or both), shall be deemed instead to be (A) a dividend or distribution of the evidences of Financial Debt, assets or shares of capital stock other than such Ordinary Shares or rights or warrants, to which this Section 7.01 (e) (iii) applies (and any Conversion Rate adjustment required by this Section 7.01 (e) (iii) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such Ordinary Shares or such rights or warrants (and any further Conversion Rate adjustment required by Sections 7.01 (e) (i) and 7.01 (e) (ii) hereof with respect to such dividend or distribution shall then be made), except the Ex Date of such dividend or distribution shall under this Section 7.01 (e) (iii) be substituted as “the Ex Date” within the meaning of Sections 7.01 (e) (i) and Section 7.0l(e)(ii) and any Ordinary Shares included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex Date for such dividend or distribution or immediately prior to the effective date of such share split or combination, as the case may be” within the meaning of Section 7.01 (e)(i) or “outstanding immediately prior to the Ex Date for such distribution” within the meaning of Section 7.01(e) (ii).

(iv)                              Cash Distribution. In case the Borrower shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) x        SP(0)

SP(0) – C

where,

CR(0) = the Conversion Rate in effect immediately prior to the Ex Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the Ex Date for such distribution;

SP(0) = the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day immediately preceding the Ex Date for such distribution; and

C = the amount in cash per share distributed to holders of Ordinary Shares in such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one Ordinary Share is equal to or greater than SP(0) as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that IFC shall receive on the date on which such cash dividend is distributed to holders of Ordinary Shares, for each $1,000 principal amount of the Convertible Portion of the Loan, the amount of cash IFC would have received had IFC owned a number of Ordinary Shares equal to the Conversion Rate on the Ex Date for such distribution multiplied by the number of Ordinary Shares then represented by each ADS, without being required to convert the Convertible Portion of the Loan. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 7.01 (e) (iv), in the event of any reclassification of the Ordinary Shares, as a result of which the ADSs represent more than one class of Ordinary Shares, if an adjustment to the Conversion Rate is required pursuant to this Section 7.01 (e) (iv), references in this Section 7.01 to one Ordinary Share or the Closing Sale Price of one ADS (as divided by the number of Ordinary Shares then represented by each ADS) shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Ordinary Shares equal to the numbers of shares of such class issued in respect of one Ordinary Share in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(v)                                 Tender Offer or Exchange Offer. In case the Borrower or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Ordinary Shares, or ADSs representing Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share, or equivalent payment per Ordinary Share then represented by such ADSs, exceeds the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR’ = CR(0) x AC + (SP’ x OS’)

OS(0) x SP’

where,

CR(0) = the Conversion Rate in effect on the date such tender or exchange offer expires;

CR’ = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for the Ordinary Shares purchased (directly or in the form of ADSs) in such tender or exchange offer;

OS(0) = the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the Closing Sale Price of the ADSs divided by the number of Ordinary Shares then represented by each ADS on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Borrower or its Subsidiary is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer, but the Borrower or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

For purposes of this Section 7.01 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the ADSs trades the regular way on the relevant exchange or in the relevant market from winch the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any share split or combination of shares of Ordinary Shares, means the first date on which the ADSs trades the regular way on such exchange or in such market after the time at which such share split or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the ADSs trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

(vi)                              In addition to those required by Sections 7.01(e)(i) through Section 7.01(e)(v), and to the extent permitted by applicable law and the continued listing requirements of the New York Stock Exchange, the Borrower from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days or any longer period permitted by law if the Board of Directors determines that such increase would be in the Borrower’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Borrower shall deliver to IFC a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Borrower may also (but is not required to) increase the Conversion Rate to avoid or diminish any Tax to holders of Ordinary Shares or ADSs or rights to purchase Ordinary Shares or ADSs in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(vii)                           Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(A)                               upon the issuance of any Ordinary Shares pursuant to any future plan providing for the reinvestment of dividends or interest payable on securities of the Borrower and the investment of additional optional amounts in Ordinary Shares under any plan;

(B)                               upon the issuance of any Ordinary Shares, or any option, warrant, right or exercisable, exchangeable or convertible security to purchase Ordinary Shares, pursuant to any future agreements entered into with the Borrower’s suppliers of raw materials or machinery as consideration or inducement to enter into such supply agreement, provided that such supply agreement is entered into on arm’s length terms;

(C)                               upon the issuance of any Ordinary Shares or options or rights to purchase Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Borrower or any of its Subsidiaries (after the exercise of which, the aggregate number of the issued Class A Ordinary Shares pursuant to such plans or programs does not exceed 15% of the issued Share Capital of the Borrower throughout the term of the Loans);

(D)                               upon the issuance of any Ordinary Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (C) above and outstanding as of the date of this Agreement;

(E)                                for a change in the par value of the Ordinary Shares; or

(F)                                 for accrued and unpaid interest.

(viii)                        No adjustment shall be made for the Borrower’s issuance of Ordinary Shares (directly or in the form of ADSs) or convertible or exchangeable securities or rights to purchase Ordinary Shares (directly or in the form of ADSs) or convertible or exchangeable securities, other than as provided in this Section 7.01.

(ix)                              In any case in which this Section 7.01 provides that an adjustment shall become effective immediately after (1) the Ex Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 7.01 (e) (v) (each an “Adjustment Determination Date”), the Borrower may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to IFC with respect to any Convertible Portion of the IFC C Loan converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional ADSs or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to IFC any amount in cash in lieu of any fractional ADS pursuant to Section 7.01 hereof, For purposes of this subsection (i), the term “Adjustment Event” shall mean: (A) in any case referred to in clause (1) hereof, the date any dividend or distribution of Ordinary Shares (directly or in the form of ADSs), shares of Share Capital, evidences of Financial Debt, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and (B) in any case referred to in clause (2) hereof, the date a sale or exchange of Ordinary Shares (directly or in the form of ADSs) pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(x)                                 Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the Ordinary Shares multiplied by the number of Ordinary Shares then represented by each ADS, the Borrower shall take all corporate action which it reasonably determines may be necessary in order that the Borrower may validly and legally issue Ordinary Shares represented by the ADSs issuable upon conversion of the Convertible Portion at such adjusted Conversion Rate. The Borrower covenants that all Ordinary Shares represented by the ADSs issuable upon conversion of the Convertible Portion shall be fully paid and non-assessable by the Borrower and free from all Taxes, Liens and changes with respect to the issue thereof.

(xi)                              No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided that any adjustments that by reason of this Section 7.01 (e) (xi) are not required to be made shall be carried forward and the Borrower shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Closing Date and otherwise (y) 5 Business Days prior to the maturity of the IFC C Loan. All calculations under this Section 7.01 (Conversion) shall be made by the Borrower and shall be made to the nearest cent or to the nearest 1/1,000,000 of an ADS, as the case may be.

(xii)                           Whenever the Conversion Rate is adjusted as herein provided, the Borrower shall send to IFC an Officers’ Certificate, as promptly as possible and in any event within 10 Business Days after such adjustment, setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the date on which such adjustment becomes effective. Unless and until IFC shall have received such Officers’ Certificate, IFC shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Failure to deliver such Officer’s Certificate shall not affect the legality or validity of any such adjustment.

(f)                                   Other Adjustments.

(i)                                     In the event that, as a result of an adjustment made pursuant to Section 7.01(e) hereof, IFC may become entitled to receive any shares or securities other than ADSs, or if the Class A Ordinary Shares represented by such ADSs become converted, exchanged, reclassified or otherwise changed into other shares or securities, thereafter the Conversion Rate of such other shares so receivable upon conversion of the Convertible Portion of the IFC C Loan shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to ADSs (taking into account the number of Class A Ordinary Shares represented by each ADS immediately prior to such adjustment of the Conversion Rate or such change in the ADSs or Class A Ordinary Shares, as the case may be) contained in this Article VII (Conversion).

(ii)                                  In the event that the facility for the ADSs maintained with the ADS depositary pursuant to the Deposit Agreement is terminated for any reason, but such event does not constitute a Termination of Trading because the Class A Ordinary Shares are then listed for trading on a U.S. national securities exchange, all references herein to the “ADSs” and the “Closing Sale Price” will be deemed to refer to the “Class A Ordinary Shares” and the “Closing Sale Price” of the Class A Ordinary Shares, respectively, and other appropriate adjustments will be made to the provisions hereunder to reflect such change.

(iii)                               In the event that the facility for the ADSs maintained with the ADS Depositary pursuant to the Deposit Agreement is terminated for any reason (whether or not such event constitutes a Termination of Trading), IFC’s right to convert the Convertible Portion of the IFC C Loan into ADSs under this Article VII (Conversion), shall become a right to convert the Convertible Portion of the IFC C Loan into Class A Ordinary Shares at a Conversion Rate, subject to adjustment from time to time in accordance with this Article VII (Conversion), equal to (A) the number of Class A Ordinary Shares represented by each ADS immediately prior to such termination, multiplied by (B) the Conversion Rate applicable immediately prior to such termination, multiplied by (C) the aggregate principal amount of the Convertible Portion of the IFC C Loan being converted divided by 1,000.

(g)                                  Adjustments for Tax Purposes. Except as prohibited by law the Borrower may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 7.01 hereof, as it determines to be advisable in order that any share dividend, subdivision of shares, distribution of rights to purchase shares or securities or distribution of securities convertible into or exchangeable for shares made by the Borrower or to holders of Ordinary Shares or ADSs will not be taxable to the recipients thereof or in order to diminish any such taxation.

(h)                                 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:

(i)                               any reclassification or change in the Class A Ordinary Shares represented by the ADSs issuable upon conversion of the Convertible Portion of the IFC C Loan (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Class A Ordinary Shares);

(ii)                             any consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such to which the Borrower is a party, other than a merger in which the Borrower is the continuing Person and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, the Class A Ordinary Shares; or

(iii)                          any sale, transfer, lease, conveyance or other disposition of all or substantially all of the properly or assets of the Borrower or those of its Subsidiaries taken as a whole to any other Person or Persons;

in each case, pursuant to which the Class A Ordinary Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Borrower or such successor or purchasing Person, as the case may be, shall execute and deliver to IFC an amendment to this IFC C Loan in form reasonably satisfactory to IFC providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, IFC shall have the right to convert the Convertible Portion of the IFC C Loan into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition by a holder of a number of Class A Ordinary Shares equal to the product of (A) the number of Class A Ordinary Shares then represented by each ADS, and (B) a fraction whose denominator is 1,000 and whose numerator is the product of the principal amount of the Convertible Portion of the IFC C Loan and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition. If holders of Class A Ordinary Shares shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, then the Borrower shall make adequate provision to give IFC a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence. The amendment referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Section 7.01. The foregoing, however, shall not in any way affect the right IFC may otherwise have, pursuant to Section 7.01(c), to receive rights or warrants upon conversion. If, in the case of any such consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, the cash, securities or other and property receivable thereupon by a holder of Class A Ordinary Shares includes cash, securities or other property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, then such amendment shall also be executed by such other Person and shall contain such additional provisions to protect the interests of IFC as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 7.01 shall similarly apply to successive consolidations, mergers, binding share exchanges, reconstruction, amalgamation or other similar arrangement, or successive sales, transfers, leases, conveyances or dispositions.

In the event the Borrower shall execute an amendment pursuant to this sub-section (h), the Borrower shall promptly deliver to IFC an Officer’s Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or securities or property (including cash) receivable by IFC upon the conversion after any such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

(i)                                     Taxes on Shares Issued. The issue of ADS or share certificates upon conversions of the Convertible Portion of the IFC C Loan shall be made without charge to IFC for any documentary, stamp or similar issue or transfer Tax or duty in respect of the issue thereof.

(j)                                    Reservation of Shares; shares to be Fully Paid; Compliance with Governmental Requirements; Listing of ADSs.

(i)                                The Borrower shall at all times maintain enough, out of its authorized but unissued Class A Ordinary Shares, Class A Ordinary Shares to permit the issuance of ADSs upon conversion of the Convertible Portion of the IFC C Loan, from time to time as Convertible Portion of the IFC C Loan is presented for conversion.

(ii)                             The Borrower covenants that all Class A Ordinary Shares represented by ADSs, which may be issued upon conversion of the IFC C Loan, shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free from all Taxes, Liens and charges or adverse claims with respect to the issue thereof.

(iii)                          The Borrower covenants that, if any shares of ADSs to be provided for the purpose of conversion of Convertible Portion of the IFC C Loan hereunder require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Borrower will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC, endeavour to secure such registration or approval, as the case may be.

(iv)                         The Borrower covenants that it shall take all such actions and obtain all such approvals and registrations required for the payment in accordance herewith of

ADSs deliverable upon the conversion of the IFC C Loan, including issuance of Class A Ordinary Shares represented by such ADSs, the deposit thereof in accordance with the Deposit Agreement, the acceptance of such ADSs into the book-entry system maintained by the Depositary and the listing of such ADSs on each national securities exchange on which the ADSs are then listed.

(v)                            The Borrower covenants that it shall maintain, as long as any principal amount of the IFC C Loan is outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that freely traceable ADSs can be delivered in accordance herewith upon conversion of the Convertible Portion of the IFC C Loan immediately following the effective date of the Registration Statement (as defined in the Registration Rights Agreement). The Borrower shall also comply with all securities laws regulating the offer and delivery of ADSs upon the conversion of the Convertible Portion of the IFC C Loan.

(k)                                 Notice to IFC Prior to Certain Action. In the event that:

(i)                             the Borrower takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate;

(ii)                           there is any reclassification or reorganization of the Class A Ordinary Shares of the Borrower, or of any consolidation or merger to which the Borrower is a party and for which approval of any stockholders of the Borrower is required, or of the sale or transfer of all or substantially all of the assets of the Borrower; or

(iii)                     there is a voluntary or involuntary dissolution, liquidation or winding up of the Borrower,

the Borrower shall mail a notice to IFC, at least 30 scheduled Trading Days prior to the applicable date hereinafter specified, stating (A) the proposed Conversion Date, effective date or expiration date, as the case may be, or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Ordinary Shares of record shall be entitled to exchange their Class A Ordinary Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action or event, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

(l)                                     IFC C Loan deemed to be Prepaid. Subject to the conversion pursuant to Section 7.01 (a), the IFC C Loan shall be deemed to be prepaid by the amount of the Convertible Portion on the Conversion Date. All the outstanding instalments of principal of the IFC C Loan shall be reduced accordingly in inverse order of maturity.

(m)                             IFC Policy Rights Agreement. Promptly following any conversion, each of the Borrower and IFC shall enter into an IFC Policy Rights Agreement incorporating the IFC Policy Rights as set out in Annex H, with respect to the full number of whole shares of ADSs acquired by IFC upon the conversion of the Convertible Portion of the IFC C Loan and such IFC Policy Rights Agreement shall be in force until such time as IFC no longer holds any shares (or any equivalent interest in any successor company or successor Person (as applicable)).

ARTICLE VIII

Miscellaneous

Section 8.01 Saving of Rights. The rights and remedies of IFC in relation to any breach of any representation and warranty on the part of the Borrower or any Co-Borrower contained in Article III of this Agreement or in any other Transaction Document to which it is a party shall not be prejudiced by any investigation by or on behalf of IFC into the affairs of the Borrower or any Co-Borrower or any other Person, by the execution or the performance of this Agreement, any other Transaction Document or by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement, any other Transaction Document and which might, apart from this Section, prejudice such rights or remedies.

No course of dealing and no failure or delay by IFC in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement, any other Transaction Document or any other agreement shall waive or impair, or be construed to be a waiver of, such or any other power, remedy, discretion, authority or right under this Agreement or any other Transaction Document, or in any manner preclude its additional or future exercise; nor shall the action of IFC with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of IFC with respect to any other default.

Section 8.02 Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 5.03(g) (Proposed Changes) and 5.03(h) (Default) and Section 8.05 (Applicable Law and Jurisdiction), any such communication may be delivered by hand, airmail, facsimile or established courier service to the party’s address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt.

For the Borrower:

18th Floor, Building A, Chengjian Plaza, No. 18,

BeiTaiPingZhuang Road, Haidian District, Beijing

100088, People’s Republic of China

Facsimile:	+86 (10) 6206-8100

Attention :	Dr. Jin Huang

For the Co-Borrowers:

18th Floor, Building A, Chengjian Plaza, No. 18,

BeiTaiPingZhuang Road, Haidian District, Beijing

100088, People’s Republic of China

Facsimile:	+86 (10) 6206-8100

Attention :	Dr. Jin Huang

For IFC:

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Facsimile:	+1 202-974-4321

Attention:	Director, Manufacturing Agribusiness and Services: Asia Department

Without in any way prejudicing, affecting or modifying the above, a copy of any notice given or made to IFC pursuant to the foregoing provisions shall also be sent by courier and facsimile to IFC’s East Asia and Pacific Department, 14/F One Pacific Place, 88 Queensway, Admiralty, Hong Kong, Facsimile Number +852 2509 9363.

Section 8.03 English Language.

(a)                                 All documents to be provided or communications to be given or made under this Agreement or any other IFC Financing Document shall be in the English language.

(b)                                 To the extent that the original version of any document to be provided, or communication to be given or made, to IFC under this Agreement or any other Transaction Document is in a language other than English, that document or communication shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. IFC may, if it so requires, obtain an English translation of any document or communication received in a language other than English at the cost and expense of the Obligors. IFC may deem any such English translation to be the governing version between the Borrower, the Co-Borrowers and IFC.

Section 8.04 Term of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions provided, however, that the provisions of Sections 2.14,  2.15,  8.05,  8.07 and this Section 8.04 shall remain operative and in full force and effect regardless of the expiration of the terms of this Agreement, the consummation of the transactions contemplated hereby, the repayment in full of all monies payable hereunder or the conversion of all of the principal amount of the Loans or the unenforceability of any term or provision of this Agreement or any other Transaction Document.

Section 8.05 Applicable Law and Jurisdiction.

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

(b)                                 For the exclusive benefit of IFC, the Borrower and each Co-Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the United States located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of this Agreement, each party irrevocably submits to the jurisdiction of any such court and any appellate court from any thereof in any such action, suit or proceeding or appeal therefrom. A final non-appealable judgment in any such action, suit or proceeding or appeal therefrom shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c)                                  Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue the Borrower and each Co-Borrower in the United States or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrower and each Co-Borrower in any manner authorized by the laws of any such jurisdiction.

(d)                                 The Borrower and each Co-Borrower hereby irrevocably designates, appoints and empowers CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in the State of New York in respect of this Agreement.

(e)                                  As long as this Agreement remains in force, the Borrower and each Co-Borrower shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in New York, New York, with respect to this Agreement. The Borrower and each Co-Borrower shall keep IFC advised of the identity and location of such agent.

(f)                                   The Borrower and each Co-Borrower also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to the Borrower and each Co-Borrower, at its address specified pursuant to 8.02 (Notices). In such a case, IFC shall also send by facsimile, or have sent by facsimile, a copy of the papers to the Borrower and each Co-Borrower.

(g)                                  Service in the manner provided in Section 8.05 (Applicable Law and Jurisdiction) in any action, suit or proceeding will be deemed personal service, will be accepted by the Borrower and each Co-Borrower as such and will be valid and binding upon the Borrower and each Co-Borrower for all purposes of any such action, suit or proceeding.

(h)                                 The Borrower and each Co-Borrower irrevocably waives to the fullest extent permitted by applicable law:

(i)                                     any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)                                  any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(iii)                               its right of removal of any matter commenced by IFC in the courts of the State of New York to any court of the United States; and

(iv)                              any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party by IFC.

(i)                                     To the extent that the Borrower and each Co-Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other

Transaction Document to which it is a party, from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Borrower and each Co-Borrower irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(j)                                    The Borrower and each Co-Borrower hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States. The Borrower and each Co-Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

(k)                                 To the extent that the Borrower and each Co-Borrower may, in any action, suit or proceeding brought in any of the courts referred to in Section 8.05 (Applicable Law and Jurisdiction) or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which the Borrower and each Co-Borrower is a party, be entitled to the benefit of any provision of law requiring IFC in such action, suit or proceeding to post security for the costs of the Borrower and each Co-Borrower, or to post a bond or to take similar action, the Borrower and each Co-Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the United States or, as the case may be, the jurisdiction in which such court is located.

Section 8.06 Disclosure of Information.

(a)                                 Except as expressly agreed in the letter agreement dated February 22, 2012 between IFC and the Borrower entitled “Re: Confidentiality Agreement”, IFC may disclose any documents or records of, or information about, this Agreement or any other Transaction Document, or the assets, business, Operations or affairs of the Borrower and each Co-Borrower to:

(i)                                     its outside counsel, auditors and rating agencies,

(ii)                                  any Person with a participation in or who intends to purchase a participation in a portion of the Loans, and

(iii)                               any other Person as IFC may deem appropriate in connection with any proposed sale, transfer, assignment or other disposition of IFC’s rights under this Agreement or any Transaction Document or otherwise for the purpose of exercising any power, remedy, right, authority, or discretion relevant to this Agreement or any other Transaction Document.

(b)                                 The Borrower acknowledges and agrees that, notwithstanding the terms of any other agreement between the Borrower and each Co-Borrower and IFC, a disclosure of information by IFC in the circumstances contemplated by Section 8.07 (a) (Indemnification: No Consequential Damages) does not violate any duty owed to the Borrower and each Co-Borrower under this Agreement or under any such other agreement.

Section 8.07 Indemnification: No Consequential Damages.

(a)                                 The Borrower and each Co-Borrower shall indemnify IFC and its officers, directors, employees, agents and representatives (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and expenses (including fees, charges and disbursements of counsel) incurred by or asserted against any Indemnitee arising out of, in connection with, or related to (i) the execution, delivery or performance of any Transaction Document or any other agreement or instrument contemplated thereby or the consummation of the Transaction or any other transactions contemplated hereby, (ii) the Loans or the use of proceeds thereof, (iii) non-compliance with any law or regulation, including any environmental law or regulation, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is party thereto: provided that such indemnity will not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or expenses resulted directly from such Indemnitee’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b)                                 To the maximum extent permitted by applicable law, the Borrower and each Co-Borrower shall not assert, and hereby agrees to waive, any claim against any Indemnitee, on any theory liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or relating to, this Agreement or any agreement or instrument contemplated hereby, the Loans or the use of the proceeds thereof.

Section 8.08 Successors and Assignees. This Agreement binds and benefits the respective successors and assignees of the parties. However, the Borrower and each Co-Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of IFC.

Section 8.09 Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing signed by the party granting such consent or waiver and, in the case of an amendment, signed by all of the parties.

Section 8.10 Judgment Currency. All payments under this Agreement shall be made in Dollars as required by the terms hereof (the “Agreement Currency”), and, if for any reason any payment made hereunder is made in a currency (the “Other Currency”) other than the Agreement Currency, then to the extent that the payment actually received by IFC, when converted into the Agreement Currency at the Rate of Exchange (as defined below) on the day of payment (or, if conversion on such date is not practicable, as soon thereafter as it is practicable for IFC to purchase the Agreement Currency) falls short of the amount due under the terms of this Agreement or any other Transaction Document, the Obligors shall, as a separate and independent obligation of the Obligors, indemnify IFC harmless against the amount of such shortfall. As used in this Section 8.10, the term “Rate of Exchange” means the rate at which IFC is able on the relevant date to purchase the Agreement Currency with Other Currency and shall include any premiums and costs of exchange payable in connection with the purchases of or conversion into, the Agreement Currency.

Section 8.11 Counterpart. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

AMBOW EDUCATION HOLDING LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Chief Executive Officer

AMBOW EDUCATION CO. LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION (HONG KONG) LIMITED

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION MANAGEMENT LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW TRAINING MANAGEMENT LIMITED

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

INTERNATIONAL FINANCE CORPORATION

By:

Name:

Title:

AMBOW EDUCATION (HONG KONG) LIMITED

By:

Name:

Title:

AMBOW EDUCATION MANAGEMENT LTD.

By:

Name:

Title:

AMBOW TRAINING MANAGEMENT LIMITED

By:

Name:

Title:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Henrik Elschner Pedersen

Name:	Henrik Elschner Pedersen

Title:	Manager, Consumer and Social Services, Asia

ANNEX A

PROJECT COST AND FINANCIAL PLAN

In US$’ million	FY2011	FY2012	FY2013	FY2014	Total	%

Development of Kunshan campus phase II
Network	—	1.6	—	—	1.6	1.4%
Equipments	—	2.4	—	—	2.4	2.1%
Maintenance and others	—	1.3	0.5	0.5	2.3	2.0%
Total Kunshan campus phase II	—	5.3	0.5	0.5	6.3	5.5%
Refurbishment of Dalian campus
Fixtures and Fittings	—	4.8	3.2	—	8.0	7.0%
Facilities and Equipments	—	4.8	—	—	4.8	4.2%
Network	—	3.2	—	—	3.2	2.8%
Maintenance and others	—	0.9	0.9	0.9	2.7	2.4%
Total Dalian campus	—	13.7	4.1	0.9	18.7	16.4%
Beijing campus development
Land lease prepayment	20.6	—	—	—	20.6	18.1%
Fixtures and Fittings	—	12.7	7.9	—	20.6	18.1%
Facilities and Equipments	—	3.2	7.9	—	11.1	9.8%
Maintenance and others	—	—	—	0.8	0.8	0.7%
Total Beijing campus	20.6	15.9	15.8	0.8	53.1	46.7%
Guangzhou campus development
Land lease prepayment	9.5	—	—	—	9.5	8.4%
Fixtures and Fittings	—	7.9	3.2	—	11.1	9.8%
Facilities and Equipments	—	6.3	7.9	—	14.2	12.5%
Maintenance and others	—	—	—	0.8	0.8	0.7%
Total Guangzhou campus	9.5	14.2	11.1	0.8	35.6	31.3%

Total Project Costs	30.2	49.1	31.5	3.0	113.8	100.0%

IFC A loan	—	30.0	—	—	30.0	26.4%
IFC C loan	—	20.0	—	—	20.0	17.6%
Total Debt	—	50.0	—	—	50.0	44.0%
Internal cash	30.2	—	30.6	3.0	63.8	56.0%
Total Financing Plan	30.2	50.0	30.6	3.0	113.8	100.0%

ANNEX B

BORROWER/TRANSACTION AUTHORIZATIONS

(See Sections 3.01(d) (Status of Authorizations) and 4.01(d) (Authorizations) of the Loan Agreement)

A.            Authorizations Already Obtained

I.             The Borrower

(a)           Certificate of Incorporation (including any certificate(s) on change of name(s)).

(b)           Memorandum & Articles of Association.

(c)           Register of Directors.

(d)           Register of Members.

II.            The HK Co-Borrowers

(a)           Certificate of Incorporation (including any certificate(s) on change of name(s)).

(b)           Memorandum & Articles of Association.

(c)           Register of Directors.

(d)           Register of Members.

(e)           Business Registration Certificate.

III.          The Cayman Co-Borrowers

(a)           Certificate of Incorporation (including any certificate(s) on change of name(s)).

(b)           Memorandum & Articles of Association.

(c)           Register of Directors.

(d)           Register of Members.

IV.          Ambow Dalian Education Technology Co., Ltd.

(a)           Approval Reply issued by the Management Committee of Dalian High-tech Industrial Zone Approving the Establishment of Ambow Dalian Education Technology Co., Ltd.;

(b)           Approval Certificate issued by the Dalian Municipal People’s Government to Ambow Dalian Education Technology Co., Ltd.;

(c)           Business License issued by Dalian Municipal Administration of Industry and Commerce to Ambow Dalian Education Technology Co., Ltd.;

(d)           Tax Registration Certificate (with respect to both state and local taxes) issued to Ambow Dalian Education Technology Co., Ltd.; and

(c)           Foreign Exchange Registration Certificate issued to Ambow Dalian Education Technology Co., Ltd.

V.            Beijing Ambow Shengying Education and Technology Co., Ltd.

(a)           Approval Reply issued by the Administrative Committee of the Zhongguancun Haidian Science Park Approving the Establishment of Beijing Ambow Shengying Education and Technology Co., Ltd.;

(b)           Approval Certificate issued by the Beijing Municipal People’s Government to Beijing Ambow Shengying Education and Technology Co., Ltd.;

(c)           Business License issued by Beijing Municipal Administration of Industry and Commerce to Beijing Ambow Shengying Education and Technology Co., Ltd.;

(d)           Tax Registration Certificate (with respect to both state and local taxes) issued to Beijing Ambow Shengying Education and Technology Co., Ltd.; and

(e)           Foreign Exchange Registration Certificate issued to Beijing Ambow Shengying Education and Technology Co., Ltd.

B.            Authorizations to be Obtained prior to first Disbursement

I.             The Borrower

(a)           A copy of a resolution of its board of directors:

(i)            approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which it is a party and resolving that it executes the IFC Financing Documents to which it is a party;

(ii)           authorizing a specified person or persons to execute the IFC Financing Documents to which it is a party on its behalf;

(iii)          authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the IFC Financing Documents to which it is a party; and

(iv)          resolving that it is in its best interests to enter into the transactions contemplated by the IFC Financing Documents to which it is a party, giving reasons.

(b)           A specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above.

(c)           A certificate of a director of the Borrower confirming that:-

(i)            borrowing the Loans would not cause any borrowing or similar limit binding on it to be exceeded;

(ii)           all the representations and warranties in the IFC Finance Documents are true in all material respects; and

(iii)          the Borrower is not and is not otherwise presumed or deemed to be unable or has not admitted inability to pay its debts as they fall due or suspended making payments on any of its debts.

(d)           A copy of a resolution signed by all the holders of the issued shares in each Co-Borrower, approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which that Co-Borrower is a party.

(e)           The Borrower shall, after the execution of each of the Share Mortgages, instruct its registered agent to enter particulars of the security interests created pursuant to the relevant Share Mortgage in the Register of Charges for the Borrower in accordance with Section 54 of the Companies Law (as amended) of the Cayman Islands.”

(f)            The Borrower shall co-operate with IFC to ensure that the details of each of the Share Mortgages are registered, by or on behalf of IFC, with the Hong Kong Companies Registry within 5 weeks from the date of the relevant Share Mortgage, or as the case may be, or such other time as IFC may in its reasonable opinion deem appropriate.

II.            The HK Co-Borrowers

(a)           A copy of a resolution of the board of directors of each HK Co-Borrower:

(i)            approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which it is a party and resolving that it executes the IFC Financing Documents to which it is a party;

(ii)           authorizing a specified person or persons to execute the IFC Financing Documents to which it is a party on its behalf;

(iv)          authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the IFC Financing Documents to which it is a party; and

(iv)          resolving that it is in its best interests to enter into the transactions contemplated by the IFC Financing Documents to which it is a party, giving reasons.

(b)           A specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above.

(c)           A certificate of a director of each HK Co-Borrower confirming that:

(i)            borrowing the Loans would not cause any borrowing or similar limit binding on it to be exceeded;

(ii)           all the representations and warranties in the IFC Finance Documents are true in all material respects; and

(iii)          the HK Co-Borrower is not and is not otherwise presumed or deemed to be unable or has not admitted inability to pay its debts as they fall due or suspended making payments on any of its debts.

(d)           A copy of a resolution signed by all the holders of the issued shares in each HK Co-Borrower, approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which that HK Co-Borrower is a party.

(e)           Each of Ambow Education (Hong Kong) Limited and Ambow Training Management Limited shall co-operate with IFC to ensure that the details of each Equity Pledge to which it is a party is registered, by or on behalf of IFC, with the Hong Kong Companies Registry within 5 weeks from the date of the relevant Equity Pledge or such other time as IFC may in its reasonable opinion deem appropriate.

III.          The Cayman Co-Borrowers

(a)           A copy of a resolution of the board of directors of each Cayman Co-Borrower:

(i)            approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which it is a party and resolving that it executes the IFC Financing Documents to which it is a party;

(ii)           authorizing a specified person or persons to execute the IFC Financing Documents to which it is a party on its behalf;

(iii)          authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the IFC Financing Documents to which it is a party; and

(iv)          resolving that it is in its best interests to enter into the transactions contemplated by the IFC Financing Documents to which it is a party, giving reasons.

(b)           A specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above.

(c)           A certificate of a director of each Cayman Co-Borrower confirming that:-

(i)            borrowing the Loans would not cause any borrowing or similar limit binding on it to be exceeded;

(ii)           all the representations and warranties in the IFC Finance Documents are true in all material respects; and

(iii)          the Cayman Co-Borrower is not and is not otherwise presumed or deemed to be unable or has not admitted inability to pay its debts as they fall due or suspended making payments on any of its debts.

(d)           A copy of a resolution signed by all the holders of the issued shares in each Cayman Co-Borrower, approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which that Cayman Co-Borrower is a party.

(e)           Each Cayman Co-Borrower shall, after the execution of each of the Share Mortgages, instruct its registered agent to enter particulars of the security interests created pursuant to the relevant Share Mortgage in the Register of Charges for each such Cayman Co-Borrower in accordance with Section 54 of the Companies Law (as amended) of the Cayman Islands.

(f)            The Cayman Co-Borrower shall co-operate with IFC to ensure that the details of each of the Share Mortgages are registered, by or on behalf of IFC, with the Hong Kong Companies Registry within 5 weeks from the date of the relevant Share Mortgage, or as the case may be, or such other time as IFC may in its reasonable opinion deem appropriate.

IV.          Ambow Dalian Education Technology Co., Ltd.

(a)           Approval Reply issued by the Management Committee of Dalian High-tech Industrial Zone Approving the Equity Pledge (Ambow Dalian Education Technology Co., Ltd.); and

(b)           Notification for Establishment and Registration of Equity Pledge (Ambow Dalian Education Technology Co., Ltd.) issued by Dalian Municipal Administration of Industry and Commerce.

V.            Beijing Ambow Shengying Education and Technology Co., Ltd.

(a)           Approval Reply issued by the Administrative Committee of the Zhongguancun Haidian Science Park Approving the Equity Pledge (Beijing Ambow Shengying Education and Technology Co., Ltd.); and

(b)           Notification for Establishment and Registration of Equity Pledge (Beijing Ambow Shengying Education and Technology Co., Ltd.) issued by Beijing Municipal Administration of Industry and Commerce.

VI.          Spin-Rich Ltd.

(a)           A copy of a resolution of the board of directors of Spin-Rich Ltd.;

(i)            approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which it is a party and resolving that it executes the IFC Financing Documents to which it is a party;

(ii)           authorizing a specified person or persons to execute the IFC Financing Documents to which it is a party on its behalf;

(iii)          authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the IFC Financing Documents to which it is a party; and

(iv)          resolving that it is in its best interests to enter into the transactions contemplated by the IFC Financing Documents to which it is a party, giving reasons.

(b)           A specimen of the signature of each person authorised by the resolution referred to in paragraph (a) above.

(c)           A certificate of a director of Spin-Rich Ltd. confirming that all the representations and warranties in the IFC Finance Documents are true in all material respects; and

(d)           A copy of a resolution signed by all the holders of the issued shares in Spin-Rich Ltd., approving the terms of, and the transactions contemplated by, the IFC Financing Documents to which Spin-Rich Ltd. is a party.

ANNEX C

FINANCIAL DEBT

Ambow Group Debt As of March 31, 2012

		Amount
Borrower		(Chinese	Term
Long-term	Bank Names	Yuan)	Start	Due

Suzhou Applied Technology College	Kunshan Rural Commercial Bank Zhouzhuang Branch	4,000,000	2008-05-16	2013-05-07
Suzhou Applied Technology College	Kunshan Rural Commercial Bank Zhouzhuang Branch	1,000,000	2008-06-18	2013-05-07
Suzhou Applied Technology College	Bank of China Zhangpu Branch	6,000,000	2010-05-11	2012-10-10
Suzhou Applied Technology College	Kunshan Rural Commercial Bank Zhouzhuang Branch	5,000,000	2008-08-04	2012-08-03
Suzhou Applied Technology College	Kunshan Rural Commercial Bank Zhouzhuang Branch	10,000,000	2011-05-05	2013-05-07
	Kunshan Rural Commercial Bank Zhouzhuang Branch	8,500,000	2008-09-23	2013-03-21
Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.
	Kunshan Agricultural Bank Zhouzhuang Branch	6,000,000	2009-05-27	2015-09-05
Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.
	Kunshan Agricultural Bank Zhouzhuang Branch	6,000,000	2009-05-27	2016-05-26
Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.
	Kunshan Agricultural Bank Zhouzhuang Branch	6,000,000	2009-05-27	2014-09-05
Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.
	Kunshan Agricultural Bank Zhouzhuang Branch	5,000,000	2009-05-27	2013-09-05
Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.
	Kunshan Agricultural Bank Zhouzhuang Branch	5,000,000	2009-05-27	2012-09-05
Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.

Subtotal		62,500,000

Short-term			Term
Borrower	Bank Names	Amount	Start	Due

	Kunshan Rural Commercial Bank Zhouzhuang Branch	2,000,000	2012-01-17	2013-01-16

Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.

Suzhou Applied Technology College	Kunshan Rural Commercial Bank Zhouzhuang Branch	10,000,000	2011-05-18	2012-05-04

Beijing Ambow Online Software Co., Ltd.	Bank of Beijing Baishiqiao Branch	19,830,000	2011-04-13	2012-04-13

Beijing Ambow Online Software Co., Ltd.	Bank of Beijing Baishiqiao Branch	170,000	2011-04-22	2012-04-22

Beijing Ambow Online Software Co., Ltd.	Bank of Beijing Baishiqiao Branch	20,000,000	2011-05-11	2012-05-11

Beijing Ambow Online Software Co., Ltd.	Bank of Beijing Baishiqiao Branch	20,000,000	2011-07-15	2012-07-15

Subtotal		72,000,000

Grand Total		134,500,000

ANNEX D

MATERIAL SUBSIDIARIES OF THE BORROWER

Full English Name		Full Chinese Name
1.	Ambow Dalian Education Technology Co., Ltd.
2.	Ambow Education Co. Ltd.	N.A
3.	Ambow Education Ltd.	N.A
4.	Ambow Education Management Ltd.	N.A
5.	Ambow Education Management (Hong Kong) Limited	N.A
6.	Ambow Education (Hong Kong) Limited	N.A
7.	Ambow Sihua Education and Technology Co., Ltd.
8.	Ambow Training Management Limited	N.A
9.	Kunshan Zhouzhung Taishidian Tourism Scenic Development Co., Ltd.
10.	Beijing Ambow Online Software Co., Ltd.
11.	Beijing Ambow Shida Education Technology Co., Ltd.
12.	Beijing Jinghan Yingcai Education Technology Co., Ltd.
13.	Hunan Changsha Tongshenghu Experimental School
14.	Shanghai Genesis Corporate Management Co., Ltd.
15.	Shanghai Ambow Education Information Consulting Co., Ltd.
16.	Wenjian Gongying Venture Investment Enterprise (which shall cease to be a Material Subsidiary if the company is dissolved)
17.	Beijing Ambow Shengying Education and Technology Co., Ltd.

ANNEX E

SHAREHOLDERS OF THE BORROWER HOLDING 5% OR MORE SHARES

1.             GL Asia Mauritius II Cayman Ltd and its Affiliates (together “Avenue”)

2.             Actis Angel (AEM3) Ltd., Actis Angel (ACF2) Ltd. and their Affiliates (together “Actis”)

3.             Macquarie Investment Holdings (No. 2) Pty Limited and its Affiliates (together “Macquarie”)

4.             EdVenture Inc. and its Affiliates (together “EdVenture”)

5.             Campus Holding Limited and investment entities affiliated with Baring Private Equity (together “Baring”)

6.             Spin-Rich Ltd. and its Affiliates

ANNEX F

INSURANCE REQUIREMENTS

(See SECTION 5.04(A) (Insurance) of The Loan Agreement)

1.             CONSTRUCTION/EXPANSION PHASE

(a)           Construction All Risks, based on full contract value and including:

(i)    Civil Commotion

(ii)   Riot and Strike

(iii)  Debris Removal

(iv)  Extra Expenses

(v)   Extended Maintenance period

(vi)  Third Party Liability

(b)           Marine Cargo (including war), if applicable.

2.             ONGOING / OPERATIONAL PHASE

(a)           Fire and named perils or Property All Risks, based on new replacement cost of owned assets at all owned locations and career enhancement campuses in China.

(b)           Public Liability, for all owned and leased locations in China.

3.             AT ALL TIMES

(a)           All insurances required by applicable laws and regulations.

ANNEX G

EXISTING LIENS

Ambow Group Lien Assets As of March 2012

		Loan
		Amount
		(Chinese			Certificate
Borrower	Bank Names	Yuan)	Pledged Assets	Area(M2)	No
Suzhou Applied Technology College	Kunshan Rural Commercial Bank Zhouzhuang Branch	4,000,000	Canteen Building	5,599.57	241004882

Suzhou Applied Technology College	Kunshan Rural Commercial Bank Zhouzhuang Branch	1,000,000	Land attached to Canteen Building	1,477.90	12003117109

Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.	Kunshan Rural Commercial Bank Zhouzhuang Branch	8,500,000	Campus Land	26,153.40	12003117109

Kunshan Zhouzhuang Taishidian Tourism Scenic Area Development Co., Ltd.	Kunshan Rural Commercial Bank Zhouzhuang Branch	2,000,000	Front Store Rooms	4,971.97	241006511-6

ANNEX H

IFC POLICY RIGHTS

1.             IFC POLICY REPORTING COVENANTS

1.1          Subject to and in compliance with all Applicable Laws, the Borrower shall promptly notify IFC upon becoming aware of any: (i) litigation or investigations or proceedings which have or may reasonably be expected to have a Material Adverse Effect; or (ii) any criminal investigations or proceedings against the Borrower or any Related Party, and any such notification shall specify the nature of the action or proceeding and any steps that the Borrower proposes to take in response to the same.

“Related Party” means any Person: (a) that holds a material interest in the Borrower or any Subsidiary; (b) in which the Borrower or any Subsidiary holds a material interest; (c) that is otherwise an Affiliate of the Borrower; or (d) who serves (or has within the past 12 months served) as a director, officer or employee of the Borrower. For the purpose of this definition, “material interest” shall mean a direct or indirect ownership of shares representing at least 5% of the outstanding voting power or equity of the Borrower or any Subsidiary;

1.2          Subject to all Applicable Laws and regulations and rules of securities exchanges having jurisdiction over the Borrower, upon IFC’s request, and with reasonable prior notice to the Borrower,

(i)            visit any of the sites and premises where the business of the Borrower, the Co-Borrowers or any of their respective Subsidiaries is conducted;

(ii)           inspect any sites, facilities, plants and equipment of the Borrower, the Co-Borrowers and any of their respective Subsidiaries;

(iii)          have access to the books of account and all records of the Borrower, the Co-Borrowers and any of their respective Subsidiaries; and

(iv)          have access to those employees, agents, contractors and subcontractors of the Borrower, the Co-Borrowers and any of their respective Subsidiaries who have or may have knowledge of matters with respect to which IFC seeks information;

provided that (A) no such reasonable prior notice shall be necessary if an Event of Default or Potential Event of Default is continuing or if special circumstances so require, (B) in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s role and (C) no such access or inspection rights provided to either IFC or the CAO shall be permitted with respect to any non-public ADS price sensitive information; subject to any confidentiality obligations to which the Borrower and/or its Subsidiaries are subject, the Borrower shall use its reasonable endeavours to assist IFC to get access to those employees, agents, contractors and subcontractors of the Borrower and its Subsidiaries who have or may have knowledge of matters with respect to which IFC or the CAO seeks information; provided that in the case of the CAO, such access shall be for the purpose of earning out the CAO’s role.

2              IFC POLICY COVENANTS

2.1          The Borrower and each Co-Borrower and their respective Subsidiaries shall:

(i)            undertake its respective Operations in compliance with (A) the Action Plan and (B) the Performance Standards;

(iii)          periodically review the form of the Annual Monitoring Report;

(iii)          not amend the Action Plan in any material respect without the prior written consent of IFC;

(iv)          within 90 days after the end of each Financial Year, deliver to IFC the Annual Monitoring Report confirming compliance by the Obligors and/or the relevant Subsidiaries with the Action Plan, the social and environmental covenants of this Agreement or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy any such deficiency; and

(v)           within 3 days after its occurrence, notify IFC of any social, labour, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, a Material Adverse Effect or material impact on the implementation of the Transaction or on carrying on of the Operation by the Obligors and/or any Subsidiaries in compliance with the Action Plan and the Performance Standards, specifying in each case the nature of the incident, accident, or circumstance and any effect resulting or likely to result therefrom, and the measures the Obligors and/or any Subsidiaries is taking to address them and to prevent any future similar event; and keep IFC informed of the on-going implementation of those measures and plans.

2.2          Sanctionable Practices. Neither the Obligor nor any of its Subsidiaries shall engage in (nor authorize or permit any affiliate or any other Person acting on its or their behalf to engage in) any Sanctionable Practice with respect to any shareholding in, or any operation of, the Borrower, the Co-Borrowers or any of their respective Subsidiaries, and each relevant party shall make proper disclosure in form of public announcement or otherwise in accordance with the effective rules of the New York Stock Exchange if it becomes aware of any such violation. Should IFC notify the relevant party of its concern that there has been a violation of this provision, the relevant party shall cooperate in good faith to determine whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request.

2.3          UN Security Council Resolutions. Unless IFC otherwise agrees in writing, each Obligor shall and shall cause their respective Subsidiaries not to enter into any transaction or engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter.

2.4

(a)           Insurance Requirements and Borrower’s Undertakings.

Unless IFC otherwise agrees, the Borrower shall:-

(i)            insure and keep insured, with financially sound and reputable insurers, all its assets and business against all insurable losses to include the insurances specified in Annex F and any insurance required by law;

(ii)           punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each insurance policy;

(iii)          promptly notify the relevant insurer of any claim by the Borrower, any Co-Borrower or any of their respective Subsidiaries under any policy written by that insurer and diligently pursue that claim;

(iv)          comply with all warranties under each policy of insurance;

(v)           not do or omit to do, or permit to be done or not done, anything which might prejudice the Borrower’s, any of the Co-Borrower’s, or any of their respective Subsidiaries, or, where IFC is a loss payee or an additional named insured, IFC’s right to claim or recover under any insurance policy; and

(vi)          not vary, rescind, terminate, cancel or cause a material change to any insurance policy;

provided always that if at any time and for any reason any insurance required to be maintained hereunder shall not be in full force and effect, then IFC shall thereupon or at any time while the same is continuing be entitled (but have no such obligation) on its own behalf to procure such insurance at the expense of the Borrower and to take all such steps to minimize hazard as IFC may consider expedient or necessary.

(b)           Policy Provisions.

Each insurance policy required to be obtained pursuant to this Section shall be on terms and conditions acceptable to IFC, and shall contain provisions to the effect that:

(i)            no policy can expire nor can it be cancelled or suspended by the Borrower or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless IFC and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Borrower receive at least 45 days notice (or such lesser period as IFC may agree in respect of cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension;

(ii)           IFC (and all contractors working at the Project site during the construction phase) are named as additional named insured on all liability policies;

(iii)          where relevant, all its provisions (except those relating to limits of liability) shall operate as if they were a separate policy covering each insured party; and

(iv)          on every insurance policy on the Borrower’s assets which are the subject of the IFC Security and for business interruption, IFC is named as loss payee for any claim of, or any series of claims arising with respect to the same event whose aggregate amount is, the equivalent of $1,000,000 or more.

(c)           Application of Proceeds.

(i)            At its discretion, IFC may remit the proceeds of any insurance paid to it to the Borrower to repair or replace the relevant damaged assets or may apply such proceeds towards any amount payable to IFC under this Agreement, including to repay or prepay all or any part of the Loans in accordance with Section 2.06 (Prepayment); provided that there shall be no minimum amount or notice period or prepayment premium for any such prepayment.

(ii)           The Borrower shall use any insurance proceeds it receives (whether from IFC or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset.

(d)           Reporting Requirements.

Unless IFC otherwise agrees, the Borrower shall provide to IFC the following:

(i)            as soon as possible after its occurrence, notice of any event which entitles the Borrower to claim for an aggregate amount exceeding the equivalent of $500,000 under any one or more insurance policies;

(ii)           within 30 days after any insurance policy is issued to the Borrower, a copy of that policy incorporating any additional named insured and loss payee provisions required under Section 5.04(b)(iv) (unless that policy has already been provided to IFC pursuant to Section 5.01(m) (Insurance);

(iii)          not less than 10 days prior to the expiry date of any insurance policy (or, for insurance with multiple renewal dates, not less than 10 days prior to the expiry date of the policy on the principal asset), a certificate of renewal from the insurer, insurance broker or agent confirming the renewal of that policy and the renewal period, the premium, the amounts insured for each asset or item and any changes in terms or conditions from the policy’s issue date or last renewal, and confirmation from the insurer that provisions naming IFC as loss payee or additional named insured, as applicable, remain in effect;

(iv)          such evidence of premium payment as IFC may from time to time request; and

(v)           any other information or documents on each insurance policy as IFC requests from time to time.

ANNEX I

PROHIBITED ACTIVITIES

•                                          Production or activities involving harmful or exploitative forms of forced labour and/or harmful child labour;

•                                          Production or trade in any product or activity deemed illegal under host country laws or regulations or international conventions and agreements;

•                                          Production or trade in weapons and munitions;

•                                          Production or trade in alcoholic beverages (excluding beer and wine);

•                                          Production or trade in tobacco;

•                                          Gambling, casinos and equivalent enterprises;

•                                          Trade in wildlife or wildlife products regulated under Convention on International Trade in Endangered Species of Wild Fauna and Flora;

•                                          Production or trade in radioactive materials;

•                                          Production or trade in or use of unbonded asbestos fibers;

•                                          Commercial logging operations or the purchase of logging equipment for use in primary tropical moist forest (prohibited by the Forestry policy);

•                                          Production or trade in products containing PCBs;

•                                          Production or trade in pharmaceuticals subject to international phase outs or bans;

•                                          Production or trade in pesticides/herbicides subject to international phase out;

•                                          Production or trade in ozone depleting substances subject to international phase out;

•                                          Drift net fishing in the marine environment using nets in excess of 2.5 km in length;

•                                          Knowingly provide or permit to be provided any product or services (or any text, pictures, graphics, sound, video, or other data in connection with any services) that:

(i)                                     infringe on any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights or publicity of privacy;

(ii)                                  violate any law, statute, ordinance or regulation (including, without limitation, the laws and regulations governing export control);

(iii)                               are defamatory, trade libelous, unlawfully threatening or harassing;

(iv)                              are obscene or pornographic or contain child pornography;

(v)                                 violate any laws regarding competition, privacy, anti-discrimination or false advertising; or

(vi)                              contain any viruses, Trojan horses, worms, time-bombs, cancel bots or other computer routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information.

ANNEX J

ANTI-CORRUPTION GUIDELINES FOR

IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices,” “Collusive Practices” and “Obstructive Practices” in the context of IFC operations.

1.                                      Corrupt Practices

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

INTERPRETATION

A.                                    Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B.                                    It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices arc not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.                                    In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law.

D.                                    Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.                                     The World Bank Group does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.                                      Fraudulent Practices

A “Fraudulent Practice” is any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation.

INTERPRETATION

A.                                    An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of World Bank Group sanctions.

B.                                    Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behaviour is not condoned, but will not be sanctioned as a Fraudulent Practice under the World Bank sanctions program as applicable to IFC, MIGA and PRG operations.

3.                                      Coercive Practices

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

INTERPRETATION

A.                                    Coercive Practices arc actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.                                    Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.                                      Collusive Practices

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

INTERPRETATION

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.                                      Obstructive Practices

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice.

INTERPRETATION

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

ANNEX K

CORPORATE STRUCTURE AND OWNERSHIP

ANNEX L

VIE DOCUMENTS

1.             VIE Service Agreements

(a)           Exclusive Cooperation Agreement between Beijing Ambow Online Software Co., Ltd. and Beijing Ambow Shida Education Technology Co., Ltd., signed on January 31, 2005, amended May 13, 2010;

(b)           Assets Transfer and Lease Service Agreement between Beijing Ambow Online Software Co., Ltd. and Beijing Ambow Shida Education Technology Co., Ltd. on January 31, 2005;

(c)           Technology Service Agreement between Ambow Shida Education and Technology Co., Ltd and Beijing Ambow Online Software Co., Ltd. on October 31, 2009

(d)           Technology Service Agreement between Shanghai Ambow Education Information Consulting Co., Ltd and Beijing Ambow Online Software Co., Ltd, on October 31, 2009; and

(e)           Technology Service Agreement between Suzhou Wenjian Venture Investment Management Consulting Co., Ltd. and Beijing Ambow Online Software Co., Ltd. on February 25, 2009.

2.             VIE Equity Pledge Agreements

(a)           Pledge Agreement between Beijing Ambow Online Software Co., Ltd., Ambow Education Co. Ltd., and Xuejun Xie, Jianguo Xue, signed on January 31, 2005 and amended on January 4, 2009;

(b)           Pledge Agreement between Beijing Ambow Online Software Co., Ltd. and Xuejun Xie, Xiaogang Feng, on January 31, 2005;

(c)           Share Pledge Agreement between Beijing Ambow Online Software Co., Ltd. and Xuejun Xie, signed on October 31, 2009, amended on March 4, 2010;

(d)           Share Pledge Agreement between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, on March 4, 2010;

(e)           Share Pledge Agreement between Beijing Ambow Online Software Co., Ltd., Xiaogang Feng and Xuejun Xie, on October 31, 2009; and

(f)            Share Pledge Agreement between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, Xuejun Xie, Yisi Gu, on February 25, 2009.

3.             VIE Call Option Agreements

(a)           Call Option Agreement between Xuejun Xie, Jianguo Xue and Ambow Education Co. Ltd., Beijing Ambow Online Software Co., Ltd., signed on January 31, 2005 , amended on April 26, 2007, further amended on January 4, 2009;

(b)           Call Option Agreement between Beijing Ambow Online Software Co., Ltd. and Xuejun Xie, signed on October 31, 2009, amended on March 4, 2010;

(c)           Call Option Agreement between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, on March 4, 2010;

(d)           Call Option Agreement between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, Xuejun Xie, on October 31, 2009, supplemented on January 4, 2010; and

(e)           Call Option Agreement between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, Xuejun Xie, Yisi Gu, on February 25, 2009.

4.             VIE Power of Attorneys

(a)           Power of Attorney by Xuejun Xie to Beijing Ambow Online Software Co., Ltd., on April 26, 2007;

(b)           Power of Attorney by Jianguo Xue to Beijing Ambow Online Software Co., Ltd., on April 26, 2007;

(c)           Power of Attorney by Xuejun Xie to Beijing Ambow Online Software Co., Ltd., on October 31, 2009;

(d)           Power of Attorney by Xiaogang Feng to Beijing Ambow Online Software Co., Ltd., on October 31, 2009;

(e)           Power of Attorney by Xiaogang Feng to Beijing Ambow Online Software Co., Ltd., on March 4, 2010;

(f)            Power of Attorney by Xiaogang Feng to Beijing Ambow Online Software Co., Ltd., on October 31, 2009;

(g)           Power of Attorney by Xuejun Xie to Beijing Ambow Online Software Co., Ltd., on October 31, 2009;

(h)           Power of Attorney by Xiaogang Feng to Beijing Ambow Online Software Co., Ltd., on February 25, 2009;

(i)            Power of Attorney by Xuejun Xie to Beijing Ambow Online Software Co., Ltd., on February 25, 2009; and

(j)            Power of Attorney by Yisi Gu to Beijing Ambow Online Software Co., Ltd., on February 25, 2009.

5.             VIE Loan Agreements

(a)           Loan Agreement between Xuejun Xie and Ambow Education Co. Ltd., Beijing Ambow Online Software Co., Ltd., signed on January 31, 2005, amended on April 26, 2007 , further amended on January 4, 2009;

(b)           Loan Agreement between Jianguo Xue and Ambow Education Co. Ltd., Beijing Ambow

Online Software Co., Ltd., signed on January 31, 2005, amended on April 26, 2007;

(c)           Loan Agreement between Jianguo Xue and Beijing Ambow Online Software Co., Ltd., on February 1, 2008;

(d)           Loan Agreement between Xiaogang Feng and Beijing Ambow Online Software Co., Ltd., on March 4, 2010;

(e)           Loan Agreement between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, Xuejun Xie, on October 31, 2009; and

(f)            Loan Agreement between Beijing Ambow Online Software Co., Ltd. and Xiaogang Feng, Xuejun Xie, Yisi Gu, on February 25, 2009.

SCHEDULE 1

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

(See Section 1.01 (Definitions) and Section 4.01(d) (Authorizations) of the Loan Agreement)

[Borrower’s Letterhead]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Manufacturing Agribusiness and Services; Asia Department

Ladies and Gentlemen:

Certificate of Authorized Representative

With reference to the Loan Agreement dated           , 2012 (the “Loan Agreement”) between Ambow Education Holding Ltd. and IFC, I, the undersigned [Chairman/Director] of Ambow Education Holding Ltd., (the “Borrower”), duly authorized to do so, hereby certify that:

1.             The persons named below have been duly elected, have duly qualified as and at all times since                ,       (to and including the date hereof) have been officers of the Borrower, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

Name[1]	Office	Signature

Each such person is authorized to sign the IFC Financing Documents and the Other Financing Documents and any other request, notice, certification or other document provided for thereunder and to take any other action required or permitted to be taken thereunder.

1              Include name, office and signature of each officer who will sign any Document. Designations may be changed at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors where applicable.

2.             Attached hereto as Exhibit A is a copy of Charter of each of the Borrower and each Co-Borrower and its respective Subsidiaries as filed with the [Registrar of Companies] on                    ,        , together with all amendments thereto adopted through the date hereof.

3.             Attached hereto as Exhibit B is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower at a meeting on                    ,        at which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit B, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the IFC Financing Documents and the Other Financing Documents.

IN WITNESS WHEREOF, I have hereunto set my hand this         day of 2012.

AMBOW EDUCATION HOLDING LTD.

Name:
Title:

I, the undersigned, [Secretary/Assistant Secretary] of the Borrower, DO HEREBY CERTIFY that [Insert name of Person making the above certifications] is the duly elected and qualified [Chief Executive Officer/Chief Financial Officer] of the Borrower and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this       day of 2012.

AMBOW EDUCATION HOLDING LTD.

Name:
Title:

SCHEDULE 2

FORM OF REQUEST FOR DISBURSEMENT (LOAN)

(See Section 2.02 (Disbursement Procedure) and Section 4.02 (Conditions of All Disbursements) of

the Loan Agreement)

Borrower’s Letterhead

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Manufacturing Agribusiness and Services: Asia Department

Ladies and Gentlemen:

Investment No.

Request for Loan Disbursement

1.             Please refer to the Loan Agreement (the “Loan Agreement”) dated        , 2012 between Ambow Education Holding Ltd. (the “Borrower”) and International Finance Corporation (“IFC”). Terms defined in the Loan Agreement have their defined meanings whenever used in this request.

2.             The Borrower irrevocably requests the disbursement on            ,         (or as soon as practicable thereafter) of the amount of          (                  ) under the IFC [A/C] Loan (the “Disbursement”) in accordance with the provisions of Section 2.02 (Disbursement Procedure) of the Loan Agreement You are requested to pay such amount to the account in [Hong Kong] of Ambow Education Holding Ltd. with ABN AMRO BANK N.V Hong Kong for further credit to the Borrower’s Account No. 8885193 through [Bank of America, NA, New York (Swift: BOFAUS3N)] in New York, U.S. [(Remark: Please send MT103 directly to ABNAHKAAIPC)].

3.             For the purpose of Section 4.02 (Conditions of All Disbursements) of the Loan Agreement, the Borrower certifies as follows:

(a)           no Event of Default and no Potential Event of Default has occurred and is continuing;

(b)           the proceeds of the Disbursement arc at the date of this request needed by the Borrower for the purposes of the Transaction, or will be needed for such purpose within 3 months of such date;

(c)           since the date of the Loan Agreement nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect;

(d)           since the date of the Loan Agreement neither the Borrower nor its Subsidiaries has incurred any material loss or liability;

(e)           the representations and warranties made in Article III of the Loan Agreement, in the other IFC Financing Documents and in the Other Financing Documents are true on the date of this request and will be true on the date of the Disbursement with the same effect as if such representations and warranties had been made on and as of each such date;

(f)            the proceeds of the Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country; and

(g)           after giving effect to the Disbursement, neither the Borrower nor any of its Subsidiaries will be in violation of;

(i)            its respective Charter;

(ii)           any provision contained in any document to which me Borrower or any Subsidiary is a party (including the Loan Agreement) or by which the Borrower or any Subsidiary is bound; or

(iii)          any law, rule, regulation. Authorization or agreement or other document binding on the Borrower or any Subsidiary directly or indirectly, limiting or otherwise restricting the Borrower’s or any Subsidiary’s borrowing or guarantee power or authority or its ability to borrow or guarantee.

The above certifications are effective as of the date of this Request for Disbursement and shall continue to be effective as of the date of the Disbursement. If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, the Borrower undertakes to immediately notify IFC.

Yours truly,

AMBOW EDUCATION HOLDING LTD.

By
Authorized Representative

Copy to:        [Manager, Department of Financial Operations
International Finance Corporation]

SCHEDULE 3

FORM OF LOAN DISBURSEMENT RECEIPT

(See Section 2.02 (Disbursement Procedure) of the Loan Agreement)

Borrower’s Letterhead

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Manufacturing Agribusiness and Services: Asia Department

Ladies and Gentlemen:

Investment No.

Disbursement Receipt

We, Ambow Education Holding Ltd., hereby acknowledge receipt on the date hereof, of the sum of          (         ) disbursed to us by International Finance Corporation (“IFC”) under the IFC [A/C] Loan of [***] provided for in the Loan Agreement dated       , 2012 between our company and International Finance Corporation.

Yours truly,

AMBOW EDUCATION HOLDING LTD.

By
Authorized Representative

SCHEDULE 4

FORM OF SERVICE OF PROCESS LETTER

FORM OF SERVICE OF PROCESS LETTER

[Letterhead of Agent for Service of Process]

(See Section 4.0l(j) (Appointment of Agents) of the Loan Agreement)

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Manufacturing Agribusiness and Services; Asia Department

Re:

Dear Sirs:

Reference is made to (i) Section 8.05(d) (Applicable Law and Jurisdiction) of the Loan Agreement dated            , 2012 (the “Loan Agreement”) between Ambow Education Holding Ltd. (the “Borrower”) and International Finance Corporation (“IFC”), [and] [(ii) Section          of the Registration Rights Agreement dated           , 2012 between the Borrower,              and IFC]. Unless otherwise defined herein, capitalized terms used herein shall have the meaning specified in the Loan Agreement.

Pursuant to Section 8.05(d) (Applicable Law and Jurisdiction) of the Loan Agreement, the Borrower has irrevocably designated and appointed the undersigned, [CT Corporation System with offices currently located at 111 Eighth Avenue. New York, New York 10011, as its authorized agent to receive for and on its behalf service of process in any legal action or proceeding with respect to the Loan Agreement in the courts of the United States of America for the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan.

The undersigned hereby informs you that it has irrevocably accepted that appointment as process agent as set forth in each of Section 8.05(d) (Applicable Law and Jurisdiction) of the Loan Agreement from date hereof until               1 and agrees with you that the undersigned (i) shall inform IFC promptly in writing of any change of its address in New York, (ii) shall perform its obligations as such process agent in accordance with the relevant provisions of Section        of the Loan Agreement and (iii) shall forward promptly to the Borrower any legal process received by the undersigned in its capacity as process agent.

1              Insert date which is [three] months after the repayment of the relevant Loan.

As process agent, the undersigned and its successor or successors agree to discharge the above-mentioned obligations and will not refuse fulfilment of such obligations as provided under any of Section 8.05(d) of the Loan Agreement [and Section     (   ) of the Registration Rights Agreement].

Very truly yours,

[***]

By

Title:

cc: AMBOW EDUCATION HOLDING LTD.

SCHEDULE 5

FORM OF CONVERSION NOTICE

[Letterhead of IFC]

[Date]

AMBOW EDUCATION HOLDING LTD.

[Address]

CONVERSION NOTICE

Ladies and Gentlemen:

1.                                      Please refer to the Loan Agreement (the “Loan Agreement”) dated                 , 2012, between Ambow Education Holding Ltd. (the “Borrower”) and International Finance Corporation (“IFC”). Terms defined in the Loan Agreement have their defined meanings whenever used in this notice.

2.                                      Pursuant to the Loan Agreement, IFC hereby exercises the option to convert the Convertible Portion of the IFC C Loan in the amount of $[                     ] into ADSs of Ambow Education Holding Ltd. in accordance with the terms thereof and directs that the certificate representing shares of ADSs of the Borrower issuable and deliverable upon such conversion, be issued and delivered to IFC, together with cash for any fractional shares.

Yours truly,

INTERNATIONAL FINANCE CORPORATION

By

Name:

Title:

SCHEDULE 6

FORM OF SOLVENCY CERTIFICATE

This Solvency Certificate (the “Certificate”) of Ambow Education Holding Ltd. a company organized and existing under the laws of Cayman Islands (the “Borrower”), is delivered pursuant to Section 4.01(1) of the Loan Agreement dated as of                  , 2012 (as the same may be amended from time to time, the “Loan Agreement”) between the Borrower and IFC. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Loan Agreement.

I,  [NAME], the duly elected, qualified and acting [TITLE] of the Borrower. DO HEREBY CERTIFY as follows:

1.                                      I have carefully reviewed the Loan Agreement and the other IFC Financing Documents and such other documents as I have deemed relevant and the contents of this Certificate and, in connection herewith, have made such investigation, as I have deemed necessary therefor. I further certify that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

2.                                      I have reviewed all financial information delivered to IFC pursuant to Articles III and IV of the Loan Agreement (the “Information”). I am familiar with the financial performance and prospects of the Borrower and hereby confirm that the Information was prepared in good faith and fairly presents the Borrower’s Consolidated financial condition, based on the information available to the Borrower at the time so furnished.

3.                                      As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents, the fair value (as defined herein) and the present fair saleable value (as defined herein) of any and all property of the Borrower is greater than the probable liability on existing debts (as defined herein) of the Borrower as they become absolute and matured.

4.                                      As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents, the Borrower is able to pay its debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature (as defined herein).

5.                                      The Borrower does not intend to, nor believes that it will, incur debts that would be beyond its ability to pay as such debts mature.

6.                                      As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents, the Borrower is not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged.

7.                                      The Borrower docs not intend, in consummating the transactions contemplated by the Transaction Documents, to hinder, delay or defraud either present or future lenders or any other Person to which the Borrower is or will become, on or after the date hereof, indebted.

8.                                      For purposes of this Certificate, “fair value” means the amount at which the aggregate assets of the Borrower would change hands between a willing buyer and a willing seller within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both. “Present fair saleable value” means the amount that may be realized if the aggregate assets of the Borrower are sold with reasonable promptness in an arm’s length transaction under present conditions for the sale of assets of comparable business enterprises. The term “debt” means any legal liability, including, without limitation, any contingent, subordinated, absolute, fixed, matured or unmatured, disputed or undisputed, secured or unsecured and liquidated or unliquidated liability. Being “able to pay its debts as they become absolute and mature” means that, assuming transactions contemplated by the Transaction Documents have been consummated as proposed and based only upon the Borrower’s financial forecasts, the Borrower would have positive cash flow for the period covered by such forecasts after paying its scheduled anticipated indebtedness and current liabilities, including (and after giving effect to) the scheduled principal payments with respect to the Loans under the Loan Agreement as in effect on the date hereof.

IN WITNESS WHEREOF, I have executed this Certificate this [DATE]

By:

Name:

Title:

SCHEDULE 7

AUTHORIZATION TO AUDITORS

FORM OF LETTER TO BORROWER’S AUDITORS

(See Section 4.01(g) (Authorization of Auditors) and Section 5.01(f) (Authorization to Auditors) of

the Loan Agreement)

[Borrower’s Letterhead]

[Date]

[NAME OF AUDITORS]

[ADDRESS]

Ladies and Gentlemen:

We hereby authorize and request you to give to International Finance Corporation of 2121 Pennsylvania Avenue. N.W., Washington, D.C. 20433, United States of America (“IFC”), all such information as IFC may reasonably request with regard to the financial statements of the undersigned company, both audited and unaudited. We have agreed to supply that information and those statements under the terms of a Loan Agreement between the undersigned companies and IFC dated                    ,        (the “Loan Agreement”). For your information we enclose a copy of the Loan Agreement.

We authorize and request you to send two copies of the audited accounts of the undersigned companies to IFC to enable us to satisfy our obligation to IFC under Section 5.03(b)(i) of the Loan Agreement. When submitting the same to IFC, please also send, at the same time, a copy of your full report on such accounts in a form reasonably acceptable to IFC.

Please note that under Section 5.03(b)(ii) and (iii) and Section 5.03(e) of the Loan Agreement, we are obliged to provide IFC with a copy of the annual and any other management letter or other communication from you to the undersigned companies or its respective management commenting on, among other things, the adequacy of the undersigned companies’ financial control procedures and accounting and management information system.

Please also submit each such communication and report to IFC with the audited accounts.

For our records, please ensure that you send to us a copy of every letter that you receive from IFC immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

Yours truly,

AMBOW EDUCATION HOLDING LTD.

By
Authorized Representative

[Insert names of Restricted Subsidiaries]

Enclosure

cc:                                Director, Manufacturing Agribusiness and Services; Asia Department

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

SCHEDULE 8

FORM OF DISCLOSURE LETTER

This Disclosure Letter (this “Letter”) is made and given pursuant to Section 3.01 of the Loan Agreement dated as of [                  ], 2012 (the “Agreement”), by and among (1) AMBOW EDUCATION HOLDING LTD., a company organized and existing under the laws of the Cayman Islands (the “Borrower”) and (2) AMBOW EDUCATION CO. LTD., a company organized and existing under the laws of the Cayman Islands, (3) AMBOW EDUCATION LTD., a company organized and existing under the laws of the Cayman Islands, (4) AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1389402, (5) AMBOW EDUCATION (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1195960, (6) AMBOW EDUCATION MANAGEMENT LTD., a company organized and existing under the laws of the Cayman Islands, (7) AMBOW TRAINING MANAGEMENT LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1269002, (each a “Co-Borrower” and, together, the “Co-Borrowers”) and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including me PRC (“IFC”).

Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement. The section numbers below correspond to the section numbers in Section 3.01 of the Agreement. Disclosures made under one heading apply to and/or qualify only the correspondingly numbered representation and warranty in the Agreement except to the extent that is it reasonably apparent from the text of the disclosure that such disclosure also applied to another representation and warranty. Unless otherwise stated, all statements made herein are made as of the date of the Agreement.

(a)                                 Organization and Authority.

Each of the Material Subsidiaries is in the process of its 2011 annual inspection.

(d)                                 Status of Authorizations.

The Borrower previously attempted to submit an application to update Dr. Jin Huang’s equity interests registered with State Administration and Foreign Exchange (“SAFE”), and was advised at that time by SAFE that Dr. Jin is not required to comply with the SAFE regulations on the ground that she is not a PRC citizen.

(e)                                  No Amendment to Charters.

The Charters of Ambow Dalian Education Technology Co., Ltd. may need to be amended to effect the Share Transfer pursuant to Section 4.01 (n).

(g)                                  Disclosure.

Although there can be no assurance that the Obligors will achieve the results set forth in the projects provided by the Obligors, all such projections provided by the Obligors were prepared in good faith based on reasonable assumptions, estimates and expectations at the time they were made.

(h)                                 Financial Condition.

(i)                       Since December 31, 2011, each of the Obligors has conducted its respective business in the ordinary course and consistent with past practice.

(ii)                    Substantial obligations will be incurred pursuant to the Loans and the Transaction Documents.

(i)                                     Financial Statements.

The consolidated financial statements of the Obligors and their respective Subsidiaries for the period ending on December 31, 2011 disclose all liabilities (contingent or otherwise) of the Obligors and their respective Subsidiaries, and the reserves, if any, for such liabilities and all unrealized or anticipated liabilities and losses arising from commitments entered into by the Obligors or any of their respective Subsidiaries, in each case as required to be disclosed by the Accounting Standards.

(k)                                 Title to Assets and Liens.

Some of the real properties that the Borrower owns have defects or potential issues such as missing title certificates. As of December 31, 2011, the Borrower owns and occupies land covering an aggregate of 681,634 square meters, of which one parcel of land covering 56,667 square meters owned by  (the “Shuyang School”) under Ambow Shida, accounting for 8.3% of the land the Borrower owns as of that date. The Shuyang School owns a total of 123,333 square meters over two parcels of land, of which the land use right certificate of one parcel of land covering 66,666 square meters was awarded by the local government. We are in the process of receiving the approval from the central government for the land use right certificate of the other parcel of land covering 56,667 square meters. All the buildings and school operations are concentrated on the piece of land with the land use rights certificate. The parcel with no certificate is currently idle and will not be developed until such certificate is awarded.

Some of our leased real property has certain defects or potential issues (such as missing title certificates, or in the case of leased real properly, the lessor has not provided evidence of their ownership or right to lease the property).

We are not aware of any actions, claims or investigations being contemplated by the competent governmental entitles with respect to any such defects. We are in the process of obtaining the missing certificates and remedying the defects and issues relating to our real properties and, in the opinion of our management, any such defects are unlikely to have a material adverse effect on our operating business or financial condition.

As of the date of this Agreement, the Obligors have not created any liens on their leased premises.

(1)                                 IFC Security.

The pledge of Ambow Dalian and Ambow Shengying require PRC government approvals, which may take 30 days following signing of the Agreement.

(s)                                   Subsidiaries.

Annex E set forth 5% or greater shareholders of the Borrower. The Borrower is a public company and many of its ADSs may be held in “street name.” To the extent ADSs are held in “street name”, it is not possible for the Borrower to identify the direct owner thereof.

(u)                                 Compliance with Law.

Please refer to Section 3.01 (k) above.

(v)                                 Registration Statement.

The Borrower will rely on a Registration Statement on Form F-l under the Securities Act to register the Class A Ordinary Shares represented by the ADSs issuable upon conversion of the Convertible Portion of tire IFC C Loan for resale in the manner contemplated by the Registration Rights Agreement.

(x)                                 Deposit Agreement.

The Deposit Agreement allows for the deposit of unrestricted ordinary shares. In the event the Registration Statement has not been declared effective, it will be necessary to amend the Deposit Agreement to allow for the deposit of restricted ordinary shares and the issuance of restricted ADSs.

(y)                                 Reservation of Class A Ordinary Shares and ADSs.

Cayman law does not recognize the reservation of shares. However, a sufficient number of Class A Ordinary Shares represented by ADSs have been authorized and remain unissued for deposit into the Borrower’s ADS facility upon conversion of the Convertible Portion of the IFC C Loan.

(hh)                          Shareholders’ Rights.

Some of the Borrower’s shareholders, including its former preferred shareholders, are parties to an amended and restated investor rights agreement that provides for customary registration rights with respect to the ordinary shares issued upon the conversion of the Borrower’s preferred shares.

The Borrower has also entered into a registration rights agreement with Campus Holdings Limited, or Campus, Dr. Jin Huang and Spin-Rich Ltd., which entitles them to certain registration rights, including demand registration rights, Form F-3 registration rights and piggyback registration.

Execution Copy

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 12, 2012, by and between Ambow Education Holding Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”), and International Finance Corporation, an international organization established by Articles of Agreement among its member countries including the United Kingdom and the People’s Republic of China (the “Investor”).

WHEREAS:

A.                                            In connection with the Loan Agreement of even date herewith by and among the Company, Ambow Education Co. Ltd., a company incorporated under (the laws of the Cayman Islands, Ambow Education Ltd., a company incorporated under the laws of the Cayman Islands, Ambow Education Management (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, with registration No. 1389402, Ambow Education (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, with registration No. 115960, Ambow Education Management Limited, a company organized and existing under the laws of the Cayman Islands, Ambow Training Management Limited, a company incorporated under the laws of Hong Kong, with registration no. 1269002 (together, the “Co-Borrowers”) and the Investor (the “Loan Agreement”), the Investor has agreed, upon the terms and subject to the conditions set forth in the Loan Agreement, to extend Loans (as defined in the Loan Agreement) to the Company and the Co-Borrowers.

B.                                            Pursuant to the terms and subject to the conditions set forth in the Loan Agreement, the outstanding principal amount of the IFC C Loan (as defined in the Loan Agreement) is convertible into the Company’s Class A Ordinary Shares (the ‘Class A Ordinary Shares”) in the form of American Depositary Shares to be listed on the New York Stock Exchange (“ADSs”), with each ADS representing two of the Company’s Class A Ordinary Shares.

C.                                            To induce the Investor to execute and deliver the Loan Agreement, the Company has agreed to provide the Investor with registration rights for the ADSs issued upon conversion of the IFC C Loan (the “Conversion ADSs”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows;

1.                                              Definitions

As used in this Agreement, the following terms shall have the following meanings:

a.                                    “Allowable Grace Period” has the meaning set forth in Section 3.o.

b.                                    “Business Day” means a day when banks are open for business in New York, New York.

c.                                     “Depositary” means Citibank, N.A. as depositary under the Deposit Agreement dated as of August 10, 2010 by among the Company, Citibank, N.A. and the holders and beneficial owners from time to time of the ADSs issued thereunder.

d.                                    “Disbursement Date” means the date on which the IFC C Loan is disbursed to the Company.

e.                                     “Effectiveness Deadline” means the date (i) in the event that the Initial Registration Statement is not subject to a review by the SEC, thirty (30) calendar days after the Disbursement Date, or (ii) in the event that the Initial Registration Statement is subject to review by the SEC, ninety (90) calendar days after the Disbursement Date; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

f.                                      “Final Conversion Date” means the first to occur of (i) the five (5) year anniversary of the Disbursement Date or (ii) the date on which the entire principal amount of the IFC C Loan has been converted into ADSs.

g.                                     “Initial Registration Statement” means a registration statement of the Company filed under the 1933 Act covering the Registrable Securities pursuant to Section 2.a.

h.                                    “Permitted Transfer” has the meaning set forth in Section 9.

i.                                        “Permitted Transferee” has the meaning set forth in Section 9.

j.                                       “Person” means any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated association, Authority (as defined in the Loan Agreement) or any other entity whether acting in an individual, fiduciary’ or other capacity.

k.                                    “Principal Market” means the principal Trading Market on the date in question.

l.                                        “Registrable Securities” means the Conversion ADSs issuable to the Investor, including the full amount of Conversion ADSs issuable upon conversion following an Adjustment Event (as defined in the Loan Agreement), provided that Conversion ADS shall cease to be a Registrable Security upon the earliest to occur of the following: (i) a sale pursuant to a Registration Statement or Rule 144 under the 1933 Act (in which case, only such security sold shall cease to be a Registrable Security) or (ii) such security becoming eligible for public sale by the Investor pursuant to Rule 144 without regard to any of the volume or manner of sale requirements of Rule 144.

m.                                “Registration Statement” means any one or more registration statements of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement.

n.                                    “Required Holders” means the holders of at least two-thirds (2/3) of the Registrable Securities, including any permitted assignees or transferees of the Investor pursuant to Section 9.

o.                                    “Rule 144” means Rule 144 promulgated under the 1933 Act or any successor rule that may permit the Investor to sell securities to the public without registration.

p.                                    “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

q.                                    “SEC” means the U.S. Securities and Exchange Commission.

r.                                       “Trading Day” means a day on which the Principal Market is open for business.

s.                                      “Trading Market” means (the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE Amex, The Nasdaq Capital Market, The Nasdaq Global Market. The Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2.                                              Registration.

a.                                    Initial Mandatory Registration. The Company shall prepare and, as soon as practicable but in no event later than the Disbursement Date, file with the SEC the Registration Statement on Form F-l covering all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall contain (except as otherwise reasonably directed by the Investor or required pursuant to written comments received from the SEC upon review of such Initial Registration Statement) the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A.

b.                                    [Reserved].

c.                                     Effectiveness of Registration Statements. The Company shall use its commercially reasonable best efforts to cause each Registration Statement or any post-effective amendment thereto to be declared effective by the SEC as soon as practicable and, with respect to the Initial Registration Statement, no later than the Effectiveness Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the 1933 Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated), and shall use its commercially reasonable best efforts to keep each Registration Statement continuously effective under the 1933 Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Investor, (ii) such time as all of the Registrable Securities are eligible for public sale by the Investor pursuant to Rule 144 without regard to any of the current information, volume or manner of sale requirements of Rule 144 or (iii) the date that is one (1) year following the Final Conversion Date (the “Effectiveness Period”). The Company shall promptly notify the Investor via facsimile of the effectiveness of a Registration Statement or any post-effective amendment thereto within one (1) Trading Day after the date that the Company telephonically confirms effectiveness with the SEC.

d.                                    [Reserved].

e.                                     Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If, except for the reasons set forth in Section 3.o.: (i) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the 1933 Act, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (ii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within fifteen (15) Trading Days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, (iii) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Deadline or (iv) after the effective date of a Registration Statement and except for the reasons set forth in Sections 3.p. and q., such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Investor is otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than thirty (30) consecutive calendar days or more than an aggregate of sixty (60) calendar days (which need not be consecutive calendar days) during any twelve- (12-) month period (any such failure or breach being referred to as an “Event,” and for purposes of clause (iii) the date on which such Event occurs, and for purpose of clause (i) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (ii) the date on which such fifteen (15) Trading Day period is exceeded and for purpose of clause (iv) the dale on which such thirty (30) or sixty (60) calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then, in addition to any other rights the Investor may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to one-half of one percent (0.5%) of the aggregate outstanding principal amount of the IFC C Loan for any unregistered Registrable Securities then held by the Investor. The parties agree that the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be six percent (6%) of the aggregate outstanding principal amount of the IFC C Loan. If the Company fails to pay any partial liquidated damages pursuant to this Section 2.e. in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of twelve percent 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

f.                                      Underwriter Status. The Company shall not identify the Investor as an underwriter in any public disclosure or filing with the SEC or any Principal Market or Trading Market unless required by the SEC or any such Principal Market or Trading Market. In the event the Investor is required by the SEC or any Principal Market or Trading Market to be named as an underwriter in any public disclosure or filing with the SEC or any such Principal Market or Trading Market, despite diligent efforts by the Company that the Investor should not be named as an underwriter, the Investor shall either consent to being named as an underwriter or request that its Registrable Securities be removed from such public disclosure or filing to the extent necessary to avoid being required to be named as an underwriter thereunder. Except as set forth in this paragraph f. the Investor being deemed an underwriter by the SEC or any Principal Market or Trading Market shall not relieve the Company of any obligations it has under this Agreement.

3.                                              Related Obligations. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.a., the Company will use its commercially reasonable best efforts to effect the registration of the Registrable Securities consistent with the Plan of Distribution and, pursuant thereto, the Company shall have the following obligations:

a.                                    The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its commercially reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). As used in the preceding sentence, the term “commercially reasonable best efforts” shall mean, among other things, that the Company shall submit to the SEC, within five (5) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, and (ii) the approval of the Investor pursuant to paragraph e. below (which approval is promptly sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request. The Company shall use its commercially reasonable best efforts to keep each Registration Statement effective at all times during the Effectiveness Period, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

b.                                    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Effectiveness Period, subject to Allowable Grace Periods and except as provided in paragraphs p. and q., and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this paragraph b, by reason of the Company filing a report on Form 20-F or Form 6-K or any analogous report under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder, or any similar successor statute (collectively, the “1934 Act”)), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.                                     The Company shall (i) permit the Investor to review and comment upon (A) a Registration Statement at least ten (10) Business Days prior to its filing with the SEC and (B) all amendments and supplements to all Registration Statements (except for reports incorporated by reference therein) within five (5) Business Days prior to their filing with the SEC, and (ii) not file any Registration Statement or amendment or supplement thereto in a form to which the Investor reasonably objects in writing by the end of such tenth (10th) Business Day in the case of a Registration Statement, or the fifth (5th) Business Day in the case of an amendment or supplement. The Company shall furnish to the Investor, without charge, (x) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement that pertains to the Investor as a selling shareholder but not any comments that contain or constitute material non-public information about the Company, (y) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including, if request by the Investor, financial statements and schedules, all documents incorporated by reference and all exhibits and (z) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with the Investor in performing the Company’s obligations pursuant to this Section 3.

d.                                    The Company shall furnish to the Investor, without charge, (i) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (ii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor, provided that the Company shall be under no obligation under this paragraph d. to provide any document that is available on the SEC’s EDGAR system (“EDGAR”).

e.                                     The Company shall use its commercially reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effectiveness Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Effectiveness Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph e., (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.                                      The Company shall notify the Investor of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that in no event shall such notice disclose the content of any material, nonpublic information, and, subject to paragraph o. below, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also promptly notify the Investor (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.                                     The Company shall use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of any such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.                                    The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge. The Company agrees that it shall, if permitted by law, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means and if permitted by law, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of or to obtain a protective order for, such information.

i.                                        The Company shall use its commercially reasonable best efforts to cause all the ADSs covered by a Registration Statement to be listed on each securities exchange on which ADSs are then listed, if any, if the listing of such ADSs is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this paragraph i.

j.                                       The Company shall cooperate with the Investor and the Depositary to facilitate the timely preparation and delivery of ADSs to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

k.                                    If requested by the Investor in writing in the form of a completed Selling Securityholder Notice and Questionnaire, the Company shall, as soon as reasonably practicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment if reasonably requested by the Investor.

l.                                        The Company shall use its commercially reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities pursuant to the Registration Statement.

m.                                The Company shall make generally available to its security holders as soon as practical, but not later than one hundred eighty (180) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement, including through filing of an annual report on Form 20-F.

n.                                    The Company shall otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

o.                                    Notwithstanding anything to the contrary herein, the Company may delay, including by delaying the filing of a Registration Statement, the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”) and, as applicable, suspend sales of Registered Securities under an effective Registration Statement; provided, that the Company shall promptly (i) notify the Investor in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investor) and the date on which the Grace Period will begin, and (ii) notify the Investor in writing of the date on which the Grace Period ends; provided, further, that no Grace Period shall exceed forty-five (45) consecutive Trading Days and during any three hundred sixty-five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least two (2) Trading Days after the last day of any prior Grace Period (an

“Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investor receives the notice referred to in clause (i) and shall end on and include the later of (A) the date the Investor receives the notice referred to in clause (ii) and (B) the date referred to in such notice. The provisions of paragraph e. shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of paragraph f. above with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

p.                                    If the Company becomes eligible to use Form F-3 and has ongoing registration obligations hereunder, the Company shall have the option to undertake to register the Registrable Securities on Form F-3 after such form is available pursuant to a post-effective amendment to Form F-l on Form F-3; provided, that if the Company exercises such option, the Company shall have a period of up to seventy-five (75) days between the filing of a post-effective amendment to register the Registrable Securities on Form F-3 and the time that the Registration Statement covering the Registrable Securities has been declared effective by the SEC, which time period shall not be considered an “Event” hereunder and no liquidated damages shall accrue or be payable pursuant to Section 2.e with respect thereto.

q.                                    Notwithstanding any provision of this Agreement to the contrary, any time period commencing with the filing of a post-effective amendment to a Registration Statement and continuing until the time that such Registration Statement has been declared effective by the SEC shall not be considered an “Event” hereunder and no liquidated damages shall accrue or be payable pursuant to Section 2.e with respect thereto.

4.                                              Obligations of the Investor.

a.                                    At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Investor in writing of the information the Company requires from the Investor to be included in such Registration Statement (the “Investor’s Documentation”). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Company acknowledges that delivery by the Investor of the Selling Securityholder Notice and Questionnaire in the form attached hereto as Exhibit B and completed in its entirety shall satisfy the Investor’s Documentation delivery requirement for the Initial Registration Statement.

b.                                    The Investor, by the Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

c.                                     The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in the first sentence of Section 3.f, the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of Section 3.f. or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall cause the Depositary to deliver the ADSs to a transferee of the Investor in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in the first sentence of Section 3.f. and for which the Investor has not yet settled.

d.                                    The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.                                              Expenses Of Registration. All reasonable expenses, other than underwriting discounts and selling commissions, if any, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. For the avoidance of doubt, the Company shall not be obligated to pay any of the fees and disbursements of counsel to the Investor in connection with the review of any Registration Statement.

6.                                              Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.                                    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to paragraph c. below, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, that such Indemnified Persons shall promptly reimburse the Company for that portion of such fees and expenses applicable to any such Claim for which such Indemnified Persons is finally judicially determined to not be entitled to indemnification hereunder. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this paragraph a.: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any prospectus included therein or any such amendment thereof or supplement thereto and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

b.                                    In connection with any Registration Statement in which the Investor is participating, the Investor agrees indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.a., the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or any prospectus included therein; and, subject to paragraph c.

below, the Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this paragraph b. and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this paragraph b. for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

c.                                     Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

d.                                    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when Indemnified Damages are incurred and applicable bills are received.

e.                                     The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.                                              Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to contribute to the amount paid or payable by such Indemnified Party or Indemnified Person as a result of losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on one hand and the Indemnified Party or Indemnified Person in connection with the actions, statements or omissions that resulted in the losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party or Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party, Indemnified Person or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6 was available to such party in accordance with its terms.

8.                                              Reports Under The 1934 Act. During the Effectiveness Period, the Company agrees to:

a.                                    make and keep public information available, as those terms are understood and defined in Rule 144;

b.                                    file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.                                     furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company, to the extent not available on EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.                                              Assignment of Registration Rights. The rights under this Agreement shall be transferable or assignable by the Investor to any person to whom the Investor transfers an interest representing at least $5,000,000 in the IFC C Loan or at least 500,000 Registrable Securities, otherwise than in a registered sale of the ADSs pursuant to the Registration Statement (a “Permitted Transferee”). This Agreement shall inure to the benefit of and be binding upon the Permitted Transferees, provided, that (i) the Company is given written notice prior to any such transfer or assignment, stating the name and address of the transferee or assignee and identifying the interest in the IFC C Loan or Registrable Securities with respect to which such registration rights are intended to be transferred or assigned and (ii) the transferee or assignee of such rights assumes in writing the obligations of the Investor under this Agreement (a “Permitted Transfer”). In the event of a Permitted Transfer, the Permitted Transferee shall be treated for all purposes as an “Investor” hereunder and the Schedule of Investors attached hereto shall be updated accordingly.

10.                                       Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.                                       Miscellaneous.

a.                                    A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

b.                                              Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) two (2) Business Days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Ambow Education Holding Ltd.

18th Floor, Building A

Chengjian Plaza, No. 18

BeiTaiPingZhuang Road, Haidian District

Beijing, 100088

People’s Republic of China

Telephone: 86.10.6206.8007

Facsimile: 86.10.6206.8100

Attention: Gareth Kung, Chief Financial Officer

With a copy (which shall not constitute notice) to:

Covington & Burling LLP

2301 Tower C YinTai Centre

2 Jianguomenwai Avenue

Beijing 100022

People’s Republic of China

Telephone No.: 86.10.5910.0507

Facsimile No.: 86.10.5910.0567

Attention: Michelle Edwards, Esq.

If to the Investor, to its address and facsimile number set forth on the Schedule of Investors attached hereto, with copies to the Investor’s representatives as set forth on the Schedule of Investors, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clauses (i), (ii) or (iii) above, respectively.

c.                                               The Company hereby irrevocably designates, appoints and empowers C T Corporation System, 111 Eighth Avenue, 13th Floor, New York, N.Y. 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in the State of New York in respect of this Agreement. The Investor consents and agrees that the Company may, in its reasonable discretion, irrevocably appoint a substitute agent for the receipt of service of process located within the United States, and that upon such appointment, the appointment of C T Corporation System may be revoked.

(1)                                 Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (set forth above) or such other address in the United States as may be notified to the party wishing to serve the document and (a) left at the specified address if its receipt is acknowledged in writing or (b) sent to the specified address by post, registered mail return receipt requested. In the case of clause (a), the document will be deemed to have been duly served when it is left and signed for. In the case of clause (b), the document shall be deemed to have been duly served when received and acknowledged.

(2)                                 If the Company’s agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify each Investor of the name and address of the replacement agent. Failing such appointment and notification, the Investor shall be entitled by notice to the Company to appoint a replacement agent to act on the Company’s behalf. The provisions of this paragraph c. applying to service on an agent apply equally to service on a replacement agent.

d.                                              Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“US Dollars”). All amounts owing under this Agreement shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

e.                                               Judgment Currency.

(1)                                 If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph e. referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(i)                                     the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)                                  the date on which the foreign court determines, in the ease of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the “Judgment Conversion Date”).

(2)                                 If in the case of any proceeding in the court of any jurisdiction referred to in clause (1)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(3)                                 Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

f.                                                Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

g.                                               Governing Law; Jurisdiction; Jury Trial.

(1)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(2)                                 For the exclusive benefit of IFC, the Company irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the United States located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of this Agreement, the Company irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(3)                                 Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue the Company in the United States or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

(4)                                 [Reserved].

(5)                                 As long as this Agreement remains in force, the Company shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in New York, New York, with respect to this Agreement. The Company shall keep IFC advised of the identity and location of such agent.

(6)                                 At the option of IFC, this Agreement may be enforced against the Company in the courts of the United States or in any other appropriate jurisdiction or concurrently in more than one jurisdiction, and service of process papers upon the Company may be made in any manner authorized by the laws of any such jurisdiction.

(7)                                 The Company also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to the Company, at its address specified pursuant to Section 11.b. In such a case, IFC shall also send by facsimile, or have sent by facsimile, a copy of the papers to the Company.

(8)                                 Service in the manner provided in this Section 11.g. (Governing Law; Jurisdiction; Jury Trial) in any action, suit or proceeding will be deemed personal service, will be accepted by the Company as such and will be valid and binding upon the Company for all purposes of any such action, suit or proceeding.

(9)                                 The Company irrevocably waives to the fullest extent permitted by applicable law:

(i)                                     any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)                                  any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(iii)                               its right of removal of any matter commenced in the courts of the State of New York to any court of the United States; and

(iv)                              any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party.

(10)                          To the extent that the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which it is a party, from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(11)                          The Company hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

(12)                          To the extent that the Company may, in any action, suit or proceeding brought in any of the courts referred to in this Section 11.g. (Governing Law; Jurisdiction; Jury Trial) or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which the Company is a party, be entitled to the benefit of any provision of law requiring IFC in such action, suit or proceeding to post security for the costs of the Company, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the United States or, as the case may be, the jurisdiction in which such court is located.

h.                                              This Agreement and the Loan Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Loan Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

i.                                                  Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

j.                                                 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

k.                                              This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

l.                                                  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

m.                                          All consents and other determinations required to be made by the Investor pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

n.                                              The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

o.                                              This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

p.                                              Other Registration Rights. The Company will not, on or after the date of the Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor in this Agreement or otherwise conflicts with the provisions hereof. The Company shall not permit any securities other than the Registrable Securities to be included in any Registration Statement without the prior written consent of the Investor and upon terms reasonably acceptable to the Investor.

IN WITNESS WHEREOF, the Company and the Investor have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

AMBOW EDUCATION HOLDING LTD.

By:	/s/ Jin Huang
	Name:	Jin Huang
	Title:	Chief Executive Officer

INVESTOR:

INTERNATIONAL FINANCE CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the Company and the Investor have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

AMBOW EDUCATION HOLDING LTD.

By:
Name:
Title:

INVESTOR:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Henrik Elschner Pedersen
	Name:	Henrik Elschner Pedersen
	Title:	Manager, Consumer and Social Services, Asia

SCHEDULE OF INVESTORS

Investor’s Representative’s
	Investor Address	Address
Investor	and Facsimile Number	and Facsimile Number
[NAME]

	Attn:	Attn:
	Facsimile:	Facsimile:
	Telephone:	Telephone:

Execution Copy

EXHIBIT A

PLAN OF DISTRIBUTION

The ADSs being registered may be sold from time to time directly by the selling shareholders or, alternatively, through underwriters, broker-dealers or agents. If the ADSs are sold through underwriters or broker-dealers, then the selling shareholders who sell those ADSs will be responsible for underwriting discounts or commissions. The selling shareholders may, from time to time, sell any or all of their ADSs in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions):

•                   on any national securities exchange or quotation service on which the ADSs may be listed or quoted at the time of sale;

•                   in the over-the-counter market;

•                   in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•                   in privately negotiated transactions;

•                   through put or call option transactions, whether such options are listed on an options exchange or otherwise;

•                   through the settlement of short sales;

•                   through a combination of any such methods of sale; or

•                   through any other method permitted pursuant to applicable law.

The selling shareholders may also sell ADSs under Rule 144 under the Securities Act, if available, rather than under this prospectus. There can be no assurance that any selling shareholder will sell any or all of the ADSs registered pursuant to the registration statement, of which this prospectus forms a part.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of ADSs, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of ADSs by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of ADSs will be borne by the selling shareholders. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the ADSs if liabilities are imposed on that person under the Securities Act.

The selling shareholders may pledge or grant a security interest in some or all of the ADSs owned by them and, if a selling shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ADSs from time to time under this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer, donate, and distribute the ADSs in other circumstances, in which case the transferees, donees, pledgees, distributees, or other successors in interest will be the selling shareholders for purposes of this prospectus.

The selling shareholders also may transfer the ADSs in private transactions, in which case the transferees, donees or other successors in interest will be the selling shareholders for purposes of this prospectus and may sell the ADSs from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the transferees, donees, or other successors in interest as selling shareholders under this prospectus.

The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions may be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We are required to pay all fees and expenses incident to the registration of the ADSs.

The selling shareholders have advised us that they have not entered into any agreements or understandings with any underwriters or broker-dealers regarding the sale of their ADSs. If we are notified by any selling shareholders that any material agreement or understanding has been entered into with a broker-dealer for the sale of ADSs, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the ADSs, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the ADSs will be freely tradable in the hands of persons other than our affiliates.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our ADSs and activities of the selling shareholders.

Execution Copy

EXHIBIT B

SELLING SECURITY HOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of Class A Ordinary Shares, $0.0001 par value per share, of Ambow Education Holding Ltd. (the “Company”), each represented by American Depositary Shares (the “Registrable Securities”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is attached as an exhibit. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement. Holders of Registrable Securities who do not complete, execute and return this Selling Securityholder Notice and Questionnaire in accordance with the terms of the Registration Rights Agreement (1) will not be named as a Selling Securityholder in the Registration Statement and the related prospectus and (2) may not use the related prospectus for resales of Registrable Securities.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)                                 Full Legal Name of Selling Securityholder

(b)                              Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)                              Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3. Broker-Dealer Status:

(a)  Are you a broker-dealer?

Yes ☐     No ☐

(b)  If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐     No ☐

Note:         If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)  Are you an affiliate of a broker-dealer?

Yes ☐     No ☐

(d)  If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐     No ☐

Note:         If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Loan Agreement.

(a) Type and amount of other securities beneficially owned by the Selling Securityholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. In the absence of any such notification, the Company shall be entitled to rely on the accuracy of the information in this Selling Securityholder Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus. The undersigned also acknowledges that it understands its obligation to comply, and agrees to comply, with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M, in connection with any offering of Registrable Securities pursuant to the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO THE COMPANY:

AMBOW EDUCATION HOLDING LTD.

[ADDRESS]

Telephone No.:

Facsimile No.:

Attention:

Execution Copy

INVESTMENT NUMBER 31769

Share Retention Agreement

by and among

DR. JIN HUANG

SPIN-RICH LTD.

AMBOW EDUCATION HOLDING LTD.

and

INTERNATIONAL FINANCE CORPORATION

Dated June 12, 2012

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SHARE RETENTION AGREEMENT

SHARE RETENTION AGREEMENT (this “Agreement”) dated June 12, 2012, among:

1.                              DR. JIN HUANG, the chief executive officer of the Borrower as of the date of this Agreement (the “Shareholder”);

2.                              SPIN-RICH LTD., a company organized and existing under the laws of the British Virgin Islands and wholly-owned by the Shareholder (“Spin-Rich”);

3.                              AMBOW EDUCATION HOLDING LTD., a company organized and existing under the laws of the Cayman Islands (the “Borrower”); and

4.                               INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries (“IFC”).

WHEREAS;

(A)                               pursuant to a Loan Agreement dated June 12, 2012 (the “Loan Agreement”) between IFC, the Borrower and the Co-Borrowers (as defined in the Loan Agreement), IFC has agreed, subject to the terms and conditions contained therein, to lend to the Borrower and each of the Co-Borrowers the Loans (as defined in the Loan Agreement) in the aggregate principal amount of US$50,000,000;

(B)                               it is a condition precedent for first disbursement of the Loans that the parties hereto shall have entered into this Agreement; and

(C)                               in consideration of IFC entering into the Loan Agreement and in order to induce IFC to make the first Disbursement of the Loans, each of the Shareholder, Spin-Rich and the Borrower has agreed to undertake their respective obligations hereinafter contained.

NOW THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01. Loan Agreement Definitions. Wherever used in this Agreement, unless otherwise defined herein, or unless the context shall otherwise require, terms defined in the Loan Agreement shall have the same meanings.

Section 1.02. Other Definitions. In addition, unless the context otherwise requires, the following terms shall have the following meanings:

“IFC Indebtedness”	all amounts payable to IFC under the Loan Agreement;

“Prohibited Transfer”

with respect to any Shares (or share capital or other interest through which the Shares are owned indirectly), a Lien (as defined in the Loan Agreement), including the Share Charge mentioned hereinafter, grant of an option, conditional sale, conditional transfer or other conditional disposition over such Shares (or share capital or other interest through which the Shares are owned indirectly);

“Relevant Parties”	collectively, the Shareholder, Spin-Rich and the Borrower; and each, individually, a “Relevant Party”;

“Share Charge”	that certain Share Charge dated October 26, 2011 by Spin-Rich in favour of Campus Holding Limited with respect to 6,077,747 Class B ordinary shares of the Borrower held by Spin-Rich;

“Shares”	the economic and voting interests in the Borrower’s issued Share Capital (as defined in the Loan Agreement) (determined on a fully diluted basis); and

“Transfer”

with respect to any Shares, as the context may require, (i) a sale, assignment, transfer, disposition, Lien or granting of an option, in each case whether actual or contingent of or over such Shares or (ii) to sell, assign, transfer, pledge, grant an option over or otherwise dispose of, or encumber or permit any Lien to exist over, such Shares.

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Section 1.03. Interpretation. The principles of interpretation and construction set forth in Section 1.03 of the Loan Agreement shall apply to, and are hereby incorporated by reference as if fully set forth in, this Agreement.

ARTICLE II

Share Retention

Section 2.01. Share Retention. (a) So long as any amount of the Loan remains available for disbursement by IFC and, thereafter, until all the IFC Indebtedness has been paid in full:

(i)                               at all times, the Shareholder shall maintain directly or indirectly, not less than 5.0% of the legal and beneficial ownership of the Shares free from all Prohibited Transfers;

(ii)                             the Shareholder shall not Transfer the Shares she now owns directly or indirectly or may hereafter from time to time acquire if, after giving effect to such Transfer, the provisions of Section 2.01(a)(i) would be breached; and

(iii)                         the Shareholder shall take, and shall cause Spin-Rich to take, from time to time, such action as shall be required on her and its part, including the exercise, to the extent permitted by law, of all of her and its preemptive rights under the Charter of the Borrower, to ensure that, at all times, she and it comply with the provisions of Section 2.01(a)(i).

Section 2.02. Restrictions on Share Transfer Recordation - Notice of Transfers. The Borrower covenants with IFC that, for so long as the provisions of Section 2.01 are in force and effect:

(a)                                 to the extent permitted by law, it will not recognize any purported Transfer of the Shares owned directly or indirectly by the Shareholder (other than in a transaction in favor of IFC or pursuant to the Share Charge) unless (1) such Transfer would not result in a breach of Section 2.01(a)(i), or (2) such Transfer is authorized in writing by IFC; and

(b)                                 it shall notify IFC promptly upon receipt of any request by the Borrower or Spin-Rich to register or record any Transfer of the Shares or any other transaction in respect of the Shares, together with the details of such request, to the extent that such Transfer or other transaction would be inconsistent with the provisions of Section 2.01 (Share Retention).

Section 2.03. Notification of Transfer Restrictions. The restrictions imposed under this Article II shall be recorded in the share registry of the Borrower and noted on the share certificates issued by the Borrower to the Shareholder.

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ARTICLE III

Representations and Warranties

Section 3.01.                          Representations and Warranties. Each of the Relevant Parties hereby represents and warrants with respect to itself that:

(a)                                 in the case of each of the Borrower and Spin-Rich, it is a legal entity duly organized and validly existing under the laws of its place of incorporation and has the corporate power to enter into, deliver and perform its obligations under this Agreement;

(b)                                 in the case of each of the Borrower and Spin-Rich, this Agreement has been duly authorized and executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms;

(c)                                  in the case of each of the Borrower and Spin-Rich, the execution, delivery and performance of this Agreement will not contravene (i) any law, regulation, order, decree or Authorization applicable to it, (ii) any provision of its constitutional documents, or (iii) any contractual restriction binding on or affecting it or any of its assets;

(d)                                 all Authorizations required for the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained and are in full force and effect;

(e)                                  the Relevant Party has been provided with, and acknowledges receipt of, a copy of the Loan Agreement;

(f)                                   neither the Relevant Party nor any of its Affiliates, nor any Person acting on its behalf, has made, with respect to any transaction contemplated by the Transaction Documents (as defined in the Loan Agreement), any Sanctionable Practice (as defined in the Loan Agreement);

(g)                                  the Shareholder owns directly or indirectly Shares representing 5% of the Shares, has full legal and beneficial direct or indirect ownership to those Shares and all of those Shares are free from all Prohibited Transfers; and

(h)                                 none of the representations and warranties made by it in this Section 3.01 omits any matter the omission of which makes any such representations and warranties misleading.

Section 3.02.                          IFC Reliance. Each of the Relevant Parties acknowledges that such Relevant Party has made the representations in Section 3.01 (Representations and Warranties) with the intention of inducing IFC to enter into this Agreement and that IFC has entered into this Agreement on the basis of and in full reliance on such representations.

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Section 3.03.                          Rights Not Prejudiced. The rights and remedies of IFC in relation to any misrepresentations or breach of warranty on the part of any Relevant Party shall not be prejudiced by

(a)                                 any investigation by or on behalf of IFC into the affairs of such Relevant Party;

(b)                                 the execution of this Agreement; or

(c)                                  any act or thing which may be done by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

ARTICLE IV

Miscellaneous

Section 4.01.                          Further Assurances. Each Relevant Party shall take all such action and do, perform, execute and deliver all acts, deeds and documents in a due and expeditious manner, as shall be reasonably necessary from time to time to cause the effective performance of its respective obligations, and permit the effective performance of the other parties’ obligations, under this Agreement, including registration with or notification to the appropriate authority or authorities, if any.

Section 4.02.                          Severability. In case any obligation of any Relevant Party contained in this Agreement should be held to be invalid, void, null, illegal or unenforceable in any respect or to any extent in any jurisdiction, the validity, effectiveness, legality or enforceability of the remaining obligations contained herein shall not be in any way affected, impaired or restricted thereby in that jurisdiction nor shall the validity, effectiveness, legality or enforceability of the obligation concerned or of any other obligation contained herein be thereby affected in any other jurisdiction.

Section 4.03.                          Remedies and Waivers. No course of dealing and no delay in exercising or omission to exercise by IFC, any right, power, remedy or discretion accruing to IFC under this Agreement shall impair such right, power, remedy or discretion or be construed as a waiver thereof or of any other right, power, remedy or discretion on the part of IFC under this Agreement. No single or partial exercise by IFC of any such right, power, remedy or discretion shall preclude its additional or future exercise. All waivers given under this Agreement shall be in writing.

Section 4.04.                          Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties hereto.

Section 4.05.                          Fees and Expenses. The Shareholder or the Borrower shall pay or reimburse to IFC, or as IFC may direct, the costs and expenses incurred by IFC in relation to the enforcement or

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protection of its rights under this Agreement, including legal and other professional fees and any taxes, duties, fees or other charges payable by IFC.

Section 4.06.                          Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 4.10(e), any such notice, request or other communication may be delivered by hand, airmail, facsimile (or established courier service) to the party to which it is given at such party’s address or facsimile number specified below or at such other address or facsimile number as such party shall have designated by notice to the party giving such notice and will be effective upon receipt.

For the Shareholder and Spin-Rich:

Dr. Jin Huang

18th floor, Building A, Chengjian Plaza, No. 18,

BeiTaiPingZhuang Road, Haidian District, Beijing

100088, People’s Republic of China

Alternative address for communications by facsimile

Facsimile:   +86 (10) 6206-8100

with a copy to (which shall not constitute notice):

PacGate Law Group

Office Tower A4201, Fortune Plaza

7 Dongsanhuan Zhong Road

Chaoyang District, Beijing

100020, People’s Republic of China

Attention: Justin Chen

Alternative address for communications by facsimile

Facsimile:   +86 (10) 6530-9980

For the Borrower:

Ambow Education Holding Ltd.

18th Floor, Building A, Chengjian Plaza, No. 18,

BeiTaiPingZhuang Road, Haidian District, Beijing

100088, People’s Republic of China

Attention: Dr. Jin Huang

Alternative address for communications by facsimile:

Facsimile:   +86 (10) 6206-8100

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For IFC:

INTERNATIONAL FINANCE CORPORATION

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, Manufacturing Agribusiness and Services: Asia Department

Alternative address for communications by facsimile:

Facsimile:   +86 (10) 6206-8100

Without in any way prejudicing, affecting or modifying the above, a copy of any notice given or made to IFC pursuant to the foregoing provisions shall also be sent by courier and facsimile to IFC’s South Asia Department, Gate No. 3, Niti Marg, 50-M, Shantipath, Chanakyapuri, New Delhi — 110021, India, Facsimile Number (91-11) 4111-1001, 4111-1002/2611 1281

Section 4.07.                          English Language. (a) All documents to be furnished or communications to be given or made under this Agreement will be in the English language.

(b)                                 To the extent that the original version of any document to be provided, or communication to be given or made, to IFC under this Agreement is in a language other than English, that document or communication shall be accompanied by a translation into English certified by the Borrower, the Shareholder or Spin-Rich, as the case may be, to be a true and correct translation of the original. IFC may, if it so requires, obtain an English translation of any document or communication received in a language other than English at the cost and expense of the Borrower, the Shareholder, or Spin-Rich, as applicable. IFC may deem any such English translation to be the governing version between the Borrower, the Shareholder or Spin-Rich, as applicable, and IFC.

Section 4.08.                          Benefit of Agreement. This Agreement shall bind and inure to the benefit of the successors and assignees of the parties. However, none of the Relevant Parties may assign or delegate any of its rights or obligations hereunder without the prior written consent of IFC.

Section 4.09.                          Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 4.10.                          Applicable Law and Jurisdiction.

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(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)                                 For the exclusive benefit of IFC, each Relevant Party irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. By the execution of this Agreement, each Relevant Party irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against any Relevant Party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c)                                  Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue any Relevant Party in the United States or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon any Relevant Party in any manner authorized by the laws of any such jurisdiction.

(d)                                 Each Relevant Party hereby irrevocably designates, appoints and empowers CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in the State of New York in respect of this Agreement.

(e)                                  As long as this Agreement remains in force, each Relevant Party shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in New York, New York, United States of America, with respect to this Agreement. Each Relevant Party shall keep IFC advised of the identity and location of such agent. For the purposes of this Section 4.10 (d), each Relevant Party hereby irrevocably designates, appoints and empowers CT Corporation System, with offices currently located at 111 Eighth Avenue. New York, New York 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in the State of New York in respect of this Agreement.

(f)                                   Each Relevant Party also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States of America located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to such Relevant Party, at its address specified pursuant to Section 4.06 (Notices). In such a case, IFC shall also send by facsimile, or have sent by facsimile, a copy of the papers to such Relevant Party.

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(g)                                  Service in the manner provided in Sections 4.10 (e) and (f) in any action, suit or proceeding will be deemed personal service, will be accepted by each Relevant Party as such and will be valid and binding upon such Relevant Party for all purposes of any such action, suit or proceeding.

(h)                                 Each Relevant Party irrevocably waives to the fullest extent permitted by applicable law:

(i)	any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)	any claim that any such action, suit or proceeding has been brought in an inconvenient forum;

(iii)	its right of removal of any matter commenced by IFC in the courts of the State of New York to any court of the United States of America; and

(iv)	any and all rights to demand a trial by jury in any such action, suit or proceeding brought against such party by IFC.

(i)                                     To the extent that any Relevant Party may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which it is a party, from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, such Relevant Party irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(j)                                    Each Relevant Party hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. Each Relevant Party hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

(k)                                 To the extent that any Relevant Party may, in any action, suit or proceeding brought in any of the courts referred to in Section 4.10 (b) or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which such Relevant Party is a party, be entitled to the benefit of any provision of law requiring IFC in such action, suit or proceeding to post

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security for the costs of such Relevant Party, or to post a bond or to take similar action, such Relevant Party hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

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IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be signed in their respective names as of the day and year first above written.

DR. JIN HUANG

By	/s/ Jin Huang
	Name:	Jin Huang
Title:

SPIN-RICH LTD.

By	/s/ Jin Huang
	Name:	Jin Huang
	Title:	Director

AMBOW EDUCATION HOLDING LTD.

By	/s/ Jin Huang
	Name:	Jin Huang
	Title:	Director

INTERNATIONAL FINANCE CORPORATION

By
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be signed in their respective names as of the day and year first above written.

DR. JIN HUANG

By
Name:
Title:

SPIN-RICH LTD.

By
Name:
Title:

AMBOW EDUCATION HOLDING LTD.

By
Name:
Title:

INTERNATIONAL FINANCE CORPORATION

By	/s/ Henrik Elschner Pedersen
	Name:	Henrik Elschner Pedersen
	Title:	Manager, Consumer and Social Services, Asia

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